Exhibit 10.9

CREDIT AGREEMENT

by and among

EMPIRE RESOURCES, INC.
as Borrower,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lead Arranger, Agent,
Swing Line Bank, Issuing Bank and Acceptance Bank

and

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and

the banks party hereto

28 April 2011

Page

Section 1.	Definitions and Accounting Matters.	1
1.01	Certain Defined Terms	1
1.02	Accounting Terms and Determinations.	20
(a)	GAAP Consistently Applied	20
(b)	No Change to Fiscal Year	21
(c)	Financial Covenants Determined on a Consolidated Basis	21
(d)	Terms Generally	21
1.03	Types of Loans	21
Section 2.	Commitments, Loans, Notes and Prepayments.	21
2.01	Loans.	21
(a)	Revolving Loans	21
(b)	Increase in Revolving Loan Commitments	22
(c)	Swing Line Commitment; Banks' Participation	22
(d)	Repayment of Swing Line Loans; Funding of Participations	23
2.02	Borrowings	24
2.03	Letters of Credit	24
(a)	Letter of Credit Request Procedure	24
(b)	Bank Participation in Letters of Credit	24
(c)	Drawings on Letters of Credit; Reimbursement	25
(d)	Borrowing to Fund Reimbursement	25
(e)	Funding of Bank Participation in Letters of Credit	25
(f)	Payments Received by the Issuing Bank	25
(g)	Letter of Credit Fees	25
(h)	Letter of Credit Liability Accounting	26
(i)	Conditions to Issuance	26
(j)	Default Interest	27
(k)	Modifications to Letters of Credit	27
(l)	Company Indemnification	27
(m)	Obligations Absolute	27
(n)	Exculpation	27
2.04	Acceptances	28
(a)	Request for Acceptances	28
(b)	Creation of Acceptances	28
(c)	Bank Participation in Acceptances	29
(d)	Company Payment of Acceptance Liability	29
(e)	Borrowing to Pay Acceptance Liability	29
(f)	Funding of Participation	29
(g)	Accepting Bank's Receipt of Payment	30
(h)	Failure to Rediscount	30
(i)	Default Interest	30
(j)	Appointment of Attorney in Fact	30
2.05	Changes of the Commitment.	31
(a)	Revolving Credit Commitment Termination Date	31
(b)	Optional Termination	31
(c)	No Reinstatement	31
2.06	Commitment Fee	31
2.07	Lending Offices	31
2.08	Several Obligations; Remedies Independent	31
2.09	Evidence of Indebtedness.	31
(a)	Maintenance of Loan Accounts by Banks	31
(b)	Maintenance of Loan Accounts by the Agent	32

i

(continued)
Page

(c)	Effect of Entries	32
(d)	Promissory Notes	32
2.10	Optional Prepayments and Conversions or Continuations of Loans	32
2.11	Mandatory Prepayments.	32
(a)	Borrowing Base	32
(b)	Cover for Letter of Credit Liabilities and Acceptance Liabilities	32
Section 3.	Payments of Principal and Interest.	33
3.01	Repayment of Loans	33
3.02	Interest.	33
(a)	Revolving Loans	33
(b)	Swing Line Loans	33
(c)	Post Default Interest	33
(d)	Payment of Interest	33
Section 4.	Payments; Computations; Etc.	34
4.01	Payments.	34
(a)	Payments Generally	34
(b)	Payments to the Banks	34
(c)	Payments on a Non-Business Day	34
4.02	Computations	34
4.03	Pro Rata Treatment	34
4.04	Minimum Amounts	35
4.05	Certain Notices	35
4.06	Non-Receipt of Funds by the Agent	36
4.07	Sharing of Payments, etc.	36
(a)	Set off	36
(b)	Sharing of Payments on Loan Obligations	37
(c)	Sharing of Benefits of Secured Claim	37
(d)	Certain Deductions by the Agent	37
4.08	Application of Proceeds of Collateral and Subsidiary Guarantee	38
4.09	Noncash Proceeds	38
4.10	Return of Proceeds	38
4.11	Notice of Amount of Obligations	38
4.12	Defaulting Banks.	39
(a)	Required Assignment	39
(b)	Administrative Provisions	39
(c)	Cure of Defaulting Bank Status	40
Section 5.	Yield Protection, Etc.	40
5.01	Additional Costs.	40
5.02	Limitation on Types of Loans	42
5.03	Illegality	42
5.04	Break Funding Compensation	42
5.05	Additional Costs in Respect of Letters of Credit	43
5.06	Taxes.	43
(a)	Payments Free of Taxes	43
(b)	Payment of Other Taxes by the Company	44
(c)	Indemnification by the Company	44
(d)	Evidence of Payments	44
(e)	Status of Banks	44
(f)	FATCA	44
Section 6.	Conditions Precedent.	45

(continued)
Page

6.01	Obligations to Extend Credit	45
(a)	Executed Counterparts	45
(b)	JPMorgan Credit Agreement	45
(c)	Corporate Documents	45
(d)	Good Standing	45
(e)	Officer's Certificate	45
(f)	Borrowing Base Certificate	45
(g)	Opinion of Counsel to the Company	45
(h)	Security Documents	46
(i)	Insurance	46
(j)	No Material Adverse Effect	46
(k)	Fees and Expenses	46
(l)	Subordination Agreement	46
(m)	Other Documents	46
6.02	Initial and Subsequent Extensions of Credit	47
Section 7.	Representations and Warranties.	47
7.01	Corporate Existence	47
7.02	Financial Condition	47
7.03	Litigation	48
7.04	No Breach	48
7.05	Action	48
7.06	Approvals	48
7.07	Use of Credit	48
7.08	ERISA	48
7.09	Taxes	48
7.10	Indebtedness and Investments.	49
(a)	Indebtedness	49
(b)	Investments	49
7.11	True and Complete Disclosure	49
7.12	Subsidiaries	49
7.13	Property	49
7.14	Compliance with Laws and Agreements	50
7.15	Investment Company Status	50
7.16	OFAC Money Laundering Representations	50
7.17	Insurance	51
7.18	Solvency	51
Section 8.	Covenants of the Company.	51
8.01	Financial Statements Etc	51
(a)	Quarterly Financial Statements	51
(b)	Annual Financial Statements	51
(c)	ERISA Events	52
(d)	Borrowing Base Certificate	52
(e)	Collateral Audit	53
(f)	Shareholder Material	53
(g)	Notice of Default	53
(h)	Other Information	53
8.02	Litigation	54
8.03	Existence, Etc	54
(a)	Existence	54
(b)	Compliance with Laws	54

(continued)
Page

(c)	Payment of Obligations	54
(d)	Maintain Property	54
(e)	Books and Records	54
(f)	Inspection	54
8.04	Insurance	55
8.05	Prohibition of Fundamental Changes	55
8.06	Limitation on Liens	55
8.07	Indebtedness	56
8.08	Investments	57
8.09	Leverage Ratio	57
8.10	Tangible Net Worth	57
8.11	No Net Loss	58
8.12	Lines of Business	58
8.13	Dividend Payments	58
8.14	Use of Proceeds	58
8.15	Subordinated Debt	58
8.16	Dormant Subsidiaries	58
8.17	Additional Guarantors; Pledge of Additional Subsidiaries	58
(a)	Subsidiary Guarantee	58
(b)	Secured Documents	58
(c)	Corporate Authorization	59
8.18	Australian Matters	59
(a)	Registration of Floating Charge	59
(b)	Australian Registration	59
8.19	Amendment to Organizational Documents	59
8.20	Capital Expenditures	59
8.21	Transactions with Affiliates	59
8.22	Post Closing Obligations.	59
(a)	Insurance	60
(b)	Imbali Corporate Documents	60
(c)	Pledge of Imbali Stock	60
Section 9.	Events of Default.	60
9.01	Events of Default	60
(a)	Payment Default	60
(b)	Cross Default	60
(c)	Representations and Warranties	60
(d)	Covenant Defaults	61
(e)	Failure to Pay Debts	61
(f)	Voluntary Insolvency Proceedings	61
(g)	Involuntary Insolvency Proceedings	61
(h)	Judgment Default	61
(i)	ERISA Events	61
(j)	Change of Control	62
(k)	Security Documents	62
(l)	Quad Avenue Loan Agreement	62
9.02	Cover for Contingent Obligations	62
Section 10.	The Agent.	63
10.01	Appointment, Powers and Immunities	63
10.02	Reliance by Agent	63
10.03	Defaults	63

(continued)
Page

10.04	Rights as a Bank	64
10.05	Indemnification	64
10.06	Non-Reliance on Agent and Other Banks	64
10.07	Failure to Act	65
10.08	Resignation or Removal of Agent	65
10.09	Agency Fee	65
10.10	Consents under Other Basic Documents	65
10.11	Pendency of Insolvency	65
(a)	Filing Claims	65
(b)	Collection of Funds	66
10.12	Permitted Release of Collateral.	66
(a)	Automatic Release	66
(b)	Written Release	66
(c)	Other Authorized Release and Subordination	66
10.13	Powers and Immunities of Fronting Banks	66
10.14	Perfection by Possession and Control; Deposit Accounts	67
10.15	Bank Affiliates Rights	67
10.16	Other Agents	68
Section 11.	Miscellaneous.	68
11.01	Waiver	68
11.02	Notices.	68
(a)	General Address for Notices	68
(b)	Electronic Communications	68
(c)	Electronic Transmission System	69
(d)	Communications Through the Platform	69
11.03	Expenses, etc	69
11.04	Amendments, Etc	70
11.05	Successors and Assigns	70
11.06	Assignments and Participations.	71
(a)	Assignments by Banks.	71
(b)	Maintenance of Register by the Agent	72
(c)	Effectiveness of Assignments	72
(d)	Participations	72
(e)	Limitations on Rights of Participants	72
(f)	Certain Pledges	72
(g)	No Assignments to the Company or Affiliates	73
11.07	Survival	73
11.08	Captions	73
11.09	Counterparts	73
11.10	Governing Law; Submission to Jurisdiction	73
11.11	Waiver of Jury Trial	74
11.12	Severability	74
11.13	Independence of Covenants	74
11.14	PATRIOT ACT PROVISION	74
11.15	No Fiduciary Relationship	74
11.16	Construction	74
11.17	Interest Rate Limitation.	74
(a)	Limitation to Maximum Rate; Recapture	74
(b)	Cure Provisions	75
11.18	Waiver of Consequential Damages, etc	75

v

(continued)
Page

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Borrowing Base Certificate
EXHIBIT C	–	Form of Security Agreement
EXHIBIT D	–	Form of Subsidiary Guarantee
EXHIBIT E	–	Form of Assignment and Assumption
EXHIBIT F	–	Form of Increased Commitment Supplement
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Form of Subordination Agreement
EXHIBIT I	–	Form of Borrowing Request
EXHIBIT J	–	Form of Notice of Prepayment, Conversion and Continuation
EXHIBIT K	–	Subordination Terms

SCHEDULE A	–	Commitments
SCHEDULE I	–	Indebtedness
SCHEDULE II	–	Investments
SCHEDULE III	–	Subsidiaries
SCHEDULE IV	–	Existing Letters of Credit

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is dated as of April 28, 2011, by and among EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent for the Secured Parties defined below (in such capacity, together with its successors in such capacity, the "Agent"), and each of the lenders that is a signatory hereto identified under the caption "Banks" on the signature pages hereto (including Rabobank) or that, pursuant to Section 2.01(b) or 11.06(b) hereof shall become a "Bank" hereunder (individually, a "Bank", and collectively, the "Banks").

RECITALS:

The Company has requested that the Banks extend credit to the Company and the Banks are prepared to extend such credit upon the terms and conditions hereof.  Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.

Definitions and Accounting Matters.

1.01           Certain Defined Terms.  As used herein, the following terms have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"6900 Quad Avenue, LLC" means 6900 Quad Avenue, LLC a Delaware limited liability company.

"Acceptance" means a draft drawn by the Company on the Accepting Bank payable to the order of the Accepting Bank in Dollars, conforming to the requirements of Section 2.04 hereof and accepted by the Accepting Bank in accordance with Section 2.04(b) hereof.

"Acceptance Liability" means, with respect to any Acceptance, the obligation of the Company to pay to the Agent, for account of the Accepting Bank, the face amount thereof as required by Section 2.04(d) hereof.

"Accepting Bank" means Rabobank, as the Bank that creates and discounts Acceptances pursuant to Section 2.04 hereof together with its successors and assigns in such capacity.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent which will be prepared by the applicable Bank and delivered to the Agent.

"Advance Date" has the meaning assigned to such term in Section 4.06 hereof.

"Affiliate" means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.  Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company.

"Agent Parties" has the meaning assigned to such term in Section 11.02(c) hereof.

"Agreement" means this Credit Agreement, as the same may be amended, restated supplemented, amended and restated or otherwise modified in accordance with terms hereof and in effect from time to time.

"All-in Rate" means, with respect to any Acceptance, a rate per annum specified by Rabobank to the Company at the time of the creation of such Acceptance.

"Applicable Lending Office" means, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated from time to time by such Bank for such Type of Loan as the office by which its Loans of such Type are to be made and maintained.

"Applicable Margin" means (i) one percent (1.00%) as it relates to the Base Rate, (ii) two and one-half percent (2.50%) as it relates to the Money Market Rate, (iii) two and one-half percent (2.50%) as it relates to the Eurodollar Rate and (iv) with respect to Swing Line Loans, two and one-half percent (2.50%) or such other percentage agreed to by the Company and the Swing Line Bank from time to time.

"Approved Fund" means (a) a CLO and (b) with respect to any Bank that is a fund which invests in whole or in material part in bank loans and similar extensions of credit, any other fund that invests in whole or in material part in bank loans and similar extensions of credit and is administered or managed by the same investment adviser as such Bank or by an Affiliate of such investment adviser.  As used herein, the term "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in whole or in material part in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of a Bank.

"ASIC" means the Australian government authority known as the "Australian Securities & Investments Commission.

"Assignment and Assumption" means an Assignment and Assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 11.05) and accepted by the Agent, substantially in the form of Exhibit E or any other form approved by the Agent and the Company.

"Australia" means the Commonwealth of Australia.

"Australian Effective Date" means, with respect to any Australian State or Territory, the date on which each of the following conditions has been satisfied:

(a)           a Floating Charge with respect to all Receivables located in such State or Territory, has been duly executed and delivered by the Company and the Agent;

(b)           a duly executed and undated Australian ASIC Form 309 to enable ASIC registration of the Floating Charge in Australia if the Company is, or becomes at any time, Australian Registered or such other form as may then be required by applicable law to register the Lien created by the Floating Charge, has been delivered by the Company to the Agent's Australian counsel;

(c)           the Floating Charge has been stamped in the relevant State or Territory (if applicable) or arrangements for stamping acceptable to the Agent are in place, and that all other fees, costs and expenses with respect to the execution and delivery of such Floating Charge has been paid;

(d)           evidence that the Company is not, and does not intend to become, Australian Registered (or that it has been so registered and has complied with its obligations under Section 8.18(a) hereof); and

(e)           the Company's Australian counsel (such counsel being acceptable to the Agent) has furnished to the Agent and the Banks a legal opinion (in form satisfactory to the Agent) with respect to the enforceability and priority under Australian law of the Floating Charge over the Receivables purported to be covered thereby.

"Australian Receivables" means, as at any date, the aggregate amount of all Receivables at such date payable to the Company that would constitute Tier I Eligible Receivables or Tier II Eligible Receivables but for the fact that the principal place of business of the relevant account debtor is in Australia and/or such Receivables are payable in lawful money of Australia.

"Australian Registered" means registered as a foreign company under the Corporations Act 2001 (Cth), or any successor legislation of the parliament of the Commonwealth of Australia.

"Bank" has the meaning set forth in the introductory paragraph to this Agreement.  Unless the context otherwise requires, the term "Bank" includes each Fronting Bank.

"Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended from time to time.

"Base Rate" means for any day, a rate per annum equal to the greatest of (a) the rate of interest most recently announced by Rabobank as its base rate in effect at its principal office in New York City, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (c) the Eurodollar Rate plus 1.00%.  Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

"Basic Documents" means, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and all other documentation now or hereafter executed and/or delivered pursuant to the express terms of any of the foregoing.

"Basel Accord" means the proposals in effect as of the date hereof for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices, as amended, supplemented or otherwise modified and in effect from time to time or any replacement thereof.

"Borrowing Base" means, as at any date, the sum of (a) minus (b) calculated without duplication as of such date where:

(a)           equals the sum of:

(i)         if and to the extent requested by the Company, 85% of Eligible Net Liquidating Value of Brokerage Accounts; plus

(ii)         90% of the aggregate amount of Tier I Eligible Receivable; plus

(iii)         80% of the aggregate amount of Tier II Eligible Receivables; provided that in no event shall the aggregate amount of the Tier II Eligible Receivables included in the Borrowing Base under this clause (iii) exceed $15,000,000, plus

(iv)         70% of the aggregate amount of Australian Receivables; provided that (A) no Australian Receivable shall be included in the Borrowing Base unless the Australian Effective Date has occurred with respect to the State or Territory in which the account debtor of such Australian Receivables is located, and (B) in no event shall the aggregate amount of the Australian Receivables included in the Borrowing Base exceed an amount equal to 10% of the Borrowing Base; plus

(v)         80% of the aggregate amount of Eligible Inventory Ordered Under L/C; plus

(vi)         80% of the aggregate amount of Eligible Inventory; provided that in no event shall the aggregate amount of the Eligible Inventory included in the Borrowing Base exceed an amount equal to 65% of the Borrowing Base; plus

(vii)         without duplication of clause (vi) above, 65% of the aggregate amount of unsold metal Inventory (which, but for the absence of a hedge would constitute Eligible Inventory and valued at the lower of cost (as determined using the specific identification method) or market in accordance with GAAP); provided that in no event shall the aggregate amount of such unsold metal Inventory included in the Borrowing Base under this clause (vii) exceed $12,500,000 and in no event shall the aggregate amount of unsold stainless steel Inventory included in the Borrowing Base under this clause (vii) exceed $5,000,000, plus

(viii)         80% of the aggregate amount of Pledged Securities, plus

(ix)         100% of the aggregate amount of Pledged Cash, and

(b)           equals 100% of the aggregate amount of reserves established at any time and from time to time after the Closing Date by either the Agent or the Required Banks, which reserves are determined by the applicable Person to be necessary to protect the Banks' interests, such determination to be made in the applicable Person's judgment, in good faith and based on information which, in its judgment, supports such determination.  In the event of any conflict between the reserves established by the Agent and the reserves established by the Required Banks, the reserves established by the Required Banks shall control.  Reserves established under this clause (b) may include reserves for: (i) rent at any location leased or owned by the Company at which Inventory is located unless a landlord and/or mortgagee lien waiver or subordination has been obtained, (ii) shipping costs with respect to any Inventory held by a third party shipping company and (iii) accrued and unpaid warehouse and other storage charges with respect to any Inventory held at third party warehouses.  Any establishment of reserves under this clause (b) shall be effective on the date the Company receives Agent's written notice of the amount thereof.

The Borrowing Base shall be determined at any time based on the Borrowing Base Certificate then most recently delivered or, if acceptable to the Agent, as otherwise certified by the Company to the Agent and the Banks.  Receivables denominated in a currency other than Dollars shall be reported in the Borrowing Base based on the Dollar equivalent thereof determined as of the date of the preparation of the Borrowing Base.

"Borrowing Base Certificate" means a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

"Borrowing Request" has the meaning assigned to such term in Section 2.02 hereof.

"Business Day" means (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of a payment or prepayment of principal of or interest on a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, or the determination of the Eurodollar Rate, any day on which dealings in Dollar deposits are carried out in the London interbank market.

"Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Closing Date" means the date on which this Agreement becomes effective pursuant to satisfaction or waiver (pursuant to Section 11.04 hereof) of the conditions precedent set forth in Section 6.01.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means the property over which a Lien has been granted to the Agent pursuant to the Security Documents.

"Collateral Account" means a segregated collateral account or accounts maintained by the Agent on behalf of the Secured Parties, which shall be under the sole dominion and control of the Agent.

"Commitment" means, as the context may require, the Revolving Loan Commitment or the Swing Line Commitment.

"Commitment Increase" has the meaning assigned to such term in Section 2.01(b) hereof.

"Communications" has the meaning assigned to such term in Section 11.02(a) hereof.

"Company" has the meaning assigned to such term in the preamble hereof.

"Compliance Certificate" has the meaning assigned to such term in the last sentence of Section 8.01 hereof.

"Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

"Contract Rate" has the meaning assigned to such term in Section 11.17(a) hereof.

"Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.10 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

"Credit Exposure" means, at any time, the aggregate principal amount of all Loans, Acceptance Liabilities and Letter of Credit Liabilities outstanding at such time.  The Credit Exposure of any Bank at any time shall be the sum of such Bank's Revolving Credit Loans and its Fronting Exposure at such time.

"Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

"Defaulting Bank" means:  (a) a Bank that has defaulted on its obligation to fund Loans hereunder or make any other payment required hereby for two (2) or more Business Days unless such Bank notifies the Agent and the Company in writing that such failure is the result of such Bank's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; (b) a Bank that has had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Bank or its parent or its or its parent's debts, or of a substantial part of its or its parent's assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Bank or its parent or for a substantial part of its or its parent's assets; (c) a Bank that shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing; (d) a Bank that has, for two (2) or more Business Days, failed to confirm in writing to the Agent, in response to a written request of the Agent, that it will comply with its funding obligations under this Agreement unless such Bank notifies the Agent and the Company in writing that such failure is the result of such Bank's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; or (e) has notified the Agent or the Company, or has made a public statement to the effect, that it does not intend to comply with its funding obligations under this Agreement, or has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement in which it commits to extend credit (unless such writing or public statement relates to such Bank's obligation to fund a Loan hereunder and states that such position is based on such Bank's determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied).

"Deposit Obligations" means all obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to any Bank or any Affiliate of any Bank arising pursuant to any deposit, lock box, automated clearing house or cash management arrangements entered into by any Bank or any Affiliate of any Bank with the Company or any Subsidiary, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all reasonable fees, costs, and expenses (including reasonable attorneys' fees and expenses) provided for in the documentation executed in connection therewith.  The term "Deposit Obligations" includes any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

"Dividend Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same, but excluding dividends payable solely in shares of common stock of the Company.

"Dollars" and "$" means lawful money of the United States of America.

"Dormant Subsidiary" means any Subsidiary that does not have any Property or liabilities.  As of the Closing Date, the Dormant Subsidiaries are identified on Schedule III.

"Effective Date" has the meaning assigned to such term in Section 2.01(b) hereof.

"Eligible Inventory" means, as at any date, the aggregate value of all Inventory (valued at the lower of cost (as determined using the specific identification method) or market value in accordance with GAAP):

(a)           that is owned by the Company as at such date, free and clear of all Liens, except for Liens permitted under clauses (a), (b) and (c) of Section 8.06 hereto,

(b)           that is (i) in possession of the Company in the United States of America, (ii) on a vessel bound for the United States of America, Canada or other jurisdiction acceptable to the Required Banks, the title of which is governed by a non-negotiable bill of lading or other title document made out to the order of the Agent or the Company or covered by a negotiable bill of lading or other title document that has been delivered to the Agent, (iii) held at a third party warehouse located in the United States, the title of which is governed by a non-negotiable warehouse receipt or other title document made out to the order of the Company or covered by a negotiable warehouse receipt or other title document that has been delivered to the Agent, (iv) held at a location in the United States that is controlled by a third party engaged in the business of storing goods of others for hire that does not issue either negotiable or non-negotiable documents of title as long as the goods stored by such third party on behalf of the Company are readily identifiable to the Company in a manner reasonably acceptable to the Agent; (v) in possession of a Permitted Bailee at a location in the United States of America; or (vi) in transit in the United States of America to or from a warehouse or other storage facility controlled by the Company, a Permitted Bailee or of the type described in clauses (iii), (iv) or (v) of this clause (b),

(c)           that is subject to a perfected first priority Lien in favor of the Agent,

(d)           that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale,

(e)           that either (i) one or more customers of the Company has agreed to purchase at a predetermined fixed price or (ii) is the subject of a hedge arrangement acceptable to the Required Banks protecting the Company against fluctuations in the price of such Inventory,

(f)           that is insured as to casualty loss by an insurance company acceptable to the Required Banks pursuant to an insurance policy acceptable to the Required Banks on which the Agent has been named additional insured or loss payee, as applicable,

(g)           that is not damaged, obsolete, slow moving or not currently saleable in the normal course of the Company's operations,

(h)           that is not Inventory that the Company or the Company's customer has returned, has attempted to return, is in the process of returning or intends to return,

(i)           that has not been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding, and

(j)           that is not Inventory the Agent has otherwise deemed ineligible at any time and from time to time, such determination to be made in the Agent's judgment, in good faith and based on information which, in its judgment, supports such determination.

"Eligible Inventory Ordered Under L/C" means, as at any date, the aggregate purchase price payable for all Inventory (not otherwise included in the Borrowing Base): (a) that the Company has contracted to purchase pursuant to a purchase contract in which the Agent has a first priority perfected Lien; (b) whose purchase price is secured by a commercial Letter of Credit issued by the Issuing Bank payable at sight; (c) that is to be delivered to the Company prior to the Revolving Credit Commitment Termination Date; and (d) that, upon receipt by the Company and payment under the Letter of Credit, will constitute Eligible Inventory.

"Eligible Net Liquidating Value in Brokerage Accounts" means, as of any date of determination, the aggregate amount of the net liquidating value of all commodities accounts of the Company held with commodity intermediaries acceptable to the Agent in which the Agent has been granted a Lien which has been perfected pursuant to the execution and delivery of one or more control agreements among the Agent, the Company and the applicable commodity intermediaries in form and substance acceptable to the Agent and that is free and clear of any other Liens other than customary Liens in favor of the applicable commodity intermediary securing obligations arising in connection with the operation of such commodity account in the ordinary course.

"Eligible Receivables" means, as at any date, the aggregate amount of all Receivables at such date payable to the Company other than the following (determined without duplication):

(a)           any Receivable not payable in Dollars or in lawful money of Canada,

(b)           any Receivable due from an account debtor whose principal place of business is (i) located in Australia or (ii) otherwise not located in the United States of America or Canada and with respect to this clause (ii) only, which are not: (A) backed by a bank letter of credit naming the Agent as beneficiary or assigned to the Agent, in the Agent's possession and acceptable to the Agent in all respects, such determination to be made in the Agent's judgment and in good faith or (B) covered by a foreign receivables insurance policy acceptable to the Agent, such determination to be made in the Agent's judgment and in good faith,

(c)           any Receivable owing from an Affiliate of the Company,

(d)           any Receivable owing from an account debtor that the Required Banks (through the Agent) have notified the Company does not have a satisfactory credit standing (as determined by the Required Banks, such determination to be made in each of their respective judgments, in good faith and based on information which, in their respective judgments, supports such determination),

(e)           any Receivable that remains unpaid for more than 60 days after the original due date thereof,

(f)           all Receivables of any account debtor if more than 50% of the aggregate amount of the Receivables owing from such account debtor shall at the time have remained unpaid for more than 60 days after the original due date thereof,

(g)           any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

(h)           any Receivable evidenced by an Instrument (as defined in the Uniform Commercial Code as in effect in the State of New York) not in the possession of the Agent,

(i)           any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement,

(j)           any Receivable that is payable more than 90 days after the date of the original invoice therefor,

(k)           any Receivable owed by any governmental authority, whether foreign or domestic (provided, however, that there shall be included in Eligible Receivables that portion of Receivable owed by such governmental authority for which the Company has provided evidence satisfactory to the Agent that (i) the Agent has a first priority perfected security interest in such Receivable and (ii) such Receivable may be enforced by the Agent directly against such governmental authority under all applicable laws),

(l)           any Receivable that has arisen in a transaction in which the Customer's obligations have been subcontracted to a third party or is assured by a performance, completion or other bond, and

(m)           any Receivable with respect to which the Agent does not have a first priority, perfected Lien on behalf of the Banks or which is subject to any other Lien.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

"Eurodollar Base Rate" means, with respect to any Eurodollar Loan for any Interest Period therefor, the rate of interest per annum determined on the basis of the offered rates for deposits in Dollars in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Bloomberg page BBAM, pg. 1 (Official BBA LIBO Fixings) (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (the rate determined pursuant to this sentence, herein the "Page Rate"); provided that in the event that the Page Rate is not available at such time for any reason, the "Eurodollar Base Rate" for the purposes of this definition shall instead be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) offered to Rabobank or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period.  For purposes of determining the Eurodollar Rate as that term is used in the definition of the term "Base Rate", the Eurodollar Base Rate means, as of any day, the rate of interest per annum determined on the basis of the offered rates for deposits in Dollars in the London interbank market for a one month interest period appearing on Bloomberg page BBAM, pg. 1 (Official BBA Libor Fixings) (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 a.m., London time, on such day or if such day is not a Business Day on the immediately preceding Business Days.

"Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

"Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.  The term "Eurodollar Rate" as that term is used in the definition of the term "Base Rate", means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate divided by 1 minus the Reserve Requirement (if any).

"Event of Default" has the meaning assigned to such term in Section 9 hereof.

"Excluded Taxes" means, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder:  (a) taxes imposed on or measured by its overall net income by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Applicable Lending Office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Obligor is located, (c) in the case of a Foreign Bank any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank's failure (or inability) to comply with Section 5.06(e), except to the extent that such Foreign Bank's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 5.06, and (d) any Taxes imposed on any "withholdable payment" as a result of the failure of a recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

"FATCA" means Sections 1471 through 1474 of the Code, as in effect on the date hereof, including any amendments made thereto after the date of this Agreement, and any current or future regulations or official interpretations thereof.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Rabobank from three Federal funds brokers of recognized standing selected by it.

"Floating Charge" means a Deed of Charge, in form and substance satisfactory to the Banks, that creates a charge under Australian law with respect to the Company's present and future, right, title and interest in specified Receivables.

"Foreign Bank" means any Bank that is organized under the laws of a jurisdiction that is not the United States of America or a jurisdiction located therein.

"Fronting Banks" means the Swing Line Bank, the Issuing Banks and the Acceptance Bank.

"Fronting Exposure" means, at any time, the aggregate principal amount of all Swing Line Loans, Acceptance Liabilities and Letter of Credit Liabilities outstanding at such time.  The Fronting Exposure of any Bank at any time shall be its Revolving Loan Commitment Percentage of the total Fronting Exposure at such time.

"GAAP" means generally accepted accounting principles in the United States of America.

"Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.  The terms "Guarantee" and "Guaranteed" used as a verb has a correlative meaning.

"Guarantors" means each Subsidiary of the Company that executes and delivers a Subsidiary Guarantee.

"Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any other similar transaction governed by an ISDA Master Agreement.

"Hedging Obligations" means all obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to any Bank or any Affiliate of any Bank, arising pursuant to any Hedging Agreements entered into by such Bank or Affiliate with the Company or any Subsidiary, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including all fees, costs, and expenses (including attorneys' fees and expenses) provided for in such Hedging Agreements.  The term "Hedging Obligations" includes any and all post petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

"Imbali Facility" means Indebtedness of Imbali Metals Bvba consisting of a revolving working capital facility provided by ING Belgium S.A./N.V., in a principal amount not to exceed €10,000,000 at any one time outstanding, and any extensions, renewals, refinancing and replacements of any such facility that do not increase the outstanding principal amount thereof or result in an earlier maturity date thereof.

"Imbali Guarantee" means a Guarantee by the Company of the Imbali Facility, which Guarantee shall be subordinated to the Obligations pursuant to the Subordination Agreement.

"Impacted Bank" means (a) a Defaulting Bank or (b) a Bank if its or its parent's senior unsecured debt rating has dropped below BBB+ by Standard & Poors or Baa1 by Moody's.  Each Bank agrees to notify the Agent promptly if its or its parent's senior unsecured debt rating has dropped below BBB+ by Standard & Poors or Baa2 by Moody's.

"Increased Commitment Supplement" means an Increased Commitment Supplement substantially in the form of Exhibit F hereto.

"Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Interest Period" means,

(a)           with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

(b)           with respect to any Money Market Loan, each period of seven, 30, 60 or 90 days as the Company may select as provided in Section 4.05 hereof.

Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

"Inventory" means semi-finish aluminum and steel products and aluminum billets.

"Investment" means, for any Person:  (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

"Issuing Bank" means Rabobank in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity.  The Company may, in its discretion, arrange for one or more Letters of Credit to be issued by any other Bank, in which case the term Issuing Bank shall include any such Bank with respect to Letters of Credit issued by such Bank.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term Issuing Bank shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate, together with its successors and assigns in such capacity.

"JPMorgan" means JPMorgan Chase Bank, National Association together with its successors and assigns.

"Letter of Credit" has the meaning assigned to such term in Section 2.03 hereof. On the Closing Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Banks hereunder, each of letters of credit described on Schedule IV hereto shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

"Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be amended, supplemented or otherwise modified and in effect from time to time.

"Letter of Credit Interest" means for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

"Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit.

"Leverage Ratio" means, at any time, the ratio of (a) Total Liabilities at such time minus the amount of Subordinated Debt at such time to (b) Tangible Net Worth of the Company at such time.

"Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.  For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

"Loan Obligations" means all obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to the Agent and the Banks arising pursuant to any of the Basic Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Company or any Subsidiary to repay the Loans, the Letter of Credit Liabilities, Acceptance Liabilities, interest on the Loans, Letter of Credit Liabilities and Acceptance Liabilities, and all reasonable fees, costs, and expenses (including reasonable attorneys' fees and expenses) provided for in the Basic Documents.  The term "Loan Obligations" includes any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

"Loans" means, as the context may require, a Revolving Loan or a Swing Line Loan of any Type.

"Margin Stock" means "margin stock" within the meaning of Regulations T, U and X.

"Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Non-Dormant Subsidiaries (on a consolidated basis), (b) the ability of the Company or any of its Non-Dormant Subsidiaries to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

"Maturity Date" means, with respect to any Acceptance, the maturity date of the draft whose acceptance hereunder by the Accepting Bank created such Acceptance.

"Maximum Rate" has the meaning assigned to such term in Section 11.17(a) hereof.

"Money Market Loans" means loans that bear interest at a rate based on the Money Market Rate.

"Money Market Rate" means, with respect to any Money Market Loan for any Interest Period therefor, the highest interest rate per annum quoted by the Reference Banks to the Agent for such Loan for such Interest Period as the applicable rate therefor.  For purposes of this definition, the term "Reference Banks" means JPMorgan, Rabobank and any other Bank selected by the Agent at any time and approved by the Company.  If at any time a Person that is listed as a Reference Bank is no longer a Bank hereunder, such Person shall no longer be a Reference Bank hereunder.

"New Bank" has the meaning assigned to such term in Section 2.01(b) hereof.

"Non-Dormant Subsidiary" means any Subsidiary of the Company that is not a Dormant Subsidiary.

"Notes" means the promissory notes in substantially the form of Exhibit A hereto provided for by Section 2.09 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

"Obligations" means all Loan Obligations, the Hedging Obligations and all Deposit Obligations.

"Obligors" means, collectively, the Company and the Guarantors.

"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Basic Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Basic Document.

"Participant" has the meaning assigned to such term in Section 11.05 hereof.

"Payor" has the meaning assigned to such term in Section 4.06 hereof.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Bailee" means a Person identified as a party in possession of Collateral; provided that each of the following has been complied with:  (a) the Company has protected its interest in the Collateral held by such Person pursuant to the requirements of the UCC of the applicable jurisdiction (including, if applicable, the filing of financing statements in the proper jurisdictions and notification to such Person's secured creditors of the Company's ownership interest in, and the Agent's Liens on, the property held by such Person), to the reasonable satisfaction of the Agent, (b) such Person has executed such documentation as the Agent may request to acknowledge the Agent's Lien in and to the Collateral held by such Person and (c) the Company has delivered such other documentation as the Agent may reasonably request to create, perfect or protect the Lien of the Agent in the Collateral held by such Person.  None of the following parties are required to be "Permitted Bailee" hereunder:  (i) third party shipping and warehouse companies that issue non-negotiable or negotiable bills of lading or other title documents and (ii) third parties engaged in the business of storing goods of others for hire that do not issue either negotiable or non-negotiable documents of title as long as the goods stored by such third party on behalf of the Company are readily identifiable to the Company in a manner reasonably acceptable to the Agent.

"Permitted Investments" means:  (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Rating Service or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) municipal bonds with a credit rating acceptable to the Required Banks.

"Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Platform" has the meaning assigned to such term in Section 11.02(a) hereof.

"Plan" means an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

"Pledged Cash" means deposit accounts maintained at any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 which are subject to control agreements in favor of the Agent (which must be in form and substance acceptable to the Agent) and are otherwise subject to a first priority, perfected security interest in favor of the Agent.

"Pledged Securities" means Permitted Investments that are pledged to, and under the dominion and control of, the Agent pursuant to documents satisfactory to the Required Banks creating a first priority, perfected security interest in favor of the Agent.

"Post-Default Rate" means a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, (x) if the amount with respect to which interest at the Post-Default Rate is payable is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(a)(ii) hereof and, thereafter, the rate provided for above in this definition, (y) if the amount so in default is the face amount of any Acceptance, 2% plus the All-in Rate for such Acceptance, and (z) if the amount with respect to which interest at the Post-Default Rate is payable is principal of a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(a)(iii) or Section 3.02(b)(ii) hereof, as applicable, and, thereafter, the rate provided for above in this definition).

"Principal Shareholders" means Nathan S. Kahn and Sandra R. Kahn.

"Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"Quad Avenue Loan Agreement" means the Loan Agreement dated as of December 27, 2004 between 6900 Quad Avenue, LLC and JPMorgan, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

"Quad Avenue Subsidiary" means 6900 Quad Avenue, LLC, unless such Person owns any property (real or otherwise) other than the approximately 122,000 square foot warehouse located at 6900 Quad Avenue, Baltimore, Maryland.

"Quarterly Dates" means the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

"Rabobank" has the meaning set forth in the introductory paragraph herein.

"Receivables" means, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company in respect of Inventory sold and shipped to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company shall be deemed to be outstanding until such check or draft has been debited to the account of the Company) and net of any applicable taxes.

"Register" has the meaning set forth in Section 11.05.

"Regulations D, T, U and X" means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.  The Dodd Frank Wall Street Reform and Consumer Protection Act, any new Basel Accord, and all requests, rules, guidelines, and directives promulgated under any of the foregoing shall be deemed to be a "Regulatory Change ", regardless of the date enacted or adopted.

"Reimbursement Obligations" means, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

"Required Banks" means Banks having 51% of the aggregate amount of the Revolving Loan Commitments or, if the Revolving Loan Commitments have terminated, Banks holding at least 51% of the aggregate amount of the Credit Exposure.  If at the time of the calculation of the Required Banks, one or more Defaulting Banks exists, the Credit Exposure and unused Revolving Loan Commitments of each Defaulting Bank shall be excluded from both the numerator and denominator of the calculation.

"Required Payment" has the meaning assigned to such term in Section 4.06 hereof.

"Reserve Requirement" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

"Revolving Credit Commitment Termination Date" means June 30, 2014.

"Revolving Loan Commitment" means, as to each Bank, the obligation of such Bank to make Loans and to acquire a participation in Letters of Credit and Acceptances in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name under the caption "Commitment" on Schedule A attached hereto and incorporated herein by reference (as the same may be reduced from time to time pursuant to Section 2.05 hereof and increased pursuant to Section 2.01(b) hereof).  The aggregate amount of the Revolving Loan Commitments on the Closing Date is $200,000,000.

"Revolving Loan Commitment Percentage" means, with respect to any Bank and except as set forth in clause (b) below:

(a)           the ratio of (i) the amount of the Revolving Loan Commitment of such Bank to (ii) the aggregate amount of the Revolving Loan Commitments of all of the Banks; provided that if at the time of the calculation one or more Defaulting Banks exists, the Revolving Loan Commitment Percentages are subject to reallocation as provided in Section 4.13, and

(b)           with respect to any Bank in respect of any indemnity claim under Section 10.05 arising out of an action or omission of the Agent under this Agreement, the ratio of (i) the amount of the Revolving Loan Commitment of such Bank to (ii) the aggregate amount of the Revolving Loan Commitments of all of the Banks.

If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Commitment Percentage shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments.

"Revolving Loans" means the loans provided for in Section 2.01 hereof, which may be Base Rate Loans, Eurodollar Loans and/or Money Market Loans.

"Secured Parties" means the Agent, the Banks and each Affiliate of a Bank who is owed any portion of the Obligations.

"Security Agreement" means the Security Agreement among the Company, the Guarantors and the Agent, substantially in the form of Exhibit C hereto, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

"Security Documents" means, collectively, the Security Agreement, the Subsidiary Guarantee, each Floating Charge (but only after the Australian Effective Date), the Share Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement and the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, and each other security agreement or other document executed and delivered pursuant to the Security Agreement, each Floating Charge and the Share Pledge Agreement to secure any of the Obligations.

"Share Pledge Agreement" means that certain Share Pledge Agreement dated the date hereof between the Company and the Agent pursuant to which the Company pledges 65% of the Capital Securities issued by Imbali Metals Bvba, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

"Subordination Agreement" means that certain Subordination Agreement among the Company, the Agent and the lenders under the Imbali Facility (or an agent on their behalf) substantially in the form of Exhibit H hereto, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

"Subordinated Debt" means unsecured Indebtedness of the Company that is: (a) provided to the Company substantially on the terms set forth on Exhibit K hereto or on such other or different terms as shall be acceptable to the Required Banks in their sole discretion, (b) subordinated to the Obligations on terms outlined on Exhibit K or on such other or different subordination terms, as shall be acceptable to the Required Banks in their sole discretion and (c) not guaranteed by any Obligor unless such guarantee is subordinated to obligations of such Obligor under the Basic Documents on terms similar to those outlined on Exhibit K or on such other or different subordination terms, as shall be acceptable to the Required Banks in their sole discretion.

"Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity has or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"Subsidiary Guarantee" means the Subsidiary Guarantee in favor of the Agent substantially in the form of Exhibit D hereto as the same may be amended or otherwise modified from time to time.

"Swing Line Bank" means, subject to the terms of this Agreement, Rabobank.

"Swing Line Commitment" has the meaning assigned to such term in Section 2.01(c) hereof.

"Swing Line Loan" has the meaning assigned to such term in Section 2.01(c) hereof.

"Tangible Net Worth" means, as at any date for any Person, the sum for such Person (determined without duplication in accordance with GAAP), of the following:

(a)           the amount of common stock; plus

(b)           the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus

(c)           accumulated other comprehensive income; plus

(d)           the amount of any Subordinated Debt; minus

(e)           the sum of the following:  (i) the aggregate amount of Investments other than Permitted Investments plus (ii) the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 2010.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

"Tier I Eligible Receivables" means, on any date, all Eligible Receivables that are: (a) owed by account debtors who maintain an investment grade credit rating from a third party rating agency acceptable to the Required Banks, (b) insured by a credit insurance company acceptable to the Required Banks under a credit insurance policy that is acceptable to the Required Banks and to which the Agent is named as an additional insured or loss payee, as applicable, provided that an Eligible Receivable that qualifies as a Tier I Eligible Receivable under this clause (b) shall only be a Tier I Eligible Receivable to the extent of the insured amount thereof or (c) otherwise approved by the Required Banks as "Tier I Eligible Receivables".

"Tier II Eligible Receivables" means, on any date, all Eligible Receivables that are either not covered by, or are in excess of the insured limits set by, an acceptable credit insurance policy issued by an acceptable insurance company under which the Agent is a named additional insured or loss payee, as applicable; provided that the aggregate amount of Tier II Eligible Receivables owed by any one account debtor and its affiliates shall not exceed an aggregate amount equal to $3,000,000 unless the Required Banks otherwise approve.

"Total Liabilities" means, as at any date, the sum, for the Company (determined without duplication in accordance with GAAP), of the following:  (a) all Indebtedness (including obligations of the Company in respect of letters of credit or similar instruments issued or accepted for account of such Person) and (b) all other liabilities that should be classified as liabilities on a balance sheet, including all reserves (other than general contingency reserves), but excluding all deferred taxes and other deferred items.

"Type" has the meaning assigned to such term in Section 1.03 hereof.

"UCC" means the Uniform Commercial Code as adopted in the State of New York.

1.02           Accounting Terms and Determinations.

(a)           GAAP Consistently Applied.  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)           No Change to Fiscal Year.  To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(c)           Financial Covenants Determined on a Consolidated Basis.  Any and all financial information delivered pursuant to Section 8.01(a) and (b) shall be prepared on a consolidated basis for the Company and its Subsidiaries except as otherwise specifically required thereby.  Any and all calculations made hereunder for purposes of determining compliance with the financial covenants set forth in Sections 8.09 through 8.11 shall be on a consolidated basis for the Company and its Subsidiaries.

(d)           Terms Generally.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or other modifications set forth therein or herein); (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns; (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement; (e) reference herein to any law or regulation shall be construed to include any amendment, replacement or other modification thereto; and (f) terms that are used herein, defined in the UCC and not otherwise defined herein shall have the meanings provided for in the UCC.

1.03           Types of Loans.  Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan or a Money Market Loan, each of which constitutes a Type.

SECTION 2.

Commitments, Loans, Notes and Prepayments.

2.01           Loans.

(a)           Revolving Loans.  Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Revolving Loan Commitment Percentage as in effect from time to time of the aggregate amount of the Revolving Loan Commitments as in effect from time to time; provided that the aggregate amount of all Credit Exposure at any one time outstanding shall not exceed the lesser of (x) the Revolving Loan Commitments as in effect from time to time and (y) the Borrowing Base.  Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Loan Commitments by means of Base Rate Loans, Eurodollar Loans and Money Market Loans and may Convert one Type of Loan into Loans of another Type (as provided in Section 2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.10 hereof), provided that (a) no more than ten separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time and (b) no more than ten separate Interest Periods in respect of Money Market Loans from each Bank may be outstanding at any one time.

(b)           Increase in Revolving Loan Commitments.  On a single occasion after the date hereof, the Company may, by written notice to the Agent (but without the consent of the Agent) and with the consent of each Fronting Bank (such consent not to be unreasonably withheld), request that a Bank and/or a financial institution not already a Bank hereunder and acceptable to the Agent (each a "New Bank") increase the amount of the Revolving Loan Commitments in an aggregate amount not to exceed $50,000,000 (the "Commitment Increase") in one or more increments of at least $10,000,000 on the date specified in such notice (the "Effective Date"); provided that each Bank has the right of first refusal with respect to any such Commitment Increase and no Bank shall be required to participate in such Commitment Increase.  Each New Bank (if any) shall become a Bank hereunder for all purposes of this Agreement and the other Basic Documents on the Effective Date.  The Commitment Increase shall be subject to the satisfaction of the following conditions on or prior to the Effective Date:

(i)           the execution and delivery by each New Bank, each Bank increasing its Revolving Loan Commitment, the Agent, each Fronting Bank and the Company of an Increased Commitment Supplement;

(ii)           the Company has paid any amounts payable under Section 5.04 hereof as if the Loans being assigned pursuant to the foregoing clause (ii) were being prepaid; and

(iii)           no Default shall be continuing on the effective date thereof.

If after giving effect to the requested increase, the outstanding Loans are not held pro rata in accordance with the new Revolving Loan Commitments, then, on the effective date of the Increased Commitment Supplement, the Banks shall make advances among themselves (either directly or through the Agent) so that after giving effect thereto the Loans will be held by the Banks (including any New Bank), pro rata in accordance with the Revolving Loan Commitment Percentages.  Any advances made under this Section 2.01(b) by a Bank shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks who shall receive such advances.  The Revolving Loan Commitments of the Banks who do not agree to increase their Revolving Loan Commitments can not be reduced or otherwise changed pursuant to this Section 2.01(b).  In connection with the advances made hereunder, the Company shall make any payments required by Section 5.04.

(c)           Swing Line Commitment; Banks' Participation.  Subject to the terms and conditions of this Agreement, the Revolving Loan Commitments may be utilized, upon the request of the Company to the Swing Line Bank, in addition to the Revolving Loans provided for by clause (a) hereof, to make swing line loans (the "Swing Line Loans") to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding $10,000,000 (the "Swing Line Commitment").  Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow Swing Line Loans, provided that the Swing Line Bank shall not make a Swing Line Loan to refinance an outstanding Swing Line Loan.  Swing Line Loans will only accrue interest at the Federal Funds Rate plus the Applicable Margin.  On the date a Swing Line Loan is made by the Swing Line Bank, the Swing Line Bank shall be deemed to have sold and transferred to each other Bank and each such other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Swing Line Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Revolving Loan Commitment Percentage of the Swing Line Loan so made.  The Swing Line Bank shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Commitment or (ii) unless otherwise agreed to by the Swing Line Bank, in its sole discretion, the sum of all Revolving Loans made by the Swing Line Bank plus the Swing Line Bank's Revolving Loan Commitment Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Liabilities would exceed the Swing Line Bank's Revolving Loan Commitment Percentage of the then existing Revolving Loan Commitment; provided that the aggregate amount of all Credit Exposure at any one time outstanding shall not exceed the lesser of (x) the Revolving Loan Commitments as in effect from time to time and (y) the Borrowing Base.  The Swing Line Bank may at any time and from time to time require that an Impacted Bank's obligations to acquire a participation in the Swing Line Loans be collateralized with immediately available funds provided by such Impacted Bank in an amount equal to such Impacted Bank's Revolving Loan Commitment Percentage of the then outstanding Swing Line Loans.  If the Swing Line Bank shall have required an Impacted Bank to collateralize such obligation, the applicable Impacted Bank shall, within sixty (60) days after receipt of the written request of the Swing Line Bank, deposit with the Agent such amount in immediately available funds.  Such deposit shall be held by the Agent as collateral for such Impacted Bank's participation interest in the outstanding Swing Line Loans and such Impacted Bank's other obligations hereunder and for this purposes such Impacted Bank grants a security interest to the Agent for the benefit of the Swing Line Bank and the Agent in such deposit.

(d)           Repayment of Swing Line Loans; Funding of Participations.  If (i) any Swing Line Loan shall be outstanding for more than five consecutive Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Company requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Bank (other than the Swing Line Bank) irrevocably agrees that it will, at the request of the Swing Line Bank in its sole and absolute discretion, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Bank's Revolving Loan Commitment Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans").  On or before 2:00 p.m. New York time on the first Business Day following receipt by each Bank (other than the Swing Line Bank) of a request to make Revolving Loans as provided in the preceding sentence, each Bank (other than the Swing Line Bank) shall deposit in an account specified by the Swing Line Bank the amount so requested in same day funds and such funds shall be applied by the Swing Line Bank to repay the Refunded Swing Line Loans.  In connection with the Refunded Swing Line Loans, the Swing Line Bank shall be deemed to have made Revolving Loans in an amount equal to the Swing Line Bank's Revolving Loan Commitment Percentage of the aggregate principal amount of the Refunded Swing Line Loans.  Upon the making (or deemed making, in the case of the Swing Line Bank) of any Revolving Loans pursuant to this paragraph, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swing Line Loan.  All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Bank) pursuant to this paragraph shall be appropriately adjusted to reflect the period of time during which the Swing Line Bank had outstanding Swing Line Loans in respect of which such Revolving Loans were made.  Each Bank's (other than the Swing Line Bank's) obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuation of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of the Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Basic Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (and if, as a result of the occurrence of any Event of Default described in clauses (f) or (g) of Section 9 with respect to the Company, any Bank shall be prohibited or stayed from making any such Revolving Loan referred to in this paragraph, each such Bank shall pay to the Swing Line Bank an amount equal to each Revolving Loan otherwise required to be made by it pursuant to this Section in payment for the participation in the related Swing Line Loan purchased by such Bank pursuant to the foregoing clause (c)).

2.02           Borrowings.  The Company shall give the Agent notice of each borrowing hereunder pursuant to a Borrowing Request substantially in the form of Exhibit I hereto as provided in Section 4.05 hereof.  The Agent shall promptly notify the Banks of the receipt of each Borrowing Request received hereunder on the date of its effective receipt of the same.  On the date specified for each borrowing hereunder of Revolving Loans, each Bank shall, subject to the terms and conditions of this Agreement, make available its Revolving Loan Commitment Percentage of the amount of such borrowing to the Agent by depositing the same, in immediately available funds, at an account maintained by the Agent not later than 2:00 p.m., New York time.  The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company, by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

2.03           Letters of Credit.  Subject to the terms and conditions of this Agreement, the Revolving Loan Commitments may be utilized, upon the request of the Company, in addition to the Revolving Loans and Swing Line Loans provided for by Section 2.01 hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for account of the Company, provided that in no event shall: (i) the aggregate amount of all Credit Exposure exceed the lesser of (x) the Borrowing Base plus, with respect to any commercial Letter of Credit to be issued to secure the purchase price of Inventory, 80% of the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued, and (y) the aggregate amount of the Revolving Loan Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $100,000,000, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities arising out of standby Letters of Credit exceed $10,000,000, and (iv) the expiration date of any Letter of Credit extend beyond the Revolving Credit Commitment Termination Date.

(a)           Letter of Credit Request Procedure.  The Company shall give the Agent at least two Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued, the name of the Issuing Bank, and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).

(b)           Bank Participation in Letters of Credit.  Upon the issuance of each Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each other Bank and each such other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the applicable Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Revolving Loan Commitment Percentage of the Letter of Credit Liabilities with respect to the Letter of Credit so issued.  An Issuing Bank may at any time and from time to time require that an Impacted Bank's obligations to acquire a participation in all the Letters of Credit be collateralized with immediately available funds provided by such Impacted Bank in an amount equal to such Impacted Bank's Revolving Loan Commitment Percentage of the then outstanding Letter of Credit Liabilities.  If an Issuing Bank shall have required an Impacted Bank to collateralize such obligation, the applicable Impacted Bank shall, within sixty (60) days after receipt of the written request of the Issuing Bank, deposit with the Agent such amount in immediately available funds.  Such deposit shall be held by the Agent as collateral for such Impacted Bank's participation interest in the outstanding Letters of Credit and such Impacted Bank's other obligations hereunder and for this purposes such Impacted Bank grants a security interest to the Agent for the benefit of the Issuing Banks and the Agent in such deposit.

(c)           Drawings on Letters of Credit; Reimbursement.  Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand.  Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit made in accordance with the terms thereof at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder in accordance with the terms thereof, without presentment, demand, protest or other formalities of any kind.

(d)           Borrowing to Fund Reimbursement.  Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.  In the event that the Company fails to reimburse the Issuing Bank for a payment under a Letter of Credit by the date of such payment, the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Revolving Commitment Percentage of the amount of the related demand for payment.

(e)           Funding of Bank Participation in Letters of Credit.  Each Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's Revolving Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount.  Each such Bank's obligation to make such payment to the Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other Bank to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitment.  Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)           Payments Received by the Issuing Bank.  Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Bank that has funded its participation in such Reimbursement Obligations, such Bank's Revolving Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank.  In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.03.

(g)           Letter of Credit Fees.  The Company shall pay to the Agent the following fees:

(i)           Commercial Letters of Credit.  on the date of the drawing under each commercial Letter of Credit (or if the letter of credit is cancelled without being drawn, on the date of cancellation), a letter of credit fee for the account of the Banks (other than any Defaulting Bank) in an amount equal to the greater of 175/1,000 of 1% of the amount of such Letter of Credit for each three month period or portion thereafter during which such Letter of Credit remained outstanding or $500, to be paid ratably to the Banks in accordance with their respective Revolving Loan Commitment Percentages,

(ii)           Other Letters of Credit.  in respect of each other Letter of Credit, for the account of each Bank, a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to 2.50% per annum on the daily stated amount of such Bank's Revolving Loan Commitment Percentage of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed Reimbursement Obligation) during the period from and including the Closing Date to but excluding the later of the date on which such Bank's Revolving Loan Commitment terminates and the date on which such Bank ceases to have any participation interest in the Letter of Credit Liabilities with such participation fees accrued through and including each Quarterly Date due and payable on the fifth Business Day following such Quarterly Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand (For purposes of this paragraph, a Defaulting Bank shall not be deemed to have any interest in the Letter of Credit Liabilities for as long as such Bank is a Defaulting Bank);

(iii)           Fronting Fees.  to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank on the daily amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Loan Commitments and the date on which there ceases to be any Letter of Credit Liabilities, such fronting fees accrued through and including each Quarterly Date to be due and payable on the fifth Business Day following such Quarterly Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand.

In addition, the Company shall pay to the Agent for account of the Issuing Bank, the Issuing Bank's standard fees with respect to the amendment or negotiation of any Letter of Credit or processing of drawings thereunder.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.

(h)           Letter of Credit Liability Accounting.  At the request of any Bank, the Issuing Bank shall deliver (through the Agent) to such Bank a notice describing the aggregate amount of all Letters of Credit outstanding at the end of any month.  Upon the request of any Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

(i)           Conditions to Issuance.  The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that: (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) all documents of title covering goods financed with a Letter of Credit shall either be issued (A) in the name of the Issuing Bank or (B) to the order of the shipper and endorsed in blank and delivered to the Issuing Bank and (iii) the Company has executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank has reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

(j)           Default Interest.  To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at the Federal Funds Rate.

(k)           Modifications to Letters of Credit.  The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit that increases the face amount thereof or extends the maturity date thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form.

(l)           Company Indemnification.  The Company hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses that such Bank or the Agent may incur (or that may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Bank or the Agent for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit or (z) the requirement of any Bank to pay interest pursuant to Section 2.03(j) hereof.  Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement.

(m)           Obligations Absolute.  The Company's Reimbursement Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Company's obligations hereunder.

(n)           Exculpation.  Neither the Agent, the Banks nor the Issuing Bank, nor any of their respective officers, directors, employees, attorneys and agents shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding clause (m)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused solely by the Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)           The Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)           The Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)           This sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

2.04           Acceptances.  Subject to the terms and conditions of this Agreement, the Revolving Loan Commitment may be utilized, upon the request of the Company, for the creation and discount by the Accepting Bank of Acceptances, provided that in no event shall (i) the aggregate amount of the Credit Exposure exceed the lesser of (x) the Borrowing Base and (y) the aggregate amount of the Revolving Loan Commitments at such time and (ii) the Maturity Date of any Acceptance extend beyond the Revolving Credit Commitment Termination Date.  The following additional provisions shall apply to Acceptances:

(a)           Request for Acceptances.  When the Company wishes to request that the Accepting Bank create and discount Acceptances for account of the Company, the Company shall give the Accepting Bank notice of such request so as to be received by the Accepting Bank no later than 11:00 a.m. New York time on the Business Day next preceding the date proposed therein for the creation and discount of such Acceptances, specifying:

(i)           the aggregate face amount of such Acceptances;

(ii)           the tenor of such Acceptances (which in any event shall not exceed six months);

(iii)           the type and C.I.F. (or other applicable) value of the goods out of whose shipment such Acceptance will arise;

(iv)           the date of shipment of such goods (which in any event may not be more than 30 days prior to the date proposed in the notice requesting the creation and discount of such Acceptances);

(v)           the city and country of origin of shipment of such goods; and

(vi)           the city and state of destination of shipment of such goods.

(b)           Creation of Acceptances.  The Accepting Bank shall, not later than 1:00 p.m. New York time on the date specified for the creation and discount of such Acceptances:

(i)           create such Acceptances in such aggregate amount by the acceptance of a draft or drafts in the form customarily employed by the Accepting Bank in creating bankers' acceptances (the denomination of each such Acceptance to be selected by the Accepting Bank in its sole discretion);

(ii)           discount such Acceptances at the All-In Rate and shall notify each Bank of such rate; and

(iii)           promptly make available to the Company the proceeds of such discount by depositing the same, in immediately available funds, in an account of the Company maintained designated by the Company.

(c)           Bank Participation in Acceptances.  On each day during the period commencing with the creation and discount by the Accepting Bank of any Acceptance and until the related Acceptance Liability has been paid in full, the Revolving Loan Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Revolving Loan Commitment Percentage of the face amount of such Acceptance.  Each Bank (other than the Accepting Bank) agrees that, upon the creation and discount of any Acceptance hereunder, it shall automatically and without any further action on the part of the Agent, the Accepting Bank or such Bank acquire a participation in the Accepting Bank's liability under such Acceptance in an amount equal to such Bank's Revolving Loan Commitment Percentage of such liability, and each Bank (other than the Accepting Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Accepting Bank to pay and discharge when due, and to pay and reimburse the Accepting Bank in accordance with clause (f) below, its Revolving Loan Commitment Percentage of the Accepting Bank's liability under such Acceptance.  The Acceptance Bank may at any time and from time to time require that an Impacted Bank's obligations to acquire a participation in all Acceptance Liability be collateralized with immediately available funds provided by such Impacted Bank in an amount equal to such Impacted Bank's Revolving Loan Commitment Percentage of the then outstanding Acceptance Liabilities.  If Acceptance Bank shall have required an Impacted Bank to collateralize such obligation, the applicable Impacted Bank shall, within sixty (60) days after receipt of the written request of the Acceptance Bank, deposit with the Agent such amount in immediately available funds.  Such deposit shall be held by the Agent as collateral for such Impacted Bank's participation interest in the outstanding Letter of Credit Liabilities and such Impacted Bank's other obligations hereunder and for this purposes such Impacted Bank grants a security interest to the Agent for the benefit of the Acceptance Bank and the Agent in such deposit.

(d)           Company Payment of Acceptance Liability.  With respect to any Acceptance created and discounted hereunder, the Company unconditionally agrees to pay to the Agent for the account of the Accepting Bank, on the Maturity Date of such Acceptance, or such earlier date as may be required pursuant to the terms of this Agreement, the face amount of such Acceptance.

(e)           Borrowing to Pay Acceptance Liability.  The Company shall advise the  Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Accepting Bank in the face amount of any Acceptance and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.  In the event that the Company fails to reimburse the Accepting Bank for the face amount of an Acceptance on the Maturity Date therefor, the Agent shall give each Bank prompt notice of such face amount, specifying such Bank's Revolving Commitment Percentage of such face amount.

(f)           Funding of Participation.  Upon demand of the Accepting Bank made through the Agent at any time from and including the Maturity Date of any Acceptance until the Company has reimbursed the Accepting Bank in the face amount of such Acceptance under clause (e) hereof, each Bank (other than the Accepting Bank) shall pay to the Agent for account of the Accepting Bank in Dollars and in immediately available funds, the amount of such Bank's Revolving Loan Commitment Percentage of the face amount of such Acceptance.  Each such Bank's obligation to make such payment to the Agent for account of the Accepting Bank under this clause (f), and the Accepting Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other Bank to make its payment under this clause (f), the financial condition of the Company (or any other Obligor), the existence of any Default or the termination of the Commitment.  Each such payment to the Accepting Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(g)           Accepting Bank's Receipt of Payment.  Upon receipt by the Accepting Bank from or for account of the Company of any payment in respect of any Acceptance Liability (including by way of setoff or application of proceeds of any collateral security) the Accepting Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Revolving Commitment Percentage of such payment, each such payment by the Accepting Bank to be made in the same money and funds in which received by the Accepting Bank.  In the event any payment received by the Accepting Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Accepting Bank, each Bank shall, upon the request of the Accepting Bank (through the Agent), repay to the Accepting Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.04.

(h)           Failure to Rediscount.  In the event the Accepting Bank is unable to rediscount any Acceptance in the secondary bankers' acceptance market for any reason whatsoever (or in the event the Accepting Bank repurchases any Acceptance theretofore rediscounted in such market because such Acceptance is not eligible for discount and purchase by a Federal Reserve Bank), each Bank (other than the Accepting Bank) shall, upon notice from the Accepting Bank, pay to the Agent for account of the Accepting Bank an amount equal to its Revolving Commitment Percentage of the proceeds of the discount of such Acceptance paid by the Accepting Bank.  Each such Bank's obligation to make such payments to the Agent for account of the Accepting Bank under this clause (h), and the Accepting Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other Bank to make its payment under this clause (h), the financial condition of the Company or any other Obligor, the existence of any Default or the termination of the Commitments.  Each such payment to the Agent for account of the Accepting Bank shall be made without any offset, abatement, withholding or reduction whatsoever.  To the extent a Bank makes a payment under this clause (h), such Bank shall not be required to make a payment with respect to such Acceptance pursuant to clause (f) of this Section 2.04.

(i)           Default Interest.  To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (f) or (g) of this Section 2.04 on the due date therefor, such Bank shall pay interest to the Accepting Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at the Federal Funds Rate.

(j)           Appointment of Attorney in Fact.  The Company hereby appoints the Accepting Bank to be, and the Accepting Bank hereby accepts such appointment to be, the Company's true and lawful attorney-in-fact for and on behalf of the Company to sign in the name of the Company, as drawer, drafts naming the Accepting Bank as drawee and payee and otherwise in the form customarily employed by the Accepting Bank in creating bankers' acceptances, and to complete such drafts as to amount, date and maturity (in such numbers and denominations as the Accepting Bank is hereby authorized to determine) in accordance with any request for the creation and discount of Acceptances under Section 2.04(a) hereof.

2.05           Changes of the Commitment.

(a)           Revolving Credit Commitment Termination Date.  The Commitment shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

(b)           Optional Termination.  The Company has the right at any time or from time to time (i) so long as no Loans, Letter of Credit Liabilities or Acceptance Liabilities are outstanding, to terminate the Revolving Loan Commitments and (ii) to reduce the unused amount of the Revolving Loan Commitments (for which purpose use of the Commitment shall be deemed to include the aggregate amount of Letter of Credit Liabilities, Acceptance Liabilities and Swing Line Loans); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an amount at least equal to $10,000,000 and (z) each such partial reduction shall be applied pro rata to reduce the Revolving Loan Commitment of each Bank.

(c)           No Reinstatement.  The Revolving Loan Commitment once terminated or reduced may not be reinstated.

2.06           Commitment Fee.  The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of the Revolving Loan Commitment of such Bank (for which purpose (a) the aggregate amount of any Letter of Credit Liabilities and any Acceptance Liabilities shall be deemed to be a use of the Revolving Loan Commitment and (b) in the case of each Bank, other than the Swing Line Bank, the aggregate amount of any Swing Line Loans then outstanding shall not be deemed to be a use of the Revolving Loan Commitment), for the period from and including the date of this Agreement to but not including the earlier of the date the Revolving Loan Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 50/100 of 1%.  Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Loan Commitment is terminated and the Revolving Credit Commitment Termination Date.  For purposes of this paragraph, the Revolving Loan Commitment of a Defaulting Bank shall be deemed to be fully utilized for as long as such Bank is a Defaulting Bank.

2.07           Lending Offices.  The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

2.08           Several Obligations; Remedies Independent.  The failure of any Bank to make any Loan or other extension of credit to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan or other extension of credit on such date and no Bank has any obligation to the Agent or any other Bank for the failure by any such other Bank to make any Loan or other extension of credit required to be made by such other Bank.  The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.09           Evidence of Indebtedness.

(a)           Maintenance of Loan Accounts by Banks.  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)           Maintenance of Loan Accounts by the Agent.  The Agent shall maintain accounts in which it shall record: (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder; and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

(c)           Effect of Entries.  The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d)           Promissory Notes.  Any Bank may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit A hereto.  In such event, the Company shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.05 be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.10           Optional Prepayments and Conversions or Continuations of Loans.  Subject to Section 4.04 hereof, the Company has the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, in whole or in part, without premium or penalty, except as may be required by Section 5 hereof, provided that:  (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation pursuant to a Notice of Prepayment, Conversion or Continuation substantially in the form of Exhibit J hereto and as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) a Eurodollar Loan and a Money Market Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan.  Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default exists, the Agent may (and at the request of the Required Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan or a Money Market Loan, or to Continue any Loan as a Eurodollar Loan or a Money Market Loan, in which event all Eurodollar Loans and Money Market Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) to Base Rate Loans.

2.11           Mandatory Prepayments.

(a)           Borrowing Base.  Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities and Acceptance Liabilities as specified in clause (b) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Credit Exposure shall not exceed the lesser of the Borrowing Base and the aggregate amount of the Revolving Loan Commitments, such amount to be applied, first, to Revolving Loans outstanding, second, to Swing Line Loans outstanding, and, third, as cover for Letter of Credit Liabilities and Acceptance Liabilities outstanding.

(b)           Cover for Letter of Credit Liabilities and Acceptance Liabilities.  In the event that the Company shall be required pursuant to this Section 2.11 to provide cover for Letter of Credit Liabilities or Acceptance Liabilities, the Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required cover amount, which funds shall be retained by the Agent in the Collateral Account (as collateral security in the first instance for the Letter of Credit Liabilities and Acceptance Liabilities) until such time as the relevant Letters of Credit have been terminated and all of the Letter of Credit Liabilities and Acceptance Liabilities thereunder paid in full or such time as such funds are no longer required pursuant to Section 2.11(a) hereof; provided that no amounts so held shall be released if an Event of Default then exists.

SECTION 3.

Payments of Principal and Interest.

3.01           Repayment of Loans.  The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of the Loans, and each Loan shall mature and be due and payable, on the Revolving Credit Commitment Termination Date.

3.02           Interest.

(a)           Revolving Loans.  The Company hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Revolving Loan made by such Bank for the period from and including the date of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following rates per annum:

(i)           during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

(ii)           during such periods as such Revolving Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Revolving Loan for such Interest Period plus the Applicable Margin; and

(iii)           during such periods as such Revolving Loan is a Money Market Loan, the Money Market Rate for such Revolving Loan for such period.

(b)           Swing Line Loans.  The Company hereby promises to pay to the Agent for account of the Swing Line Bank interest on the unpaid principal amount of each Swing Line Loan made by the Swing Line Bank for the period from and including the date of such Swing Line Loan to but excluding the date such Swing Line Loan shall be paid in full, at the Federal Funds Rate (as in effect from time to time) plus the Applicable Margin.

(c)           Post Default Interest.  Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan, on any Reimbursement Obligation, on any Acceptance Liabilities and on any other amount payable by the Company hereunder or under the Notes that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(d)           Payment of Interest.  Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan and Swing Line Loans, monthly on the last Business Day of each month, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

SECTION 4.

Payments; Computations; Etc.

4.01           Payments.

(a)           Payments Generally.  Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations, Acceptance Liabilities and other amounts to be made by the Company under this Agreement and the other Basic Documents, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  The Company shall, at the time of making each payment under this Agreement or any Note, for account of any Bank specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Acceptance Liabilities, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default exists, the Agent may distribute such payment to the Banks for application in such manner as it, subject to Section 4.03 hereof, may determine to be appropriate).

(b)           Payments to the Banks.  Except to the extent otherwise provided in the last sentence of Section 2.03(d) and Section 2.04(f) hereof, each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

(c)           Payments on a Non-Business Day.  If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.02           Computations.  Interest on Loans, Reimbursement Obligations, Acceptance Liabilities and all fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.03           Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) each borrowing of Loans from and participation interests in Swing Line Loans, Letters of Credit and Acceptances purchased by the Banks shall be made from the Banks, each payment of commitment fee under Section 2.06 hereof in respect of Revolving Loan Commitments shall be made for account of the Banks, each payment of Letter of Credit fee under Section 2.03 hereof, and each termination or reduction of the amount of the Revolving Loan Commitments under Section 2.05 hereof shall be applied to the Revolving Loan Commitments of the Banks, pro rata according to the amounts of their respective Revolving Loan Commitments; (b) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

4.04           Minimum Amounts.  Except for mandatory prepayments made pursuant to Section 2.11 hereof:

(a)           each borrowing, Conversion and partial prepayment of principal of Revolving Loans shall be in an amount at least equal to the following:

(i)           $1,000,000 or multiples of $250,000 in excess thereof in the case of Eurodollar Loans,

(ii)           $250,000 or multiples of $50,000 in excess thereof in the case of Base Rate Loans, and

(iii)           $1,250,000 or multiples of $50,000 in excess thereof in the case of Money Market Loans; and

(b)           each borrowing and partial prepayment of principal of Swing Line Loans shall be in an amount at least equal to $500,000 or multiples of $25,000 in excess thereof

(borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

4.05           Certain Notices.  Notices by the Company to the Agent of terminations or reductions of any Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time (12:00 noon New York time in the case of Eurodollar Loans or Base Rate Loans) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

Notice	Number of Business Days Prior
Termination or reduction of the Commitment	Five
Borrowing or prepayment of, or Conversions into, Base Rate Loans or Swing Line Loans	Same day
Borrowing or prepayment of, Conversions into, Continuations as, or duration of Interest Period for, Eurodollar Loans	Three
Borrowing or prepayment of, Conversions into, Continuations as, or duration of Interest Period for, Money Market Loans	Same day

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced.  Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day).  Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.  In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan or Money Market Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan or a Money Market Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

4.06           Non-Receipt of Funds by the Agent.  Unless the Agent has been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

(i)           if the Required Payment shall represent a payment to be made by the Company to the Banks, (x) the Company shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate and (y) the recipient(s) shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Federal Funds Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

(ii)           if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, (x) the Payor shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Federal Funds Rate and (y) the Company shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

4.07           Sharing of Payments, etc.

(a)           Set off.  If an Event of Default exists, each Bank and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law and Section 10.14, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness or obligations at any time owing by such Bank or any Affiliates to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under any Basic Document held by such Bank or Affiliate, irrespective of whether or not such Bank shall have made any demand and although such obligations may be unmatured.  The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

(b)           Sharing of Payments on Loan Obligations.  If any Bank shall obtain from any Obligor payment of any Loan Obligation owing to it through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein but including as a result of the rights under Section 4.07(a)), and, as a result of such payment, such Bank has received a greater percentage of the Loan Obligations due to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loan Obligations owing to such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the Loan Obligations owing to each of the Banks.  To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

(c)           Sharing of Benefits of Secured Claim.  Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.  If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

(d)           Certain Deductions by the Agent.  If any Bank shall fail to make any payment required to be made by it to the Agent pursuant to any Basic Document or if any Bank is otherwise a Defaulting Bank, then any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Agent in a segregated account and subject to any applicable requirements of law, be applied: (i) first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Bank to the Fronting Banks hereunder, (iii) third, to the funding of cash collateralization of any participating interest in any Letter of Credit, Swing Line Loan or Acceptance Liability in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (iv) fourth, if so determined by the Agent, the Fronting Banks and the Company, held in such account as cash collateral for future funding obligations of any Defaulting Bank under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Company or the Banks as a result of any judgment of a court of competent jurisdiction obtained by the Company or any Bank against such Defaulting Bank as a result of such Defaulting Bank's breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided that if such payment is (x) a prepayment of the principal amount of any Loans or an obligations with respect to a Letter of Credit or Acceptance in respect of which a Defaulting Bank has funded its participation in accordance with its participation obligations hereunder and (y) made at a time when the conditions set forth in Section 6.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or obligations owed to, any Defaulting Bank.

4.08           Application of Proceeds of Collateral and Subsidiary Guarantee.  All amounts received under the Subsidiary Guarantee and all proceeds received by the Agent from the sale or other liquidation of the Collateral when an Event of Default exists and the Loan Obligations are unpaid, shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only and then any remaining amount of such proceeds shall be distributed:

(a)           first, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Loan Obligations, until all the Loan Obligations have been paid and satisfied in full or cash collateralized;

(b)           second, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Hedging Obligations, until all the Hedging Obligations have been paid and satisfied in full or cash collateralized;

(c)           third, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been paid and satisfied in full or cash collateralized; and

(d)           fourth, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations.

After all the Obligations have been paid and satisfied in full, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Company or as otherwise determined by applicable law or applicable court order.

4.09           Noncash Proceeds.  Notwithstanding anything contained herein to the contrary, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by Section 4.08.  The Secured Parties shall receive the applicable portions (in accordance with the foregoing Section 4.08) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Agent in connection with the subsequent disposition thereof.  While any Collateral or other property to be shared pursuant to Section 4.08 is held by the Agent pursuant to this Section 4.09, the Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Banks.

4.10           Return of Proceeds.  If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent together with a pro rata portion of any interest paid by or other charges imposed on the Agent in connection with such rescinded or restored payment.

4.11           Notice of Amount of Obligations.  Prior to making any distribution under Section 4.08, the Agent shall request each Bank to provide the Agent with a statement of the amounts of Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates.  A Bank may provide such information to the Agent at any time and the Agent may also request such information at any time.  If a Bank does not provide the Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Agent may make distributions under Section 4.08 thereafter and the amount of Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions.  Neither the Bank nor its Affiliates shall have a right to share in such distributions with respect to any Hedging Obligations or Deposit Obligations owed to it.  If a Bank shall thereafter provide the Agent a statement of the amount of the Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates, any distribution under Section 4.08 made after the notice is received by the Agent shall take into account the amount of the Hedging Obligations and/or Deposit Obligations then owed.  No Bank nor any Affiliate of a Bank that has not provided the statement of the amount of the Hedging Obligations or Deposit Obligations owed under this Section 4.11 shall be entitled to share retroactively in any distribution made prior to the date when such statement was provided.  In furtherance of the provisions of Section 10, the Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Hedging Obligations and Deposit Obligations received from the Banks under this Section 4.11.

4.12           Defaulting Banks.

(a)           Required Assignment.  The Company may, at its sole expense, upon notice to an Impacted Bank and the Agent or the Agent, upon notice to the Impacted Bank and the Company and at the sole expense of the Company, require that Impacted Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.05), all its interests, rights and obligations under the Basic Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that such Impacted Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) less any amount then owed by the Impacted Bank hereunder.

(b)           Administrative Provisions.  Notwithstanding anything herein to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(i)           Reallocation of Fronting Exposure.  if any Fronting Exposure exists at the time a Bank becomes a Defaulting Bank then:

(A)           such Fronting Exposure shall be reallocated among the non-Defaulting Banks in accordance with their respective Revolving Loan Commitment Percentages but only to the extent the sum of all non-Defaulting Banks' Credit Exposures plus such Defaulting Bank's Fronting Exposures which have been cash collateralized by such Defaulting Bank plus such Defaulting Bank's Fronting Exposure which has not been so cash collateralized does not exceed the total of all non-Defaulting Banks' Revolving Loan Commitments;

(B)           if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Agent or a Fronting Bank, cash collateralize such Defaulting Bank's uncollateralized Fronting Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.11(b) for so long as such Fronting Exposure is outstanding; and

(C)           if the Company cash collateralizes any portion of such Defaulting Bank's Fronting Exposure pursuant to this Section, the Company shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.03(g) with respect to such cash collateralized portion of the Defaulting Bank's Fronting Exposure during the period such Defaulting Bank's Fronting Exposure is cash collateralized by the Company.

(ii)           Fronting Bank Entitled to Fees.  If any Defaulting Bank's Fronting Exposure is neither cash collateralized nor reallocated pursuant to this Section then, without prejudice to any rights or remedies of any Fronting Bank or any Bank hereunder, all fees payable to such Defaulting Bank as a result of its Fronting Exposure that is neither cash collateralized nor reallocated shall be payable to the applicable Fronting Bank that holds the credit risk with respect to such Fronting Exposure until such Fronting Exposure is fully cash collateralized and/or reallocated.  After the Fronting Exposure is fully cash collateralized and/or reallocated pursuant to this clause (ii), any additional fees payable to such Defaulting Bank shall be allocated to the non-Defaulting Banks pursuant to this Agreement.

(iii)           Limitations on Commitments.  So long as any Bank is a Defaulting Bank, no Fronting Bank shall be required to make Swing Line Loans, issue Letters of Credit or create and discount Acceptances unless it is satisfied, it its sole discretion, that the related exposure will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Banks and/or cash collateralized.

(c)           Cure of Defaulting Bank Status.  In the event that the Agent, the Company, and the Fronting Banks each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Fronting Exposure of the Banks shall be readjusted to reflect the inclusion of such Bank's Revolving Loan Commitment and on such date such Bank shall purchase at par such of the Revolving Credit Loans of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Revolving Credit Loans in accordance with its Revolving Loan Commitment Percentages.

SECTION 5.

Yield Protection, Etc.

5.01           Additional Costs.

(a)           Compensation for Additional Costs.  The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

(i)           imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including the Revolving Loan Commitment of such Bank hereunder); or

(ii)           imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities) or the Revolving Loan Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

(b)           Obligation to Make Eurodollar Loans Suspended.  Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company, the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect and the Company shall, upon the request of such Bank, at the option of the Company, prepay any of such Loans then outstanding hereunder together with accrued interest thereon or Convert such Loans into Base Rate Loans.

(c)           Capital Adequacy.  Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans or participations in Letters of Credit or Acceptances (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

(d)           Notice of Additional Costs.  Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank has no obligation to designate an Applicable Lending Office located in the United States of America.  Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01.  Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or participations in Acceptances or its obligation to make Loans or participate in Acceptances, or on amounts receivable by it in respect of Loans or Acceptances, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

5.02           Limitation on Types of Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period, the Agent determines (which determination shall be conclusive) that:

(a)           quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

(b)           the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the Bank of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.10 hereof.

5.03           Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company (with a copy to the Agent) thereof and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as the Bank may again make and maintain Eurodollar Loans and the Company shall, upon the request of such Bank, at the option of the Company, prepay any of such Loans then outstanding hereunder together with accrued interest thereon or Convert such Loans into Base Rate Loans.

5.04           Break Funding Compensation.  The Company shall pay to the Agent for account of each Bank, upon the request of such Bank (through the Agent), such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

(a)           any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan, a Money Market Loan or an Acceptance for any reason (including the acceleration of the Loans and the Acceptances pursuant to Section 9 hereof and any repayment arising as a result of the operation of Section 2.01(b)) on a date other than the last day of the Interest Period for such Loan or the Maturity Date of such Acceptance; or

(b)           any failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan or a Money Market Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof or draw any Acceptance requested pursuant to Section 2.04 hereof or to Convert or prepay a Eurodollar Loan or Money Market Loan after notice thereof has been delivered to the Agent.

Without limiting the effect of the preceding sentence, such compensation shall include, with respect to Eurodollar Loans, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed, prepaid or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, prepay or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, prepay or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

5.05           Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Agent), the Company shall pay immediately to the Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Agent) for such increased costs or reductions in amount.  A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

5.06           Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Obligor under any Basic Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Obligor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then:  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, or Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Obligor shall make such deductions; and (iii) the applicable Obligor shall timely pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Company.  Without limiting the provisions of paragraph (a) above, the Company shall timely pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)           Indemnification by the Company.  The Company shall indemnify the Agent and each Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a governmental authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)           Status of Banks.  Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Basic Document shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding the foregoing, no Foreign Bank shall be required to deliver any such documentation if such non-delivery is due to a Regulatory Change occurring after the date on which such documentation was originally required to be provided.  In addition, any Bank, if requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

(f)           FATCA.  If a payment made to a Bank hereunder would be subject to United States Federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company or the Agent to comply with its obligations under FATCA, to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  A Bank shall not be entitled to payment or indemnification under this Section 5.06 with respect to Taxes imposed on any "withholdable payment" payable to such Bank as a result of the failure of such Bank to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

SECTION 6.

Conditions Precedent.

6.01           Obligations to Extend Credit.  The obligation of any Bank to make any extension of credit hereunder (whether by making a Loan, creating and discounting an Acceptance or issuing a Letter of Credit) is subject to the conditions precedent that the Agent has received the following documents, each of which shall be reasonably satisfactory to the Agent (and to the extent specified below to each Bank) in form and substance on or before the Closing Date:

(a)           Executed Counterparts.  From each party hereto either (i) a counterpart of this Agreement signed and delivered on behalf of such party or (ii) written evidence (which may include telecopy or other electronic transmission of a signed signature page to this Agreement) that such party has signed and delivered a counterpart of this Agreement

(b)           JPMorgan Credit Agreement.  Evidence that the Indebtedness outstanding in connection with that certain Amended and Restated Credit Agreement dated as of June 13, 2006 among the Company the banks named therein and JPMorgan Chase Bank, N.A., as agent has been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness has been cancelled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness has been released (the Company and each Bank that is also a bank under such Amended and Restated Credit Agreement agrees that effective on the Closing Date, all commitments to extend credit thereunder are terminated).

(c)           Corporate Documents.  Certified copies of the charter and by-laws (or equivalent documents) of each Obligor, and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of the Basic Documents and each other document to be delivered by each Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Bank may conclusively rely on such certificates until it receives notice in writing from the Company to the contrary).

(d)           Good Standing.  Evidence of the existence, good standing and authority to transact business for (i) the Company from the Secretary of State of New Jersey and the jurisdiction of incorporation of the Company and (ii) each Obligor from the Secretary of State of the jurisdiction of incorporation of such Obligor.

(e)           Officer's Certificate.  A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in clauses (a), (b) and (c) of Section 6.02 hereof.

(f)           Borrowing Base Certificate.  A Borrowing Base Certificate as of April 15, 2011, prepared on a pro forma basis, showing that, after giving effect to the initial Revolving Loans to be made, the initial Letters of Credit to be issued or outstanding on the Closing Date and the creation of any Acceptances on the Closing Date, the applicable Borrowing Base will not be less than the aggregate applicable outstanding credit.

(g)           Opinion of Counsel to the Company.  An opinion addressed to the Agent and each of the Banks and dated the Closing Date and covering the matters set forth in Section 7.01, 7.03 and 7.04 hereof, the creation and perfection of Liens on the Collateral and such matters as the Agent may reasonably request from such counsel to each Obligor.

(h)           Security Documents.  Counterparts of the Subsidiary Guarantee executed by each Guarantor, counterparts of the Share Pledge Agreement and counterparts of the Security Agreement signed on behalf of the Obligors party thereto, together with the following:

(i)           certificates representing all the outstanding equity interests of each Subsidiary owned by or on behalf of any Obligor as of the Closing Date (except that certificates representing equity interests of any foreign Subsidiary may be limited to 65% of the outstanding equity interest of such foreign Subsidiary), and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;

(ii)           all documentation, including UCC financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

(iii)           the results of the search of the UCC (or equivalent) and tax Liens and judgment Liens made with respect to the Obligors and any predecessor company identified pursuant to the Security Agreement in each jurisdiction (A) in which each Obligor and each predecessor company is organized, (B) where each Obligor and each predecessor company has its chief executive office or has had its chief executive office within the last four months prior to the Closing Date and (C) in which any Collateral is located; and copies of the financing statements (or other documents) disclosed by such search and evidence that the Liens indicated by such financing statements (or similar documents) are permitted by Section 8.06 or have been released or, simultaneously with the initial extensions of credit hereunder, will be released; and

(iv)           Subject to the terms of the Security Agreement and Section 8.22, (A) such other executed documentation as the Agent may deem necessary to perfect and protect its Liens, including intellectual property assignments for all intellectual property pledged as Collateral, subordination agreements and control agreements with respect to all deposit, commodity and security account and (B) all other Collateral the possession of which is necessary to perfect the Lien therein.

(i)           Insurance.  Certificates of insurance summarizing the insurance policies of the Obligors required by the Basic Documents and reflecting the Agent as additional insured under all liability policies and all credit insurance policies and as loss payee with respect to all casualty policies covering Collateral.

(j)           No Material Adverse Effect.  Evidence that no Material Adverse Effect has occurred since December 31, 2010, through the Closing Date.

(k)           Fees and Expenses.  Evidence that the Company has paid to the Agent and the Banks all reasonable and documented costs, fees and expenses then due including such upfront and agency fees as the Company has agreed to pay to any Bank or the Agent in connection herewith and the reasonable and documented fees and expenses of Hunton & Williams LLP, counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents (to the extent that statements for such fees and expenses have been delivered to the Company).

(l)           Subordination Agreement.  From each party who is party to the Subordination Agreement, a counterpart of the Subordination Agreement signed and delivered on behalf of such party.

(m)           Other Documents.  Such other documents as the Agent or any Bank or their counsel may reasonably request.

The Agent shall notify the Company and the Banks when all documents required to be delivered as a condition to the effectiveness of the obligations of the Bank have been delivered and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Bank to extend credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.01) on or prior to 3:00 p.m., New York City time, on May 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

6.02           Initial and Subsequent Extensions of Credit.  The obligation of any Bank to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing or other extension of credit) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:  (a) no Default exists; (b) the representations and warranties made by the Company in Section 7 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (c) the aggregate outstanding principal amount of the Credit Exposure shall not exceed the lesser of (x) the Borrowing Base plus if applicable, with respect to any commercial Letter of Credit to be issued to secure the purchase price of Inventory, 80% of the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued that is not already included in the Borrowing Base and (y) the Revolving Loan Commitment.  Each Borrowing Request or request for the issuance of a Letter of Credit or for the creation and discount of Acceptances by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, issuance or creation and discount, as of the date of such borrowing, issuance or creation and discount).

SECTION 7.

Representations and Warranties.

The Company represents and warrants to the Agent and the Banks that:

7.01           Corporate Existence.  Each Obligor:  (a) is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

7.02           Financial Condition.  The Company has heretofore furnished to each of the Banks the balance sheet of the Company as at December 31, 2010 and the related statements of operation, change in stockholder's equity and cash flow for the fiscal year ended on said date, with the opinion thereon of EisnerAmper LLP.  Such financial statements fairly present the financial condition of the Company as at said dates and the results of its operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis.  The Company does not have on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date.  Since December 31, 2010, there has been no material adverse change in the financial condition, operations, business or prospects of the Company and its Subsidiaries on a consolidated basis from that set forth in said financial statements as at said date.

7.03           Litigation.  There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any other Obligor that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

7.04           No Breach.  None of the execution and delivery of this Agreement and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws (or similar governing documents) of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Obligor pursuant to the terms of any such agreement or instrument.

7.05           Action.  Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement, any Notes, the Subsidiary Guarantee and each other Basic Document has been duly and validly executed and delivered by each Obligor party thereto and constitutes its legal, valid and binding obligation, enforceable against each applicable Obligor in accordance with its terms.

7.06           Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

7.07           Use of Credit.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

7.08           ERISA.  Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(c) hereof.

7.09           Taxes.  The Company has filed, or has valid extensions for the filing of, all Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company.  The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.  The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

7.10           Indebtedness and Investments.

(a)           Indebtedness.  Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company and any Subsidiary of the Company, and the aggregate principal or face amount outstanding or that may be outstanding under each such arrangement is correctly described in said Schedule I.

(b)           Investments.  Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Company and each Subsidiary in any Person and, for each such Investment, the nature of such Investment.

7.11           True and Complete Disclosure.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by the Company to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.  There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

7.12           Subsidiaries.  Set forth on Schedule III is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary; (b) each Person holding equity interests in such Subsidiary; (b) the authorized, issued and outstanding equity interests issued by such Subsidiary; (c) the equity interests held by each such Person; (d) the percentage of ownership of such Subsidiary represented by such equity interests; and (e) whether such Subsidiary is a Dormant Subsidiary.  Each of the Company and the Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding equity interests in each Person shown to be held by it on Schedule III and all of the issued and outstanding capital stock of each such Person organized as a corporation or limited liability company is validly issued, fully paid and nonassessable.  As of the date hereof: (x) there are no outstanding equity rights with respect to any Subsidiary and (y) there are no outstanding obligations of any Subsidiary to repurchase, redeem, or otherwise acquire any equity interests or other equity rights of any Subsidiary nor are there any outstanding obligations of any Subsidiary to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary.

7.13           Property.  The Company and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 8.06 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.  The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.14           Compliance with Laws and Agreements.  The Company and each of its Subsidiaries are each in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other documents binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.15           Investment Company Status.  Neither the Company nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

7.16           OFAC Money Laundering Representations.  No Obligor nor any of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including regulations administered by the United States Treasury Department's Office of Foreign Asset Control ("OFAC") and the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.  No Obligor nor any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

(a)           a Person that is listed in the annex to, or is otherwise subject in the prohibitions contained in, the Executive Order or the OFAC regulations;

(b)           a Person owned or controlled by, or acting for or on the behalf of, any Person that is listed in the annex to, or is otherwise subject to the prohibitions contained in, the Executive Order or the OFAC regulations;

(c)           a Person with which the  Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)           a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order or the OFAC regulations; or

(e)           a Person that is named on the most current list of "Specially Designated Nationals and Blocked Persons" published by OFAC at its official website or any replacement website or other replacement official publication list.

No Obligor nor any of its brokers or other agents acting in any capacity in connection with the Loans (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or the OFAC regulations, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

7.17           Insurance.  The Company and each of its Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Company and such Subsidiaries and located in similar geographic areas in which the Company and such Subsidiaries operate.

7.18           Solvency.  On the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans:  (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Obligor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.  As used in this Section, the term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

SECTION 8.

Covenants of the Company.

The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment, Loan, Letter of Credit Liability or Acceptance Liability is outstanding and until payment in full of all Loan Obligations:

8.01           Financial Statements Etc.  The Company shall deliver to each of the Banks:

(a)           Quarterly Financial Statements.  as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, the following:  (i) statements of operation, change in stockholder's equity and cash flow of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period prepared on a consolidated basis, (ii) the related consolidated balance sheet of the Company as at the end of such period, (iii) statements of operation of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period prepared on a consolidating basis, and (iv) the related consolidating balance sheet of the Company as at the end of such period, all accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Company, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b)           Annual Financial Statements.  as soon as available and in any event within 90 days after the end of each fiscal year of the Company the following: (i) statements of operation, change in stockholder's equity and cash flow of the Company for such fiscal year and the related balance sheet as at the end of such fiscal year prepared on a consolidated basis, and accompanied by an unqualified opinion thereon of independent certified public accountants acceptable to the Required Banks, which opinion shall state that said audited financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year in accordance with GAAP, (ii) statements of operation of the Company for such fiscal year prepared on a consolidating basis, and (iii) the related consolidating balance sheet of the Company as at the end of such fiscal year, all accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the financial condition and results of operations of the Company, in each case in accordance with GAAP, as at the end of, and for, such period;

(c)           ERISA Events.  as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

(i)           any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii)           the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

(iii)           the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv)           the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v)           the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi)           the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

(d)           Borrowing Base Certificate.  as soon as available and in any event within 10 Business Days after:

(i)           the end of each calendar month,

(ii)           the 15th day of each calendar month, and

(iii)           any other accounting period for which any Bank reasonably requests a Borrowing Base Certificate,

a Borrowing Base Certificate as at the last day of such accounting period, together with reports, as of the last day of such accounting period, setting forth the following: (A) the aging of the Receivables, specifying both the names of the respective account debtors and the period of time each such account has been past due, (B) a list of the Eligible Receivables and, on and after the Australian Effective Date, Australian Receivables, (C) a list of Tier I and Tier II Eligible Receivables showing insurance limits and aging, (D), if the Net Liquidating Value of Eligible Brokerage Accounts is included in the Borrowing Base, then such information as the Agent may request to support the value reported thereunder, (E) the amount of unsold metal and inventory in transit on a vessel that is included in Eligible Inventory, (F) the net market price risk of the Company that supports the hedging inventory, and (G) such other information as the Agent may reasonably request;

(e)           Collateral Audit.  from time to time at the request of the Agent (but, so long as no Default is continuing, no more than once in any fiscal year), a report as of the end of any fiscal quarter, in form and substance satisfactory to the Required Banks, of an independent collateral auditor satisfactory to the Required Banks (which may be, or be affiliated with, one of the Banks):

(i)           with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal quarter which report shall indicate that, based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company) and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such fiscal quarter is accurate and complete in all material respects,

(ii)           with respect to the insurance policy or policies covering any of the Receivables or other Collateral, and

(iii)           with respect to the agreements entered into by the Company with its customers and its suppliers;

(f)           Shareholder Material.  promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(g)           Notice of Default.  promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

(h)           Other Information.  from time to time such other information regarding the financial condition, operations, business or prospects of any Obligor (including any Plan or Multiemployer Plan, and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company in substantially the form of Exhibit G hereto (the "Compliance Certificate"): (i) to the effect that no Default exists (or, if any Default exists, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07, 8.08(d), 8.09, 8.10 and 8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year, and (iii) certifying that the Company has not been Australian Registered (or that it has been so registered and complied with its obligations under Section 8.18(a) hereof).

8.02           Litigation.  The Company will promptly (and in any event no later than five Business Days after the Company has notice of the same) give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any environmental laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

8.03           Existence, Etc.  The Company will and will cause each Obligor to:

(a)           Existence.  preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b)           Compliance with Laws.  comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

(c)           Payment of Obligations.  pay and discharge its obligations, including all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligations the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(d)           Maintain Property.  maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(e)           Books and Records.  keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

(f)           Inspection.  permit representatives of any Bank or the Agent, during normal business hours and upon reasonable prior notice (which such notice shall not be required at any time an Event of Default exists), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (which notice shall specify the reasons (determined by such Bank or the Agent in its sole discretion) for such examination, inspections or discussions).

8.04           Insurance.  The Company will, and will cause its Non-Dormant Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, including, in any event, marine and credit insurance policies covering the Company's or its Non-Dormant Subsidiaries', as the case may be, inventory and accounts receivable, respectively, in amounts, pursuant to policies, and issued by insurers, acceptable to the Required Banks.  The Company shall (i) cause all such insurance (other than workers' compensation) to name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk), and furnish the Agent evidence of the same, and (ii) at least annually, furnish to the Agent certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to this Section 8.04 and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by this Section 8.04.

8.05           Prohibition of Fundamental Changes.  The Company will not and will not permit any Obligor to enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary of the Company may be merged with or into the Company or any other Obligor, provided that in the case of such merger, consolidation or amalgamation involving the Company, the Company shall be the continuing or surviving Person.  The Company will not and will not permit any Obligor to acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business.  The Company will not and will not permit any Obligor to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

8.06           Limitation on Liens.  The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property and will not allow any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective Property, whether now owned or hereafter acquired, except:

(a)           Liens created pursuant to the Security Documents;

(b)           Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(c)           carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

(d)           pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

(e)           Liens on the warehouse facility in Baltimore, Maryland securing the Indebtedness permitted under Section 8.07(c) hereof;

(f)           deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           Liens securing Indebtedness permitted pursuant to Section 8.07(c) hereof;

(h)           the following:

(i)           Liens on Property of Imbali Metals Bvba securing the Imbali Facility, and

(ii)           Liens on Property of the Company securing the Imbali Guarantee, so long as such Liens are subject to the Subordination Agreement; and

(i)           Liens encumbering Inventory securing the Indebtedness permitted pursuant to Sections 8.07(f)(A) and (B).

8.07           Indebtedness.  The Company will not, and will not allow any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(a)           Indebtedness to the Banks hereunder;

(b)           Indebtedness of 6900 Quad Avenue, LLC under the Quad Avenue Loan Agreement in an aggregate amount not to exceed $2,000,000, the proceeds of which have been used to finance the acquisition of the warehouse facility in Baltimore, Maryland, and any Guarantee by the Company of such Indebtedness;

(c)           purchase money Indebtedness for capital equipment and/or capital leases in an aggregate outstanding principal amount not to exceed at any time $1,000,000;

(d)           other unsecured Indebtedness in an aggregate outstanding principal amount not to exceed at any time $250,000;

(e)           Indebtedness of Imbali Metals Bvba under the Imbali Facility and the Indebtedness of the Company under the Imbali Guarantee, so long as such Indebtedness is subject to the Subordination Agreement; and

(f)           the following Indebtedness; provided that (i) the aggregate amount of the Indebtedness permitted under this clause (f) outstanding at any time shall not exceed $25,000,000 (calculated without duplication of Indebtedness and a Guarantee of such Indebtedness), (ii) at the time of the incurrence of such Indebtedness no Default shall exist or result therefrom, and (iii) the Company shall have provided the Agent and each Bank a certificate of a financial officer of the Company showing the Company's compliance with the covenants set forth in Section 8.09 and 8.10 after giving effect to such Indebtedness and certifying that at the time of the incurrence thereof and after giving effect thereto, no Default shall exist:

(A)           Indebtedness of the Company which is incurred to finance the acquisition of Inventory in the ordinary course of business and is non-recourse to the Company and any of its Property other than the Inventory financed thereby, pursuant to customary non-recourse provisions (including normal and customary exceptions to the non-recourse nature thereof); provided that (1) no Inventory so financed is included in the Borrowing Base until the Liens securing such Indebtedness are released and (2) such Indebtedness does not exceed 100% of the cost of acquiring such Inventory;

(B)           In addition to the Reimbursement Obligations, Indebtedness in the form of reimbursement obligations under letters of credit (which are not Letters of Credit hereunder) issued for the account of the Company to secure the purchase price of Inventory in the ordinary course of business to be acquired by the Company if (1) such reimbursement obligation is secured only by the Inventory the purchase price of which is secured by the applicable Letter of Credit; (2) no such Inventory is included in the Borrowing Base until the Liens securing such Indebtedness are released and (3) such Indebtedness does not exceed 100% of the cost of acquiring such Inventory;

(C)           Subordinated Debt; and

(D)           Guarantees by the Company of Indebtedness in the form of loans made under pre-export finance arrangements by third parties (which may include one or more of the Banks) to certain of the Company's suppliers; provided that (1) with respect to any one supplier, the amount of the Guarantee provided for the benefit of such supplier shall be limited to an amount not to exceed 20% of the aggregate amount of such loans to such supplier and (2) the aggregate amount of the Indebtedness Guaranteed pursuant to the Guarantees provided under this clause (D) shall not exceed $3,000,000.

8.08           Investments.  The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

(a)           Investments outstanding on the date hereof and identified on Schedule II hereto (not including any Investments in Imbali Metals BVBA);

(b)           deposit accounts with banks;

(c)           Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(d)           Investments by the Company in Imbali Metals BVBA in an aggregate amount not to exceed €4,000,000 or the dollar equivalent thereof (determined based on the amount initially advanced with respect thereto, giving effect to any repayments and including any amount outstanding on the Closing Date) and Investments by the Company under the Imbali Guarantee;

(e)           Investments of the type described in clause (a) and (b) of the definition thereof in third parties; provided, that such Investments are made with the proceeds of Subordinated Debt and the aggregate outstanding amount of such Investments (determined based on the amount initially advanced with respect thereto minus any repayment thereof) does not exceed $12,000,000; and

(f)           other Investments in an aggregate amount not to exceed at any time $500,000 (determined based on the amount initially advanced with respect thereto, giving effect to any repayments).

8.09           Leverage Ratio.  The Company will not permit the Leverage Ratio to exceed at any time 6.00 to 1.

8.10           Tangible Net Worth.  The Company will not permit its Tangible Net Worth to be less than the sum of $25,000,000 plus an aggregate amount equal to 25% of its net earnings (but, in each case, only if a positive number) for each fiscal year beginning with the fiscal year ending December 31, 2011.

8.11           No Net Loss.  The Company will not permit any negative net operating earnings (calculated before taxes and extraordinary items in accordance with GAAP) to be more than $4,000,000 in the aggregate over two or more consecutive quarters.

8.12           Lines of Business.  The Company will not nor will it permit any Subsidiary to engage to any substantial extent in any line or lines of business activity other than the business of acquiring, selling, trading, extruding and otherwise dealing in aluminum and steel semi-finished products (or other similar metal products).

8.13           Dividend Payments.  The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time if (a) a Default exists or (b) immediately after giving effect to making such Dividend Payment any Default would be continuing.

8.14           Use of Proceeds.  The Company will use the proceeds of the extensions of credit hereunder to repay existing Indebtedness, for working capital and for its other general corporate purposes (in compliance with all applicable legal and regulatory requirements, including Regulations T, U and X and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder); provided that neither the Agent nor any Bank has any responsibility as to the use of any of such proceeds.

8.15           Subordinated Debt.  The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for any sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Debt, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Debt.  The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for any sinking, defeasance, or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or repayment of the principal of or interest on, or any other amounts owing in respect of, the Imbali Guarantee.

8.16           Dormant Subsidiaries.  The Company will not (i) transfer any Property to, or make any Investments, in any of the Dormant Subsidiaries, and (ii) permit any Dormant Subsidiaries to acquire any Property or incur any liabilities.

8.17           Additional Guarantors; Pledge of Additional Subsidiaries.  The Company will take such action, and will cause each of its domestic Subsidiaries (other than the Quad Avenue Subsidiary) to take such action, from time to time as shall be necessary to ensure that all domestic Subsidiaries (other than the Quad Avenue Subsidiary) of the Company become "Guarantors" hereunder and grant Liens in all their respective personal property assets, including the following actions:

(a)           Subsidiary Guarantee.  duly executing and delivering a Supplement to the Subsidiary Guarantee in the form attached as Annex I thereto for each domestic Subsidiary formed or acquired following the Closing Date;

(b)           Secured Documents.  causing such domestic Subsidiary to take such action (including executing and delivering a Supplement to the Security Agreement in form attached as Annex I thereto properly completed and delivering such certificates, executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property assets of such domestic Subsidiary as collateral security for the Obligations; and

(c)           Corporate Authorization.  delivering such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 on the Closing Date or as the Agent shall have reasonably requested.

In the event that any Obligor shall form or acquire any new Subsidiary, the Company will promptly cause the equity interests issued by such Subsidiary to be pledged and delivered pursuant to the Security Documents promptly after such Subsidiary is formed or acquired (except that, if such Subsidiary is a foreign Subsidiary, the equity interests issued by such Subsidiary to be pledged pursuant to the Security Documents shall be limited to 65% of the outstanding Equity Interests issued by such Subsidiary).

8.18           Australian Matters.  The Company agrees that:

(a)           Registration of Floating Charge.  if it becomes, or takes steps towards becoming, Australian Registered, it will promptly notify the Agent and will do all things necessary (including the due execution (or re-execution as the case may be) of all required ASIC Forms 309 and 350 (or such other forms that are required by applicable law at that time)) to enable the Company or the Agent to immediately register each existing Floating Charge with ASIC or on such other relevant register as may be then in existence and required under applicable law (as contemplated by the definition of Australian Effective Date in Section 1.01 hereof) and, thereafter, do all things necessary to enable any new Floating Charge entered into by it (as so contemplated) to be immediately registered with the Australian Securities and Investment Commission or on such other register as may be then in existence and required under applicable law, and

(b)           Australian Registration.  it will, at the request of the Required Banks: (i) promptly become Australian Registered, (ii) furnish to the Agent evidence of such registration and (iii) thereafter, comply with the provisions of the foregoing clause (a).

8.19           Amendment to Organizational Documents.  The Company will not and will not permit any Subsidiary to consent to any modification, supplement or waiver of any of the provisions of any of their organic documents (e.g., certificate or articles of incorporation, organization or partnership and any partnership agreement) or other internal governing documents (e.g., bylaws, limited liability company agreement and regulations) in a manner materially adverse to the Banks.

8.20           Capital Expenditures.  During each fiscal year, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries will not exceed $500,000.

8.21           Transactions with Affiliates.  The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (b) transactions between or among the Company and one or more Guarantors not involving any other Affiliate, (c) any Dividend Payments permitted by Section 8.13 and (d) Subordinated Debt permitted hereby.

8.22           Post Closing Obligations.

(a)           Insurance.  On or before May 6, 2011, the Company agrees to deliver to Agent evidence of insurance acceptable to the Agent reflecting the Agent as loss payee with respect to marine and credit insurance policies covering the Collateral and evidence of the actual endorsements of such policies.

(b)           Imbali Corporate Documents.  On or before May 13, 2011, the Company agrees to deliver to Agent certified copies of the charter and by-laws (or equivalent documents) of Imbali Metals Bvba translated into English.

(c)           Pledge of Imbali Stock.  On or before May 31, 2011, the Company agrees to deliver to Agent the shareholder register of Imbali Metals Bvba revised to reflect that the Lien of JPMorgan noted thereon has been removed and the Lien of the Agent on the 65% of the equity interests issued by Imbali Metals Bvba has been placed thereon and such other documentation as may be required under the laws of Belgium to ensure that the Agent has a first priority perfected Lien on the equity interests issued by Imbali Metals Bvba that are pledged under the Share Pledge Agreement.

SECTION 9.

Events of Default.

9.01           Events of Default.  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

(a)           Payment Default.  The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan or any Acceptance or any Reimbursement Obligation, the amount necessary to provide cash collateral for any Letter of Credit or Acceptance as required thereby, any fee or any other amount payable by it hereunder (other than interest) or under any other Basic Document or (ii) any interest on any Loan or any Reimbursement Obligation or any payment in the nature of interest on any Acceptance and, in each case under this clause (ii) only, such default in the payment shall continue unremedied for three Business Days after notice thereof to the Company by the Agent; or

(b)           Cross Default.  The Company shall default in the payment when due of any principal of or interest on any of its other Material Indebtedness or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Material Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Material Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Material Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity (as used herein, the term "Material Indebtedness" means any Indebtedness (other than the Obligations) with an outstanding principal balance of $5,000,000 or more, in any individual case or in the aggregate) and with respect to Imbali Metals BVBA, the Imbali Facility; or

(c)           Representations and Warranties.  Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company or any of its Subsidiaries, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d)           Covenant Defaults.  The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.03(a), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.15, 8.16, 8.18, 8.19, 8.20,8.21 or 8.22 hereof or any Obligor shall default in the performance of any of its obligations under the Security Agreement or (after the Australian Effective Date) the Floating Charge; the Company shall default in the performance of its obligations under Section 8.01(d) hereof and such default under Section 8.01(d) shall continue unremedied for a period of three Business Days after notice thereof to the Company by the Agent or any Bank (through the Agent); or the Company shall default in the performance of any of its obligations in this Agreement or any other Basic Document (other than those already specified above in this clause (d)) and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

(e)           Failure to Pay Debts.  The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)           Voluntary Insolvency Proceedings.  The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)           Involuntary Insolvency Proceedings.  A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or any of its Subsidiaries or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

(h)           Judgment Default.  A final judgment or judgments for the payment of money in excess of $1,000,000 (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any of its Subsidiaries shall not, within said period of 30 days, or such longer period during which execution of the same has been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)           ERISA Events.  An event or condition specified in Section 8.01(c) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Required Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

(j)           Change of Control.  (i) The Principal Shareholders shall cease to own beneficially and of record at least 20% of the issued and outstanding capital stock having voting power to elect members of the board of directors of the Company, (ii) Nathan Kahn shall cease to be President of the Company and a successor acceptable to the Required Banks shall not have been appointed to such position within 90 days thereafter (such determination of acceptability by the Required Banks to be made for purposes of waiving any resulting Default only, the Company agreeing that it is solely responsible for selecting an appropriate replacement) or (iii) the Persons who were members of the board of directors of the Company on the Closing Date (together with any new directors whose election to such board of directors or whose nomination for election was approved by a vote of a majority of such members of the board of directors or members whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company;

(k)           Security Documents.  The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Banks, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Basic Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

(l)           Quad Avenue Loan Agreement.  6900 Quad Avenue, LLC shall default in the performance of its obligations under Section 4(a) of the Quad Avenue Loan Agreement;

THEREUPON:  (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, the Agent may with the consent of the Required Banks, and, upon request of the Required Banks shall by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Acceptances, the Reimbursement Obligations and all other Loan Obligations (including any amounts payable under Section 5.04 or 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Acceptances, the Reimbursement Obligations and all other Loan Obligations (including any amounts payable under Section 5.04 or 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

9.02           Cover for Contingent Obligations.  In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other Loan Obligations to be due and payable), the Company agrees that it shall, if requested by the Agent or the Required Banks through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security for the Obligations and be subject to withdrawal only as therein provided.

SECTION 10.

The Agent.

10.01           Appointment, Powers and Immunities.  Each Bank hereby irrevocably appoints and authorizes Rabobank to act as agent on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Basic Documents hereby ratifying such appointment), hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto.  The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents):  (a) has no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Secured Party; (b) shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document, unless so directed by the Required Banks; (d) shall not be required to act as collateral agent hereunder or otherwise be responsible for any collateral security granted in connection herewith except with respect to any collateral that cannot be perfected by filing Uniform Commercial Code financing statements and is required to be delivered to the Agent under the Basic Documents; and (e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Agent may deem and treat the Banks named in the Register as the "Banks" hereunder for all purposes hereof unless and until a notice of the assignment or transfer thereof has been filed with the Agent.

10.02           Reliance by Agent.  The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.  As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Banks and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

10.03           Defaults.  The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than payment Defaults) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default".  In the event that the Agent receives such a notice of the occurrence of a Default or becomes aware of a payment Default, the Agent shall give prompt notice thereof to the Banks.  The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Agent has received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Banks.

10.04           Rights as a Bank.  With respect to its Commitments and the Loans made by it, Rabobank (and any successor acting as Agent) in its capacity as a Bank hereunder has the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity.  Rabobank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Rabobank and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

10.05           Indemnification.  The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as Agent (including by any Secured Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default exists, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.  The Banks agree to indemnify each Fronting Bank and each of their respective officers, directors, employees and agents (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of them in their capacity as a Fronting Bank arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default exists, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

10.06           Non-Reliance on Agent and Other Banks.  Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document.  The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company.  Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) that may come into the possession of the Agent or any of its Affiliates.

10.07           Failure to Act.  Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

10.08           Resignation or Removal of Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Required Banks.  Upon any such resignation or removal, the Required Banks have the right to appoint a successor Agent, subject (in the case of any successor Agent that is not a Bank at such time) to the Company's approval of such successor Agent.  If no successor Agent has been so appointed by the Required Banks (or if the Company shall fail to approve such a successor Agent) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, subject to the Company's approval, appoint a successor Agent, that shall be a bank that has an office in New York, New York.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

10.09           Agency Fee.  So long as the Commitments are in effect and until payment in full of the Obligations, the Company will pay to the Agent an agency fee as mutually agreed upon.

10.10           Consents under Other Basic Documents.  Except as otherwise provided in Section 11.04 hereof, the Agent may, with the prior consent of the Required Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any Collateral or otherwise terminate any Lien under any Basic Document or agree to additional obligations being secured by such Collateral (unless the Lien for such additional obligations shall be junior and subordinate to the Lien in favor of the other obligations secured by such Basic Document).

10.11           Pendency of Insolvency.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           Filing Claims.  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Section 11.03) allowed in such judicial proceeding; and

(b)           Collection of Funds.  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent hereunder.  Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

10.12           Permitted Release of Collateral.

(a)           Automatic Release.  If any Obligor sells any Collateral which is permitted to be disposed of under Section 8.05, the Liens in the Collateral granted to the Agent under the Basic Document shall automatically terminate and the Collateral will be disposed of free and clear of all Liens of the Agent.

(b)           Written Release.  The Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is permitted to be sold upon an authorized officer of the Company certifying in writing to the Agent that the proposed disposition of Collateral is permitted under Section 8.05.  To the extent the Agent is requested to execute any release documents or other documents evidencing the termination of Liens in accordance with the immediately preceding sentence, the Agent shall do so promptly upon request of the Company without the consent or further agreement of any Secured Party.  If the disposition of Collateral is not permitted under or pursuant to the Basic Document, the Liens encumbering the Collateral may only be released in accordance with the provisions of Section 11.04.

(c)           Other Authorized Release and Subordination.  The Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to:  (i) subordinate or release the Liens granted to the Agent to secure the Obligations with respect to any property which is permitted to be subject to a Lien of the type described in paragraphs (g) or (i) of Section 8.06 and (ii) release the Agent's Liens when all the Commitments have terminated and all the Obligations have been irrevocably paid in full and otherwise satisfied.

10.13           Powers and Immunities of Fronting Banks.  Neither any Fronting Bank nor any of their respective Affiliates, officers, directors, agents or employees shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Basic Document except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the preceding sentence, no Fronting Bank (a) shall have any duties or responsibilities except those expressly set forth in the Basic Documents, and shall by reason of any Basic Document be a trustee or fiduciary for any Bank or for the Agent, (b) shall be required to initiate any litigation or collection proceedings under any Basic Document, and (c) shall be responsible to any Bank or the Agent for any recitals, statements, representations, or warranties contained in any Basic Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Basic Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Basic Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder.  Each Fronting Bank: (a) may consult with legal counsel (including counsel for the Company or the Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (b) shall incur no liability under or in respect of any Basic Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.  As to any matters not expressly provided for by any Basic Document, each Fronting Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and the Agent; provided, however, that a Fronting Bank shall not be required to take any action which it reasonably believes exposes it to personal liability or which it reasonably believes is contrary to any Basic Document or applicable law.

10.14           Perfection by Possession and Control; Deposit Accounts.  The Agent hereby appoints each of the other Banks to serve as bailee to perfect Agent's Liens in any Collateral in the possession of any such other Bank.  Each Bank possessing any Collateral agrees to so act as bailee for the Agent in accordance with the terms and provisions hereof.  In furtherance of the forgoing, each Bank acknowledges that certain of the Obligors may maintain deposit accounts at one or more of the Banks (all such accounts, herein the "Obligor Accounts").  Unless a Bank has entered into a control agreement with the Agent with respect to the Obligor Accounts (in which event such control agreement has take precedent over the provisions of this Section 10.14 with respect to the Obligor Accounts covered thereby), each Bank agrees to hold its Obligor Accounts as bailee for the Agent to perfect the Agent's Liens therein.  Prior to the receipt by a Bank of a written notice of an Event of Default from the Agent, the Obligors are entitled to make withdrawals from the Obligor Accounts and make deposits into all the Obligor Accounts.  When a Bank has received a written notice of an Event of Default from the Agent and as long as such Event of Default exists, (a) the Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Obligor Accounts and each Bank agrees to comply with the instructions originated by the Agent directing deposition of the funds in or relating to the Obligor Accounts it holds without further consent by any Obligor, and (b) each Bank shall transfer, in immediately available funds by wire transfer to the Agent, the amount of the collected funds credited to the Obligor Accounts it holds and deliver to the Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Agent demands payment or delivery thereof by such written notice to such Bank.  Each Obligor agrees that each Bank is authorized to immediately deliver all the Collateral to the Agent upon the Bank's receipt of such notice from the Agent.  No Bank (other than the Agent acting for the benefit of the Secured Parties) shall exercise any right of set–off or banker's lien against any Obligor Account for any obligations other than the Obligations; provided that a Bank shall be entitled to charge, or set–off against an Obligor Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Obligor Account and for the amount of any item credited to the Obligor Account that is subsequently returned for any reason.

10.15           Bank Affiliates Rights.  By accepting the benefits of the Basic Documents, any Affiliate of a Bank that is owed any Obligation is bound by the terms of the Basic Documents.  But notwithstanding the foregoing:  (a) neither the Agent, any Bank nor any Obligor shall be obligated to deliver any notice or communication required to be delivered to any Bank under any Basic Document to any Affiliate of any Bank; and (b) no Affiliate of any Bank that is owed any Obligation shall be included in the determination of the Required Banks or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Basic Document.  The Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Bank who is owed any Obligation.  The Agent shall deal solely and directly with the related Bank of any such Affiliate in connection with all matters relating to the Basic Documents.  The Obligation owed to such Affiliate shall be considered the Obligation of its related Bank for all purposes under the Basic Documents and such Bank shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Basic Document.

10.16           Other Agents.  Certain of the Banks may have been designated as syndication agents, documentation agents or other similar designation in recognition of the level of their respective Revolving Loan Commitments.  No Bank, other than the Bank serving as Agent, is an agent for the Banks nor shall any such Bank have any obligation hereunder other than those existing in its capacity as a Bank.

SECTION 11.

Miscellaneous.

11.01           Waiver.  No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Basic Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  No waiver of any provision of any Basic Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 11.04, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan, issuance of a Letter of Credit or the creation and discount of an Acceptance shall not be construed as a waiver of any Default, regardless of whether the Agent or any Bank may have had notice or knowledge of such Default at the time.

11.02           Notices.

(a)           General Address for Notices.  All notices, requests and other communications ("Communications") provided for herein and under the other Basic Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (i) if transmitted by facsimile, when the confirmation of transmission thereof is received by the transmitter, (ii) when personally delivered or (iii) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Basic Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Basic Document.

(b)           Electronic Communications.  Communications to the Banks under the Basic Documents may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Section 2.01 or 4.05 unless otherwise agreed by the Agent and the applicable Bank.  The Agent or the Company may, in its discretion, agree to accept notices and other communications to it under the Basic Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or Communications.

(c)           Electronic Transmission System.  The Company and the Banks agree that the Agent may make the Communications available to the Banks and the Company by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").  THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE".  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO ANY OBLIGOR, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR'S OR THE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)           Communications Through the Platform.  Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes hereof.  Each Bank agrees to provide to the Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and agrees that the foregoing notice may be sent to such e-mail address.

11.03           Expenses, etc.  The Company agrees to pay or reimburse each of the Banks and the Agent for:  (a) all reasonable and documented out-of-pocket costs and expenses of the Agent (including the reasonable and documented fees and expenses of Hunton & Williams LLP) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of each Bank and the Agent (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of this Agreement, any other Basic Documents, any transactions contemplated hereby or any investigation or litigation or other proceedings (including any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) relating thereto, including the reasonable fees and disbursements of counsel (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

11.04           Amendments, Etc.  Neither this Agreement nor any other Basic Document nor any provision hereof or thereof may be waived, amended or modified except, (x) pursuant to an Increased Commitment Supplement executed in accordance with Section 2.01 which only needs to be signed by the Company, the Agent and the Banks increasing or providing new Revolving Loan Commitments thereunder and (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Agent and the Required Banks or, in the case of any other Basic Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Obligor or Obligors that are parties thereto, in each case with the consent of the Required Banks; provided that no such agreement shall (i) increase any Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, Reimbursement Obligations or Acceptance Liability or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date or due date of the payment of the principal amount of any Loan (including any prepayment required by Section 2.11), Reimbursement Obligations or Acceptance Liabilities, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other Obligations shall be applied as among the Secured Parties, without the written consent of each Bank, (v) change any of the provisions of this Section, the definition of the term "Required Banks", the last sentence of Section 4.09 or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank, (vi) alter the pro rata treatment in Section 4.03 without the consent of each Bank, (vii) amend the definition of the term "Borrowing Base" or any defined term used therein without the consent of each Bank (other than a Defaulting Bank), (viii) release any Guarantor from any of its guarantee obligations without the written consent of each Bank (other than a Defaulting Bank) or (ix) except as permitted by Section 10.12 or in connection with the exercise of its rights and remedies in therein after an Event of Default, release all or any substantial portion of the Collateral without the written consent of each Bank (other than a Defaulting Bank); and provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Fronting Bank hereunder without the prior written consent of the Agent or the applicable Fronting Bank, as the case may be.

11.05           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit, any Affiliate of a Bank who is otherwise owed any of the Obligations and any party entitled to indemnification hereunder), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Basic Document without the prior written consent of each Bank (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with Section 11.06 (and any attempted assignment or transfer by any Bank that is not in accordance with this Section shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit and any Affiliate of a Bank who is otherwise owed any of the other Obligations), and, to the extent expressly contemplated hereby, officers, directors, attorneys, agents, and employees of each of the Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.06           Assignments and Participations.

(a)           Assignments by Banks.

(i)           Assignments Generally.  Subject to the conditions set forth in clause (ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)           the Company, provided that no consent of the Company shall be required for an assignment to a Bank, an Affiliate of a Bank or an Approved Fund or, if an Event of Default exists, any other assignee; and

(B)           the Agent, provided that no consent of the Agent shall be required for an assignment of any Commitment to an assignee that is a Bank with a Commitment immediately prior to giving effect to such assignment.

(ii)           Certain Conditions to Assignments.  Assignments by the Banks shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment or Loans, the amount of the Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default exists;

(B)           each partial assignment of any Commitment or Loans shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement in respect of such Commitment and Loans;

(C)           the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500; and

(D)           the assignee, if it shall not already be a Bank, shall deliver to the Agent an Administrative Questionnaire.

(iii)           Effectiveness of Assignments.  Subject to acceptance and recording thereof pursuant to paragraph (b) below, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Sections 5.01, 5.04, 5.05, 5.06 and 11.03).  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (d) below.  Delivery of an executed counterpart of a signature page to an Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of thereof.

(b)           Maintenance of Register by the Agent.  The Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in New Jersey a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time, upon reasonable prior notice.

(c)           Effectiveness of Assignments.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (a) above and any written consent to such assignment required by said paragraph (a), the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(d)           Participations.  Any Bank may, without the consent of the Company or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Obligors, the Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, waiver or other modification of any provision of this Agreement; provided that such agreement may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.04 that affects such Participant. Subject to paragraph (e) below, the Company agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.04 and 5.06, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (a) above. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.07(a) as though it were a Bank, provided such Participant agrees to be subject to Section 4.07 (b) as though it were a Bank hereunder.

(e)           Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.06 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 5.06 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 5.06 as though it were a Bank.

(f)           Certain Pledges.  Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such assignee for such Bank as a party hereto.

(g)           No Assignments to the Company or Affiliates.  Anything in this Section to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan, Reimbursement Obligations or Acceptance Liability held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

11.07           Survival.  The obligations of the Company under Sections 5.01, 5.04, 5.05, 5.06 and 11.03 and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans, the Acceptance Liabilities and the Reimbursement Obligations and the termination of the Commitments.  In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan, an Acceptance or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan, an Acceptance or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

11.08           Captions.  The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

11.09           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Basic Documents and any separate letter agreements with respect to fees payable to the Agent and the Bank constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10           Governing Law; Submission to Jurisdiction.  Each of this Agreement and each other Basic Documents will be governed by, and construed in accordance with, the internal laws of the state of New York (including for such purpose sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).  The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Basic Document or the transactions contemplated hereby or thereby.  The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Company hereby further irrevocably consents to the service of process in any such legal proceedings in said courts by the mailing thereof by the Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

11.11           Waiver of Jury Trial.  EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.12           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.13           Independence of Covenants.  All covenants and other agreements contained in this Agreement or any other Basic Document shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants or other agreements, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant or other agreement shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

11.14           PATRIOT ACT PROVISION.  Each of the Agent, each Bank hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Obligor and other information that will allow the Agent, such Bank to identify each Obligor in accordance with the Act.

11.15           No Fiduciary Relationship.  The relationship between the Company and the other Obligors on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Company or any other Obligors, and no term or condition of any of the Basic Documents shall be construed so as to deem the relationship between the Company and the other Obligors on the one hand and the Agent and each Bank on the other to be other than that of debtor and creditor.

11.16           Construction.  The Company, each other Obligor (by its execution of the Basic Documents to which its is a party), the Agent, each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Basic Documents with its legal counsel and that the Basic Documents shall be construed as if jointly drafted by the parties thereto.

11.17           Interest Rate Limitation.

(a)           Limitation to Maximum Rate; Recapture.  No interest rate specified in any Basic Document shall at any time exceed the Maximum Rate.  If at any time the interest rate (the "Contract Rate") for any obligation under the Basic Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect.  As used herein, the term "Maximum Rate" means, at any time with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Company.  The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Basic Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Company at the time of such change in the Maximum Rate.

(b)           Cure Provisions.  No provision of any Basic Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Basic Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Company nor the sureties, guarantors, successors, or assigns of the Company shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Company.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Company and each Bank shall, to the extent permitted by applicable law, (i) characterize any non principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

11.18           Waiver of Consequential Damages, etc.  To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against Agent, any Bank and any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Basic Documents, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPIRE RESOURCES, INC.

By:	/s/ Sandra R. Kahn
Sandra R. Kahn, Vice President

Address for Notices:

Empire Resources, Inc. One Parker Plaza Fort Lee, New Jersey 07024 Attention: Ms. Sandra R. Kahn Facsimile No.: (201) 944-2226 Telephone No.: (201) 944-2200

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent, Swing Line Bank, Acceptance Bank, Issuing Bank and as a Bank

By:	/s/ Kimberly Oates
Kimberly Oates, Executive Director

By:	/s/ Brett Delfino
Brett Delfino, Executive Director

Address for Notices as Agent:

c/o Rabo Support Services, Inc. 10 Exchange Place Jersey City, NJ 07302 Attention of Corporate Bank Services, Sui Price Telecopy No. 914.304.9327 Telephone No. 201.499.5436

Address for Notices as Bank:

245 Park Avenue New York, NY 10167 Attention: Kimberly Oates Facsimile No.: (212) 916-3731 Telephone No.: 212-916-3711 Email: kimberly.oates@rabobank.com

JPMORGAN CHASE BANK, N.A.

By:	/s/ Raymond Darcy
Raymond Darcy, Vice President

Address for Notices:

JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attention: Raymond Darcy Facsimile No.: (646) 534-2239 Telephone No.: (212) 270-1903 Email: raymond.p.darcy@jpmorgan.com

BNP PARIBAS

By:	/s/ Tina Mehta
Tina Mehta, Director

By:	/s/ Carlos Urquiaga
Carlos Urquiaga, Director

Address for Notices:

BNP Paribas 787 Seventh Avenue New York, New York 10019 Attention: Tina Mehta Facsimile No.: (212) 471-6862 Telephone No.: (212) 841-3004 Email: tina.mehta@us.bnpparibas.com

ABN AMRO CAPITAL LLC

By:	/s/ Stacey Judd
Stacey Judd, Director

Address for Notices:

ABN AMRO Capital LLC 100 Park Avenue New York, New York 10017 Attention: Stacey Judd Facsimile No.: (917) 284-6683 Telephone No.: (917) 284-6906 Email: stacey.judd@abnamro.com

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Thomas Drake
Thomas Drake, Vice President

Address for Notices:

RBS Citizens, National Association
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: Thomas Drake
Facsimile No.: __________________
Telephone No.: (203) 897-4581
Email: thomas.s.drake@citizensbanks.com

SOCIÉTÉ GÉNÉRALE

By:	/s/ Steven Silverstein
Steven Silverstein, Director

Address for Notices:

Société Générale 1221 Avenue of the Americas New York, New York 10020 Attention: Steven Silverstein Facsimile No.: (212) 278-7953 Telephone No.: (212) 278-6961 Email: steven.silverstein@sgcib.com

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Michael L. Vellucci
Michael L. Vellucci, Senior Vice President

Address for Notices:

Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Attention: Mark Williams Facsimile No.: (212) 493-7280 Telephone No.: (212) 493-7827 Email: mark.williams@bbh.com

INDEX TO EXHIBITS AND SCHEDULES

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Borrowing Base Certificate
EXHIBIT C	–	Form of Security Agreement
EXHIBIT D	–	Form of Subsidiary Guarantee
EXHIBIT E	–	Form of Assignment and Assumption
EXHIBIT F	–	Form of Increased Commitment Supplement
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Form of Subordination Agreement
EXHIBIT I	–	Form of Borrowing Request
EXHIBIT J	–	Form of Notice of Prepayment, Conversion and Continuation
EXHIBIT K	–	Subordination Terms

SCHEDULE A	–	Commitments
SCHEDULE I	–	Indebtedness
SCHEDULE II	–	Investments
SCHEDULE III	–	Subsidiaries
SCHEDULE IV	–	Existing Letters of Credit

EXHIBIT A
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Note

PROMISSORY NOTE

$__________	__________, 20__ New York, New York

FOR VALUE RECEIVED, EMPIRE RESOURCES, INC., a Delaware corporation (the "Company"), hereby promises to pay to _____________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books, provided that the failure of the Bank to make any such recordation shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof, dated as of April 28, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, the lenders named therein and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and evidences Loans made by the Bank thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

EMPIRE RESOURCES, INC.

By:
Name:
Title:

EXHIBIT B
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Borrowing Base Certificate

Borrowing Base Certificate

Coöperatieve Centrale
Raiffeisen-Boerenleenbank B.A.
"Rabobank Nederland",
New York Branch, as agent

c/o Rabo Support Services, Inc.
10 Exchange Place, 16th Floor
Jersey City, NJ 07302-3913
Phone No.:                 201.499.5436
Fax No.:                      914.304.9327
Attention:                  Sui Price

With a copy to:

Rabobank Nederland
245 Park Avenue
New York, NY  10167
Phone No.                  (212) 916-7933
Fax No.
Attention:                  Kimberly Oates

And each Bank

Ladies and Gentlemen:

This Borrowing Base Certificate as of _____________, 20__ (the "Computation Date") is executed and delivered by Empire Resources, Inc. (the "Company") to Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Agent"), pursuant to that certain Credit Agreement (as amended, restated or otherwise modified, the "Credit Agreement") dated as of April 28, 2010 among the Company, the Agent and the banks named therein.  All terms used herein shall have the meanings assigned to them in the Credit Agreement.

The Company represents and warrants to the Agent and the Banks that all information contained herein is true, correct, and complete, and that the property included in the calculations below represents the property that qualifies for purposes of determining the Borrowing Base under the Credit Agreement.  The Company also represents and warrants that all figures listed below or attached hereto have been calculated based on the provisions of the Credit Agreement.

The Company represents and warrants to the Agent and the Banks that the representations and warranties of the Obligors contained in the Basic Documents are true and complete on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof except to the extent that such representations and warranties relate specifically to another date, and that no Default exists.

BORROWING BASE SUMMARY:

A.	Borrowing Base (as detailed from schedule 1)		$__________
B.	Revolving Loan Commitments		$__________
C.	Lesser of Line A or Line B		$__________
D.	Revolving credit exposure:
	(i) Loans	$__________
	(ii) Letters of Credit	$__________
	(iii) Acceptances	$__________
	(iv) Total		($__________)
E.	Availability (Line C, less Line D(iv))		$__________
In the event of any conflict between this Borrowing Base Certificate and the Credit Agreement, the Credit Agreement shall control.

Date:           __________, 20__.

Borrower:

Empire Resources, Inc.

By:
Sandra Kahn, Vice President and Chief Financial Officer

SCHEDULE 1
TO
BORROWING BASE CERTIFICATE

EMPIRE RESOURCES, INC.

	Amount	Advance Rate	Amount Times Advance Rate
1. Assets

(a) Eligible Net Liquidating Value of Brokerage Accounts1	$__________	85%	$__________

(b) Tier I Eligible Receivables	$__________	90%	$__________

(c) Tier II Eligible Receivables	$__________	80%	$__________

(d) Lesser of line (c) or $15,000,000			$__________

(e) Australian Receivables	$__________	70%	$__________

(f) Lesser of line (e) or 10% of the total Borrowing Base			$__________

(g) Eligible Inventory Ordered Under L/C	$__________	80%	$__________

(h) Eligible Inventory	$__________	80%	$__________

(i) Lesser of line (h) or 65% of the total Borrowing Base			$__________

(j) Unsold and unhedged stainless steel Inventory	$__________	65%	$__________

(k) Lesser of line (j) or $5,000,000			$__________

(l) Other unsold and unhedged metal Inventory	$__________	65%	$__________

(m) Sum of line (k) and (l)			$__________

(n) Lesser of line (m) or $12,500,000			$__________

(o) Pledged Securities	$__________	80%	$__________

(p) Pledged Cash	$__________	100%	$__________

2. Total Assets (sum of lines (a), (b), (d), (f), (g), (i), (n), (o) and (p)			$__________

3. Deductions for Reserves	$__________	100%	($__________)

4. Borrowing Base. (line 2 minus line 3)			$

1 To be included in Borrowing Base calculation only if and to the extent requested by the Company.

EXHIBIT C
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

SECURITY AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), is made by EMPIRE RESOURCES, INC., a Delaware corporation (the "Company"), and each Guarantor (terms used in the preamble and in the recitals have the definitions set forth in or incorporated by reference in Section 1) from time to time a party to this Security Agreement (each individually, a "Grantor" and collectively, the "Grantors"), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

Pursuant to a Credit Agreement dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement") among the Company, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of and create Acceptances to the Company.  As a condition precedent to the making of the extensions of credit secured hereby, each Grantor is required to execute and deliver this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1

DEFINITIONS

1.01           Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

"Agent" is defined in the preamble.

"Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

"Collateral" is defined in Section 2.1.

"Collateral Account" is defined in clause (b) of Section 4.03.

"Company" is defined in the preamble.

"Computer Hardware and Software Collateral" means:

(a)           all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

1

(b)           all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)           all firmware associated therewith;

(d)           all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)           all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

"Control Agreement" means an authenticated record in form and substance satisfactory to the Agent, that provides for the Agent to have "control" (as defined in the UCC) over certain Collateral.

"Copyright Collateral" means all copyrights of the Grantors, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantors' rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.

"Credit Agreement" is defined in the first recital.

"Distributions" means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

"Filing Statement" is defined in Section 3.7.

"General Intangibles" means all "general intangibles" and all "payment intangibles", each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

"Grantor" and "Grantors" are defined in the preamble.

"Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

2

"Obligations" means, with respect to each Grantor:  (a) if such Grantor is the Company under the Credit Agreement, all "Obligations" (as such term is defined in the Credit Agreement); (b) with respect to each Grantor that is not the Company, all present and future indebtedness, liabilities, and obligations of such Grantor to the Agent and the other Secured Parties arising under the Basic Documents to which such Grantor is a party and all such Grantor's Deposit Obligations and Hedging Obligations; and (c) with respect to each Grantor, and without limiting the generality of the foregoing, all reasonable fees, costs and expenses (including reasonable attorneys' fees):  (i) of retaking, holding and preparing its Collateral for sale; (ii) arising in connection with the sale thereof and (iii) arising from the enforcement of any other right or remedy provided hereunder and/or under any other Basic Document; provided that with respect to each Subsidiary that is a Grantor, the obligations secured by this Security Agreement shall be limited, with respect to such Grantor, to an aggregate amount equal to the largest amount that would not render such Grantor's obligations hereunder and under the other Basic Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

"Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's Capital Securities.

"Patent Collateral" means:

(1)           inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;

(2)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(3)           all patent licenses, and other agreements providing such Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and

(4)           all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

"Permitted Lien" means a Lien permitted under Section 8.06 of the Credit Agreement.

"Security Agreement" is defined in the preamble.

"Securities Act" is defined in clause (a) of Section 6.2.

"Specified Default" means the occurrence and continuance of an Event of Default under clauses (a), (b), (d), (f), (g) of (k) of Section 9.01 of the Credit Agreement.

3

"Trademark Collateral" means :

(a)           (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

(b)           all trademark licenses for the grant by or to such Grantor of any right to use any trademark, including each trademark license referred to in Item B of Schedule IV; and

(c)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d)           the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e)           all Proceeds of, and rights associated with, the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

"Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of a Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

1.02           Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03           UCC Definitions.  When used herein the terms Accessions, Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the Uniform Commercial Code as from time to time in effect in the State of New York (the "UCC").  Letter of Credit has the meaning provided in Section 5-102 of the UCC.

4

SECTION 2

SECURITY INTEREST

2.01           Grant of Security Interest.  Each Grantor hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor's following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the "Collateral"):

(a)           Accounts;

(b)           Chattel Paper;

(c)           Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d)           Deposit Accounts;

(e)           Documents;

(f)           General Intangibles;

(g)           Goods;

(h)           Inventory;

(i)           Equipment;

(j)           Instruments;

(k)           Investment Property;

(l)           Letter-of-Credit Rights and Letters of Credit;

(m)           Supporting Obligations;

(n)           all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(o)           all Accessions to and Proceeds of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Agent is the loss payee thereof) and (ii) all tort claims; and

(p)           all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, "Collateral" shall not include:

(i)           such Grantor's real property interests (including fee real estate, leasehold interests and fixtures);

5

(ii)           any General Intangibles or other rights arising under any contracts (other than Accounts or the proceeds thereof), instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained (other than to the extent that any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder (other than to the extent that any such right would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided that such security interest shall attach immediately at such time as the condition causing such violation or termination shall be remedied and, to the extent severable, shall attach immediately to any portion of such Property that does not result in any of the consequences specified in clause (A) or (B) of this paragraph, including any Proceeds of such property;

(iii)           Investment Property consisting of Capital Securities of a foreign Subsidiary of such Grantor in excess of 65% of the total combined voting power of all Capital Securities of such foreign Subsidiary, except that such 65% limitation shall not apply to a foreign Subsidiary that (x) is treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor, (B) any Person that is treated as a partnership under the Code or (C) any "United States person" (as defined in Section 7701(a)(30) of the Code);

(iv)           any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset (other than to the extent that any such law, rule or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided that such security interest shall attach immediately at such time as the condition causing such illegality or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Property that does not result in any of such consequences, including any Proceeds of such property; and

(v)           such Grantor's interests in 6900 Quad Avenue, LLC, a Delaware limited liability company.

2.02           Security for Obligations.  This Security Agreement and the Collateral in which the Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.

2.03           Grantors Remains Liable.  Anything herein to the contrary notwithstanding:

(a)           the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)           the exercise by the Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

6

(c)           no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.04           Distributions on Pledged Shares.  If any Distribution with respect to any Capital Securities pledged hereunder is paid (unless prohibited by Section 8.13 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor.  If any Distribution is made in contravention of Section 8.13 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Agent until paid to the Agent in accordance with Section 4.01(c).

2.05           Security Interest Absolute, etc.  This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations.  All rights of the Secured Parties and the security interests granted to the Agent (for its benefit and the ratable benefit of each Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of any Basic Document;

(b)           the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Grantor) under the provisions of any Basic Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d)           any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Basic Document;

(f)           any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

7

2.06           Postponement of Subrogation.  Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Basic Document to which it is a party.  No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Basic Document or otherwise, until following the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations.  Any amount paid to such Grantor on account of any such subrogation rights prior to the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.01; provided that if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Revolving Credit Commitment Termination Date has occurred and the Obligations have been indefeasibly paid in full, then at such Grantor's request, the Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment.  In furtherance of the foregoing, at all times prior to the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations, such Grantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

SECTION 3

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make credit extensions thereunder, and to induce the Secured Parties to make other financial accommodations secured by this Security Agreement, the Grantors represent and warrant to each Secured Party as set forth below.

3.01           As to Capital Securities of the Subsidiaries, Investment Property.

(a)           With respect to any direct Subsidiary of any Grantor that is:

(i)            a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

(ii)            a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provide that such Capital Securities are a security governed by Article 8 of the UCC or (C) are held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Agent to comply with any instructions of the Agent without the consent of such Grantor.

(b)           The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.

3.02           Grantors' Names, Locations, etc.

(a)           The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

8

(b)           Each location a secured party would have filed a UCC financing statement since July 1, 2006 to perfect a security interest in Equipment, Inventory and General Intangibles owned by each Grantor is set forth in Item B of Schedule II.

(c)           As of the Closing Date, the Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(d)           As of the Closing Date, during the four months preceding the date hereof, no Grantors have been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(e)           Each Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f)           As of the Closing Date, no Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(g)           As of the Closing Date, no Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(h)           As of the Closing Date, no Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.

(i)           As of the Closing Date, no Grantor has Commercial Tort Claims, except as set forth on Item I of Schedule II.

(j)           The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

(k)           As of the Closing Date, no third party has possession of any Inventory or Equipment except for Inventory in transit and Inventory held by the Persons designated on Item J of Schedule II.

3.03           Ownership, No Liens, etc.  Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement and (b) in the case of Collateral other than the Capital Securities of each Subsidiary pledged hereunder, that is a Permitted Lien.  No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Agent on or after the Closing Date.

9

3.04           Possession of Inventory, Control; etc.

(a)           Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee, agent or other Person in the Grantor's ordinary course of business and (iii) Instruments or Promissory Notes that have been delivered to the Agent pursuant to Section 3.5.  In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has: (i) issued any warehouse receipt, other receipt in the nature of a warehouse receipt or other Document in respect of any such Equipment or Inventory except non-negotiable Documents and except for negotiable Documents (which negotiable Documents, if the Inventory covered thereby is included in the Borrowing Base, have been delivered to the Agent or its agent or bailee), (ii) received notification of any secured party's interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (iii) any Lien on any such Equipment or Inventory except, with respect to a lessor, contractual and statutory landlord liens securing rent that is not past due and with respect to a warehouseman, Liens securing storage obligations which are not past due.

(b)           Each Grantor is the sole entitlement holder of its Deposit, Commodity and Security Accounts and no other Person (other than the Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Deposit, Commodity and Security Accounts or any other securities or property credited thereto.

(c)           As of the Closing Date, except for the Persons designated on Schedule II who hold Collateral in the capacity designated thereon and any other Person hereafter identified pursuant to Section 4.07, no Person other than Agent has possession or control of any of its Collateral.

3.05           Negotiable Documents, Instruments and Chattel Paper.  Except as permitted by Sections 4.03 and 4.07, each Grantor has delivered to the Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper owned or held by such Grantor on the Closing Date.

3.06           Intellectual Property Collateral. Except as disclosed on Schedules III through V, with respect to any Intellectual Property Collateral:

(a)           such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be expected to have a Material Adverse Effect;

(b)           such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party;

(c)           such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral material to its business, including recordations of all of its interests in the Patent Collateral and Trademark Collateral material to its business in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

(d)           such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral;

10

(e)           to such Grantor's knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;

(f)           no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as would not have a Material Adverse Effect;

(g)           such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released;

(h)           such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

(i)           the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral;

(j)           such Grantor owns directly or is entitled to use by license or otherwise, all Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor's business; and

(k)           the Intellectual Property Collateral disclosed on Schedules III through V is not material to the operations or business of any Grantor, is of negligible economic value to the Grantors and its value is otherwise not material.

3.07           Validity, etc.

(a)           This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

(b)           Each Grantor has authenticated all UCC-1 financing statements in the filing office for such Grantor's jurisdiction of organization listed in Item A of Schedule II (collectively, the "Filing Statements") and, except as otherwise provided in Section 4.07, has taken all other:

(i)            actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and

(ii)            actions necessary to perfect the Agent's security interest with respect to any Collateral evidenced by a certificate of ownership.

11

(c)           Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).

3.08           Authorization, Approval, etc.  Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either:

(a)           for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b)           for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral material to any Grantor's business, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Agent of its rights and remedies hereunder; or

(c)           for the exercise by the Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of a Grantor, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any "change of control" or similar filings required by state licensing agencies.

3.09           Best Interests.  It is in the best interests of each Grantor (other than the Company) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans and other extensions of credit secured hereby and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit.

3.10           Titled Equipment, etc.  No Grantor owns any:  (i) Equipment for which a certificate of title has been issued, (ii) vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage Act) or for which an application for documentation is pending; (iii) rail cars nor (iv) aircraft.

3.11           Value of Excluded Property.  The aggregate book value of the assets excluded from the Collateral under the provisions of clauses (ii) and (iv) of Section 2.01 does not exceed $500,000 as of the Closing Date.

12

SECTION 4

COVENANTS

Each Grantor covenants and agrees that, until the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations, such Grantor will perform, comply with and be bound by the obligations set forth below.

4.01           As to Investment Property, etc.

(a)           Capital Securities of Subsidiaries.  No Grantor will allow any of its Subsidiaries

(i)           that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(ii)           that is a partnership or limited liability company, to (A) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (C) place such Subsidiary's Capital Securities in a Securities Account; and

(iii)           to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Agent pursuant to the terms of this Security Agreement).

(b)           Continuous Pledge.  Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral.  Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date.

(c)           Voting Rights; Dividends, etc.  Each Grantor agrees, promptly upon receipt of notice of the existence of a Specified Default from the Agent and without any request therefor by the Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent interest, principal, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Agent as additional Collateral.  All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by such Grantor separate and apart from its other property in trust for the Agent.  The Agent agrees that unless a Specified Default shall exist and the Agent shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Basic Document.

13

4.02           Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Agent.

4.03           As to Accounts.

(a)           Each Grantor shall have the right to collect all Accounts so long as no Specified Default exists.

(b)           Upon (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice by the Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Agent for deposit in a Deposit Account of such Grantor maintained with the Agent (together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Agent, the "Collateral Accounts"), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the  benefit of the Agent until delivery thereof is made to the Agent.

(c)           Following (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice pursuant to clause (b)(ii), the Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable.

(d)           With respect to each of the Collateral Accounts after (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice pursuant to clause (b)(ii), it is hereby confirmed and agreed that (A) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (B) such Collateral Account shall be under the control of the Agent and (C) the Agent shall have the sole right of withdrawal over such Collateral Account.

4.04           As to Grantors' Use of Collateral.

(a)           Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may request following the occurrence of a Specified Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b)           At any time following the occurrence and during the continuance of  a Specified Default, whether before or after the maturity of any of the Obligations, the Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

14

(c)           Upon request of the Agent following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(d)           At any time following the occurrence and during the continuation of a Specified Default, the Agent may endorse, in the name of such Grantor, any item, howsoever received by the Agent, representing any payment on or other Proceeds of any of the Collateral.

4.05           As to Intellectual Property Collateral.  Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a)           such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, or (y) the loss of the Intellectual Property Collateral would not have a Material Adverse Effect on the business;

(b)           such Grantor shall promptly notify the Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c)           in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Agent may request to evidence the Agent's security interest in such Intellectual Property Collateral;

15

(d)           such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and

(e)           such Grantor will promptly execute and deliver to the Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent's interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

4.06           As to Commercial Tort Claims.  Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Commercial Tort Claim in excess of $1,000,000 individually or in the aggregate hereafter arising, it shall deliver to the Agent a supplement in form and substance reasonably satisfactory to the Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims.

4.07           Further Assurances; Exceptions to Perfection.  Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Grantor will

(a)           from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Agent, with respect to such Collateral as the Agent may request and will, from time to time upon the request of the Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;

(b)           file (and hereby authorize the Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby;

(c)           deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Agent, all Investment Property constituting Collateral and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

16

(d)           not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral;

(e)           not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper;

(f)           furnish to the Agent, from time to time at the Agent's reasonable request, statements and schedules identifying the location of all Equipment and Inventory;

(g)           furnish to the Agent, from time to time at the Agent's reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail;

(h)           use commercially reasonable efforts to obtain a lien subordination or waiver agreement in a form reasonably approved by the Agent from the landlord of each location that it or any of its Subsidiaries leases and at which any Inventory is located and a mortgagee lien subordination or waiver in a form reasonably approved by the Agent from each location it or any of its Subsidiaries owns that is mortgaged to a third party;

(i)           use commercially reasonable efforts to obtain a lien acknowledgement in a form reasonably acceptable to the Agent from each third party warehouse at which any Inventory is customarily stored; and

(j)           do all things reasonably requested by the Agent in order to enable the Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.  Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.  Each Grantor hereby authorizes the Agent to file financing statements describing as the collateral covered thereby "all of the debtor's personal property or assets" or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

Notwithstanding the foregoing however, if no Specified Default exists:

(i)            a Grantor may retain for collection in the ordinary course of business checks representing proceeds of Accounts received in the ordinary course of business;

(ii)            a Grantor may retain any letters of credit and money received or held in the ordinary course of business;

(iii)            a Grantor may retain and utilize in the ordinary course of business all dividends and interest paid in respect to any of the Capital Securities or any other Investment Property;

17

(iv)            a Grantor may retain any Documents received and further negotiated in the ordinary course of business (except for Documents required to be delivered to the Agent with respect to Inventory included in the Borrowing Base); and

(v)            a Grantor shall not be required to:

(A)         cause the Agent's security interest to be noted on any certificate of title evidencing any Equipment;

(B)         grant the Agent control over any Chattel Paper or Letter of Credit Right;

(C)         grant the Agent control over any Deposit Account, Security Account or Commodity Account unless such Collateral is included in the Borrowing Base; or

(D)         take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of the Agent in any Intellectual Property registered outside the United States of America.

If a Specific Default occurs and the Agent requests, then the Grantors shall take such action as the Agent may reasonably request to perfect and protect the security interests of the Agent in all of the Collateral including any of the Collateral described in clauses (A) through (D) above.

4.08           Deposit Accounts, Securities Accounts and Commodities Accounts.  Following the occurrence and during the continuance of a Specified Default, at the request of the Agent or the Required Banks, each Grantor will maintain all of its Deposit Accounts only with JPMorgan, the Agent or with any depositary institution that has entered into a Control Agreement in favor of the Agent.  No Grantor will open any new Deposit, Commodity or Security Account or otherwise utilize any such account other than the accounts identified on the Schedules hereto unless such accounts are opened at the Agent or unless it shall have given the Agent thirty (30) days prior written notice thereof.  When no Specified Default exists, it may make purchases and sales of Investment Property in accordance with the restrictions on investment set out in the Credit Agreement and may make withdrawals from its Deposit Accounts.  When a Specified Default exists and the Agent provides the Company notice, no Grantor shall be authorized to make purchases and sales of the Investment Property, be authorized to make any withdrawals from any Deposit Account and it shall take such steps as Agent may reasonably request to give Agent control over all Investment Property and Deposit Accounts.  No Grantor will give any party control over any Investment Property or Deposit Account.

4.09           Equipment and Inventory.  Each Grantor shall keep its Equipment and Inventory in (or in transit to) to the United States of America or, upon thirty (30) days prior written notice to the Agent, at such other places where all action required to perfect and protect the Agent's security interest in such Collateral with the priority required by the Credit Agreement shall have been taken.  Each Grantor shall notify the Agent if it acquires after the Closing Date any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and, subject to Section 4.07, shall take all action reasonably deemed necessary or desirable by the Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement.

4.10           Warehouse Receipts Non Negotiable.  Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is delivered to the Agent.

18

4.11           Chattel Paper and Letters of Credit.  No Grantor will give any party control over any Letter of Credit Right or electronic Chattel Paper.

SECTION 5

THE AGENT

5.01           Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

(d)           to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

5.02           Agent May Perform.  If any Grantor fails to perform any agreement contained herein or in any other Basic Document, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 11.03 of the Credit Agreement.

5.03           Agent Has No Duty.  The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for

(a)           ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Agent has or is deemed to have knowledge of such matters, or

(b)           taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

5.04           Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

19

SECTION 6

REMEDIES

6.01           Certain Remedies.  If any Event of Default exists:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i)            take possession of any Collateral not already in its possession without demand and without legal process;

(ii)            require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties,

(iii)            enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv)            without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All cash Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Agent as provided in the Credit Agreement.

(c)           The Agent may

(i)            transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii)            notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder,

(iii)            withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

20

(iv)            enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(v)            endorse any checks, drafts, or other writings in any Grantor's name to allow collection of the Collateral,

(vi)            take control of any Proceeds of the Collateral, and

(vii)            execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

6.02           Securities Laws.

(a)           If the Agent shall determine to exercise its right to sell all or any portion of the Collateral pursuant to Section 6.01, each Grantor agrees that, upon request of the Agent, each Grantor will, at its own expense:

(i)            execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(ii)            use its best efforts to exempt the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

(iii)            cause (or, with respect to any issuer that is not a Subsidiary of a Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(iv)            do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(b)           Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of such Collateral on the date the Agent shall demand compliance with this Section.

21

6.03           Compliance with Restrictions.  Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default exists, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

6.04           Protection of Collateral.  The Agent may from time to time, at its option, perform any act which any Grantor fails to perform with respect to the maintenance, preservation and protection of the Collateral after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

6.05           Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent: (a) to fail to incur expenses reasonably deemed significant by Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account Grantors or other persons obligated on Collateral or to remove Liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against account Grantors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by Agent, to obtain the services of brokers, investment bankers, consultants and other professionals (including Agent and its affiliates) to assist Agent in the collection or disposition of any of the Collateral; or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral.  Each Grantor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely by not being included in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties upon Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

22

SECTION 7

MISCELLANEOUS PROVISIONS

7.01           Basic Document.  This Security Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

7.02           Binding on Successors, Transferees and Assigns; Assignment.  This Security Agreement shall remain in full force and effect until the Revolving Credit Commitment Termination Date has occurred and the Obligations have been indefeasibly paid in full, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Banks.

7.03           Amendments, etc.  Except as provided in Section 7.05, no amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Banks or the Required Banks, as the case may be, pursuant to Section 11.04 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.04           Notices.  All notices and other communications provided for in this Security Agreement shall be given or made in accordance with the Credit Agreement and if to any Grantor, at the address for notices of the Company set forth therein.

7.05           Additional Grantors.  Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Grantor" hereunder with the same force and effect as if it were originally a party to this Security agreement and named as a "Grantor" hereunder.  The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

7.06           No Waiver; Remedies.  In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.07           Headings.  The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

7.08           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

23

7.09           Governing Law, Entire Agreement, etc.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  This Security Agreement and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

7.10           Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Security Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

EMPIRE RESOURCES, INC.
EMPIRE RESOURCES PACIFIC, LTD.

By:
Sandra R. Kahn, Vice President of each Grantor

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent

By:
Kimberly Oates, Executive Director

By:
Brett D. Delfino, Executive Director

24

Schedules
to
Security Agreement

Schedule I

			Common Stock

Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged

EMPIRE RESOURCES PACIFIC, LTD.	4	100	1,000	100	100%
IMBALI METALS BVBA (limited to 65%)	n/a	650	1,000	1,000	65%

Schedule II

Item A. Location of each Grantor.

Location for purposes of UCC:

1.	EMPIRE RESOURCES, INC.:	Delaware

2.	EMPIRE RESOURCES PACIFIC, LTD. :	Delaware

Item B. Filing locations last five years.

Filing Locations last five years:

1.	EMPIRE RESOURCES, INC.:	Delaware Secretary of State

2.	EMPIRE RESOURCES PACIFIC, LTD. :	Delaware Secretary of State

Item C. Trade names.

1.	EMPIRE RESOURCES, INC.:	PAM Metals, 4Metals.com

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item D. Merger or other corporate reorganization.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item E. Taxpayer ID numbers.

1.	EMPIRE RESOURCES, INC.:	22-3136782

2.	EMPIRE RESOURCES PACIFIC, LTD. :	22-3458576

Item F.  Government Contracts.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item G.  Deposit Accounts, Securities Accounts and/or Commodities Accounts.

Description of Deposit Account:

1.	EMPIRE RESOURCES, INC.: JPMorgan Chase Bank deposit account number 9102535458

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Description of Securities Account:

None

Description of Commodities Account:

1.	Natixis Commodity Markets Ltd. – EMPRESS

2.	J. P. Morgan Chase Bank – 70432

3.	Marex Financial – 04216

4.	Man Financial – 37510

Item H.  Letter of Credit Rights.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item I.  Commercial Tort Claims.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item J.  Third Parties in Possession

1.	EMPIRE RESOURCES, INC.:	As set forth in the table below:

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Warehouse Name	Street Address	City	ST	ZIP
Third Party Locations:
ADS	6012 South 195th Street	Kent	WA	98032
Amerinox	2201 MT Ephriam Ace	Camden	NJ	08104
Bayou Processing and Storage	13925 Industrial Road	Houston	TX	77015
Dependable Warehousing and Dist	2900 NW 75th Street	Miami	FL	33147
EG Gray	100 Jameson Drive	Peterborough	ON	K9J6X6
Keep on Trucking	3025 East Dominguez Street	Carson	CA	90810
Main Steel	5821 Randolph Street	Commerce	CA	90040
Maryland Metals	4425A Northpoint Blvd.	Baltimore	MD	21224
Metal Processors	200 South Falkenburg Road	Tampa	FL	33619
Pacific Commodities	901 King Street	Oakland	CA	94606
Southern Worldwide	9649 West Wingfoot	Houston	TX	77041
TSA	1625 B West Sam Houston Parkway	Houston	TX	77043
Universal Trade Solutions	4000 Beachwood Road	Baltimore	MD	21221
Customer Locations:
Bomarko	1955 North Oak Road	Plymouth	IN	46563
Eastern Metal Supply	2925 Stewart Creek Blvd.	Charlotte	NC	28216
Illinois Tool Works	9505 Bamboo Road	Houston	TX	77041
Clayton Metals	16022 Carmenita Road	Cerritos	CA	90703

Schedule III

Item A.  Patents

Patent Title	Owner	Patent No.
Data Network/ Telephone Adaptor Device	Empire Resources, Inc.	5,838,665

Pending Patent Applications

NONE

Patent Applications In Preparation

NONE

Item B.  Patent Licenses

NONE

Schedule IV

Item A. Trademarks

Mark	Owner	Serial or Reg. No.
	Empire Resources, Inc.	3,265,785

Item B.  Trademark Licenses

NONE

Schedule V

Item A.  Copyrights/Mask Works

NONE

Item B.  Copyright/Mask Work Licenses

NONE

Schedule VI

Trade Secret or Know-How Licenses

NONE

EXHIBIT A
to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [_________], 20__ (this "Agreement"), is made by [NAME OF GRANTOR], a [_______________] (the "Grantor"), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of and create Acceptances to the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1.  Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2.  Grant of Security Interest.  The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the "Patent Collateral"):

(a)           all of its letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule I attached hereto;

(b)           all reissues, divisions, continuations, continuations in part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)           all of its patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto; and

(d)           all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

SECTION 3.  Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.  Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5.  Basic Document.  This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6.  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement

Item A.  Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Patent No.	Issue Date	Inventor(s)	Title

Patent Applications in Preparation

Country	Docket No.	Expected Filing Date	Inventor(s)	Title

Item B.  Patent Licenses

Country	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

EXHIBIT B
to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [______________], 20__ (this "Agreement"), is made by [NAME OF GRANTOR], a [__________________] (the "Grantor"), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of and create Acceptances to the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1.  Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2.  Grant of Security Interest.  The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the "Trademark Collateral"):

(a)  (i) all of its Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

(b)  all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto;

(c)  all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d)  the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e)  all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

SECTION 3.  Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.  Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5.  Basic Document.  This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6.  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement

Item A.  Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

Country	Trademark	Docket No.	Expected Filing Date	Products/ Services

Item B.  Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [______________], 20__ (this "Agreement"), is made by [NAME OF GRANTOR], a [__________________] (the "Grantor"), in favor COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of and create Acceptances to the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1.  Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2.  Grant of Security Interest.  The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following (the "Copyright Collateral"), whether now or hereafter existing or acquired by the Grantor:  all copyrights of the Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

SECTION 3.  Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.  Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5.  Basic Document.  This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6.  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement

Item A.  Copyrights/Mask Works

Registered Copyright/Mask Works

Country	Registration No.	Registration Date	Authors	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Authors	Title

Copyright/Mask Work Registration Applications in Preparation

Country	Docket No.	Expected Filing Date	Authors	Title

Item B.  Copyright/Mask Work Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date

ANNEX I
to Security Agreement

SUPPLEMENT TO
SECURITY AGREEMENT

This SUPPLEMENT, dated as of ____________ ___, _____ (this "Supplement"), is to the Security Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Section I of the Security Agreement) from time to time party thereto, in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of and create Acceptances to the Company; and

WHEREAS, pursuant to the provisions of Section 7.05 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a "Grantor" under the Security Agreement in order to induce the Secured Parties to continue to make extensions of credit secured pursuant to the Security Agreement under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1.  Party to Security Agreement, etc.  In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.  In furtherance of the foregoing, each of the undersigned hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such undersigned's Collateral, whether now or hereafter existing, owned or acquired, and wherever located and agrees that each reference to a "Grantor" and/or "Grantors" in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2.  Representations.  Each of the undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

1

SECTION 3.  Full Force of Security Agreement.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4.  Severability.  Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 5.  Governing Law, Entire Agreement, etc.  THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Supplement and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6.  Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

2

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent

By:
Kimberly Oates, Executive Director

By:
Brett D. Delfino, Executive Director

3

EXHIBIT D
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guarantee"), is made by certain Subsidiaries of Empire Resources, Inc., a Delaware corporation (the "Borrower"), from time to time party hereto (each individually, a "Guarantor" and, collectively, the "Guarantors"), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties (capitalized terms used herein have the meanings set forth in or incorporated by reference in Article 1).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Banks and the Agent, the Banks have extended Commitments to make Loans to, issue Letters of Credit for the account of, and create Acceptances to the Borrower; and

WHEREAS, as a condition precedent to the making of the credit extensions guaranteed hereby, each Guarantor is required to execute and deliver this Guarantee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Parties to make the credit extensions guaranteed hereby, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:

SECTION 1
DEFINITIONS

1.01           Certain Terms.  The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

"Agent" is defined in the preamble.

"Borrower" is defined in the preamble.

"Credit Agreement" is defined in the first recital.

"Guarantee" is defined in the preamble.

"Guarantor" and "Guarantors" are defined in the preamble.

"Guaranteed Indebtedness" means, with respect to each Guarantor, all Obligations (including interest accruing during the pendency of any proceeding of the type described in clauses (f) or (g) of Section 9 of the Credit Agreement, whether or not allowed in such proceeding) of the Borrower and each of its Subsidiaries other than that Guarantor.

1.02           Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1

SECTION 2
GUARANTY PROVISIONS

2.01           Guarantee.  Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably

(a)           guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Indebtedness now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clauses (f) or (g) of Section 9 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b)           indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party (i) in enforcing any rights under this Guarantee and (ii) in connection with any reinstatement, invalidation or rescission of any payment of any Guaranteed Indebtedness as set forth in Section 2.02, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under bankruptcy, insolvency or similar law.

provided, however, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  This Guarantee constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder.

2.02           Reinstatement, etc.  Each Guarantor hereby jointly and severally agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Indebtedness is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in clauses (f) or (g) of Section 9 of the Credit Agreement or otherwise, all as though such payment had not been made.

2.03           Guarantee Absolute, etc.  This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the later of (x) the Revolving Credit Commitment Termination Date has occurred and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments.  Each Guarantor jointly and severally guarantees that the Guaranteed Indebtedness will be paid strictly in accordance with the terms of each Basic Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The liability of each Guarantor under this Guarantee shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of any Basic Document;

2

(b)           the failure of any Secured Party

(i)           to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Basic Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Guaranteed Indebtedness;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Indebtedness, or any other extension, compromise or renewal of any Obligation;

(d)           any reduction, limitation, impairment or termination of any Guaranteed Indebtedness for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Indebtedness or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Basic Document;

(f)           any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Guaranteed Indebtedness, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Guaranteed Indebtedness; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

2.04           Setoff.  Each Guarantor hereby irrevocably authorizes the Agent and each Bank, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Default described in Section 9 of the Credit Agreement or, with the consent of the Required Banks, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Guaranteed Indebtedness (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Guaranteed Indebtedness), and such Guarantor hereby grants to each Secured Party a security interest in, any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.07 of the Credit Agreement.  Each Secured Party agrees to notify the applicable Guarantor and the Agent after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

3

2.05           Waiver, etc.  Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Indebtedness and this Guarantee and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Indebtedness, as the case may be.

2.06           Postponement of Subrogation, etc.  Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Basic Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Basic Document or otherwise, until following the later of (x) the Revolving Credit Commitment Termination Date and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments.  Any amount paid to any Guarantor on account of any such subrogation rights prior to such date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Guaranteed Indebtedness, whether matured or unmatured, in accordance with Section 2.07; provided, however, that if any Guarantor has made payment to the Secured Parties of all or any part of the Guaranteed Indebtedness and the later of (x) the Revolving Credit Commitment Termination Date and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments has occurred, then at such Guarantor's request, the Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Indebtedness resulting from such payment.  In furtherance of the foregoing, at all times prior to the later of (x) the Revolving Credit Commitment Termination Date and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments, each Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to any Secured Party.

2.07           Payments; Application.  Each Guarantor hereby agrees with each Secured Party as follows:

(a)           Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Agent, without setoff, counterclaim or other defense and in accordance with Section 5 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 5 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein.

(b)           All payments made hereunder shall be applied upon receipt in accordance with the applicable provisions of the Credit Agreement.

SECTION 3
REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the credit extensions guaranteed hereby, each Guarantor represents and warrants to each Secured Party as set forth below.

4

3.01           Credit Agreement Representations and Warranties.  The representations and warranties contained in Article VII of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Article.

3.02           Financial Condition, etc.  Each Guarantor has knowledge of each other Obligor's financial condition and affairs and that it has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor's ability to pay and perform the Guaranteed Indebtedness, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect.  Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Indebtedness.

3.03           Best Interests.  It is in the best interests of each Guarantor to execute this Guarantee inasmuch as such Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the credit extensions guaranteed hereby and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make such credit extensions.

SECTION 4
COVENANTS, ETC.

Each Guarantor covenants and agrees that, at all times prior to the later of (x) the Revolving Credit Commitment Termination Date and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Sections 8 and 9 of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

4.01           Intercompany Subordination.

(a)           Debt Subordination.  Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the full satisfaction of the Obligations.  The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Subordination Party (as defined below) or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been fully satisfied; except that when no Specified Default (as defined in the Security Agreement) exists, each Subordination Party shall have the right to make payments (including, without limitation, interest payments) and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business.  When a Specified Default exists, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Subordination Party or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been fully satisfied.  If any sums shall be paid to a Guarantor by any Subordination Party or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Agent and the other Secured Parties and shall forthwith be paid to Agent and applied by Agent against the Guaranteed Indebtedness in accordance with this Guarantee.  For purposes of this Guarantee and with respect to a Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other Guarantor (Borrower and such other Guarantor herein the "Subordination Party") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

5

(b)           Lien Subordination.  Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Subordination Party's assets securing payment of any Subordinated Indebtedness shall be and remain junior and subordinate to any and all Liens upon any Subordination Party's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Agent or any other Secured Party presently exist or are hereafter created or attached.  Without the prior written consent of Agent, no Guarantor shall (i) file suit against any Subordination Party or exercise or enforce any other creditor's right it may have against any Subordination Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Subordination Party to such Guarantor or any Liens held by such Guarantor on assets of any Subordination Party.

(c)           Insolvency Proceeding.  In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Subordination Party as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations have been fully satisfied.  The Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

SECTION 5
MISCELLANEOUS PROVISIONS

5.01           Basic Document.  This Guarantee is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

5.02           Binding on Successors, Transferees and Assigns; Assignment.  This Guarantee shall remain in full force and effect until the later of (x) the Revolving Credit Commitment Termination Date and (y) the indefeasible payment in full of the Obligations and the termination of all Commitments has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Banks.

6

5.03           Amendments, Waivers, etc.  No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Banks or the Required Banks, as the case may be, pursuant to Section 11.04 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.04           Notices.  Any notice or demand to any Guarantor under or in connection with this Guarantee or any other Basic Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower in accordance with the notice provisions in the Credit Agreement or at such other address of facsimile number as may be designated by such Guarantor in a notice to the other party.

5.05           Additional Guarantors.  Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a "Guarantor" hereunder.  The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

5.06           Release of Guarantor.  Upon the occurrence of the Revolving Credit Commitment Termination Date and the indefeasible payment in full of the Obligations and the termination of all Commitments, this Guarantee and all Guaranteed Indebtedness of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party.  In addition, at the request of the Borrower, and at the sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that the capital securities of such Guarantor are disposed of in a transaction permitted by the Credit Agreement; provided, that the Borrower shall have delivered to the Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Borrower stating that such transaction is in compliance with the Basic Documents

5.07           No Waiver; Remedies.  In addition to, and not in limitation of, Sections 2.03 and 2.05, no failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.08           Section Captions.  Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

5.09           Severability.  Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

5.10           Governing Law, Entire Agreement, etc.  THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Guarantee and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

7

5.11           Submission to Jurisdiction.  Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Guarantee, any other Basic Document or the transactions contemplated hereby or thereby.  Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each Guarantor hereby further irrevocably consents to the service of process in any such legal proceedings in said courts by the mailing thereof by the Agent or any Bank by registered or certified mail, postage prepaid, at the Borrower's address set forth in the Credit Agreement.

5.12           Waiver of Jury Trial.  EACH OF EACH GUARANTOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, ANY OF THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.13           Counterparts.  This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guarantee by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guarantee.

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its Authorized Officer as of the date first above written.

EMPIRE RESOURCES PACIFIC, LTD.

By:
Sandra R. Kahn, Vice President

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent

By:
Kimberly Oates, Executive Director

By:
Brett D. Delfino, Executive Director

8

ANNEX I to
the Subsidiary Guarantee

THIS SUPPLEMENT, dated as of ____________ ___, ____ (this "Supplement"), is to the Subsidiary Guarantee, dated as of April 28, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Guarantee"), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guarantee) from time to time party thereto, in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to the provisions of Section 5.05 of the Guarantee, each of the undersigned is becoming a Guarantor under the Guarantee; and

WHEREAS, each of the undersigned desires to become a "Guarantor" under the Guarantee in order to induce the Secured Parties to continue to extend credit under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1.  Party to Guarantee, etc.  In accordance with the terms of the Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guarantee applicable to it as a Guarantor, (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, and (c) jointly and severally absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Indebtedness in accordance with the terms of the Guarantee.  In furtherance of the foregoing, each reference to a "Guarantor" and/or "Guarantors" in the Guarantee shall be deemed to include each of the undersigned.

SECTION 2.  Representations.  Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guarantee constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

SECTION 3.  Full Force of Guarantee.  Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

SECTION 4.  Severability.  Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guarantee.

1

SECTION 5.  Indemnity; Fees and Expenses, etc.  Without limiting the provisions of any other Basic Document, each of the undersigned agrees to reimburse the Agent for its reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including reasonable attorney's fees and expenses of the Agent's counsel.

SECTION 6.  Governing Law, Entire Agreement, etc.  THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Supplement and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.  Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

2

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent

By:
Kimberly Oates, Executive Director

By:
Brett D. Delfino, Executive Director

3

EXHIBIT E
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, acceptances and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the right and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Bank]1]

3. Borrower:	Empire Resources, Inc.

4. Agent:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as the agent under the Credit Agreement

5. Credit Agreement:
Credit Agreement dated as of April 28, 2011 among Empire Resources, Inc., the banks party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent.

6. Assigned Interest:

1 Select as applicable.

1

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%

[7. Trade Date:	______________]4

Effective Date: , 20 [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

[Consented to and]5 Accepted: Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:]6 EMPIRE RESOURCES, INC.

By:
Name:
Title:

5 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Company and/or other parties (e.g. Swing Line Bank, Issuing Bank) is required by the term of the Credit Agreement.

3

ANNEX I

EMPIRE RESOURCES, INC.
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver the Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Basic Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Documents or any collateral thereunder, (iii) the financial condition of the Company, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Basic Document or (iv) the performance or observance by the Company, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Basic Document.

1.2           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (iv) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under Basic Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Basic Documents are required to be performed by it as a Bank.

2.           Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts which have accrued prior to or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of a signature page of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

EXHIBIT F
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

INCREASED COMMITMENT SUPPLEMENT

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of ____________, ___ and entered into by and among EMPIRE RESOURCES, INC. (the "Company"), each of the banks or other lending institutions which is a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent for itself and certain other parties (in its capacity as agent, together with its successors in such capacity, the "Agent") and is made with reference to that certain Credit Agreement dated as of April 28, 2011 (as amended, the "Credit Agreement"), by and among the Company, the banks party thereto and the Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.01(b) of the Credit Agreement, the Company and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Revolving Loan Commitments;

WHEREAS, each Bank [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Credit Commitment [, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a "New Bank"), wishes to become a Bank party to the Credit Agreement];2

WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                      Increase in Commitments.  Subject to the terms and conditions hereof, each Bank severally agrees that its Revolving Loan Commitment shall be increased to [or in the case of a New Bank, shall be] the amount set forth opposite its name on the signature pages hereof.

Section 2.                      [New Banks.  Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Basic Documents, together with copies of the most recent financial statements of the Company delivered under Section 8.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Agent, any other Bank or any of their Affiliates, officers, directors, agents or employees and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Agent, any other Bank or any of such Affiliates, officers, directors, agents or employees and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Basic Documents; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Basic Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a "Bank" under the Basic Documents and will perform in accordance with their terms all of the obligations that by the terms of the Basic Documents are required to be performed by it as a Bank.]

2 Bracketed alternatives should be included if there are New Banks.

1

Section 3.                      Representations and Warranties.  In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Company represents and warrants to Agent and each Bank that:  (a) the representations and warranties contained in Section 7 of the Credit Agreement are and will be true, correct and complete on and as of the effective date hereof to the same extent as though made on and as of that date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and for that purpose; (b) this Supplement shall be deemed to be included as part of the Agreement referred to therein; and (c) no event exists or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default.

Section 4.                      Effect of Supplement.  The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  The Company, the Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Basic Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Credit Agreement means a reference to the Credit Agreement as supplemented hereby.

Section 5.                      Applicable Law.  This Supplement shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction) and the applicable laws of the United States of America.  Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5–1401 of the General Obligations Law of the State of New York, as amended.

Section 6.                      Counterparts, Effectiveness.  This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Supplement shall become effective upon the execution of a counterpart hereof by the Company, the Banks and receipt by the Company and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 7.                      Entire Agreement. This Supplement embodies the final, entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

By:
Name:
Title:

New Revolving Loan Commitment: $__________________	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, as individually and as the Agent

By:
Name:
Title:

By:
Name:
Title:

$______________________	[BANK]

By:
Name:
Title:

$______________________	[NEW BANK]

By:
Name:
Title:

3

Obligor Consent

Each Obligor:  (i) consents and agrees to this Supplement; (ii) agrees that the Basic Documents to which it is a party are in full force and effect and continue to be its legal, valid and binding obligations enforceable in accordance with their respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Company arising as a result of the increase in the Revolving Loan Commitments contemplated hereby are "Obligations" guaranteed and secured by the Security Documents.

OBLIGORS: EMPIRE RESOURCES PACIFIC, LTD

By:
Name:
Title:

4

EXHIBIT G
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Compliance Certificate

COMPLIANCE CERTIFICATE
for the
quarter/fiscal year ending __________ __, _____

Coöperatieve Centrale
Raiffeisen-Boerenleenbank B.A.
"Rabobank Nederland",
New York Branch, as agent

c/o Rabo Support Service, Inc.
10 Exchange Place, 16th Floor
Jersey City, NJ  07302-3913
Phone No.:                    201.499.5436
Fax No.:                         914.304.9327
Attention:                     Sui Price

With a copy to:

Rabobank Nederland
245 Park Avenue
New York, NY  10167
Phone No.                     (212) 916-7933
Fax No.
Attention:                     Kimberly Oates

and each Bank

Ladies and Gentlemen:

This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 8.01 of that certain Credit Agreement (as amended, the "Agreement") dated as of April 28, 2011 among Empire Resources (the "Company"), the banks named therein and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Agent").  All terms used herein shall have the meanings assigned to them in the Agreement.  All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, an authorized financial officer of the Company in his or her capacity as such financial officer and not in his or her individual capacity, does hereby certify to the Agent and the Banks that:

1. DEFAULT
No Default exists or has occurred or, if a Default exists, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

2. Australian Registration

Company ___ has or ___ has not been Australian Registered and if its has been so registered, it has complied with its obligations under Section 8.18(a) of the Agreement.

1

Compliance
2. SECTION 8.01 - Financial Statements and Records

(a) Annual audited financial statements of the Company on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).		Yes	No	N/A

(b) quarterly unaudited financial statements of the Company on a consolidated basis within 45 days after each of the first three fiscal quarter ends (together with Compliance Certificate).		Yes	No	N/A

(c) Bi-Monthly Borrowing Base Certificate		Yes	No	N/A

(d) Annual Evidence of Insurance on anniversary of the Effective Date.		Yes	No	N/A

3. SECTION 8.17 - Additional Domestic Subsidiaries

Joinder of new Domestic Subsidiaries promptly after the Domestic Subsidiary is formed or acquired.		Yes	No	N/A

Pledge of new equity interests in Domestic Subsidiaries and 65% of Foreign Subsidiaries		Yes	No	N/A

4. SECTION 8.07 - Indebtedness

No additional Indebtedness except:

(a) Purchase money not to exceed:	$1,000,000
Actual outstanding:	$_______	Yes	No

(b) Other unsecured Indebtedness of the Company	$250,000
Actual outstanding:	$_______	Yes	No

(c) Imbali Facility not to exceed:	€10,000,000
Actual € amount outstanding:	€_______	Yes	No
Actual $ equivalent amount outstanding:	$_______

(d) Non recourse Inventory financing amount outstanding	$_______

(e) Reimbursement obligations in respect of letters of credit issued outside of the Credit Agreement	$_______

(f) Subordinated Debt	$_______

(g) Pre- export financing Guarantees not to exceed:	$3,000,000
Actual outstanding:	$_______	Yes	No

(h) Aggregate $ equivalent amount of actual outstanding under the Indebtedness under lines (d), (e) (f), and (g) not to exceed:	$25,000,000
Actual aggregate $ equivalent amount of actual outstanding under the Indebtedness under lines (d), (e) (f), and (g):	$_______	Yes	No

2

5. SECTION 8.08 - Investments

(a) Investments in Imbali Metals BVBA not to exceed:	€4,000,000

(b) Actual Imbali Investments	€_______	Yes	No

(c) investments in Persons with Sub Debt proceeds not to exceed:	$12,00,000

(d) Actual investments with Sub Debt proceeds:	$_______	Yes	No

(e) Additional investments not to exceed:	$500,000

(f) Actual additional investments	$_______	Yes	No

6. SECTION 8.09 – Leverage Ratio

(a) Total Liabilities (including letters of credit)	$_________
(b) Tangible Net Worth
(i) amount of common stock;	$_________
(ii) amount of surplus and retained earnings (minus any deficit);	$_________
(iii) accumulated other comprehensive income;	$_________
(iv) Subordinated Debt	$_________
(v) Investments (other the permitted), treasury shares and all assets classified as intangibles	($_________)
(vi) Sum of (i) through (iv) minus (v)	$_________
(c) 12(a) ÷ 12(b)(vi)	___ to 1.00
(d) Maximum Leverage Ratio	6.00 to 1.00		Yes	No

7. SECTION 8.10 – Tangible Net Worth

(a) Base Amount	$25,000,000
(b) 25% of Company's consolidated net earnings Income since December 31, 2011.	$_________
(c) Total minimum required Tangible Net Worth (7(a) plus 7(b))	$_________
(e) Actual Tangible Net Worth (from 6(b)(vi))	$_________	Yes	No

8. SECTION 8.11 – No Net Loss

Net operating earnings (calculated before taxes and extraordinary items in accordance with GAAP) to be more than a negative $4,000,000 in the aggregate over two or more consecutive quarters		Yes	No

3

9. SECTION 8.20– Capital Expenditure Limit

(a) fiscal year limit	$500,000
(b) Actual Capital Expenditures for current fiscal year	$_________
(c) Compliance: (line 9 (b) must be less than Line 9 (a))		Yes	No

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.

Empire Resources, Inc.

By:
Name:
Title:

4

EXHIBIT H
TO
CREDIT AGREEMENT

Form of Subordination Agreement

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of April 28, 2011, among ING BELGIUM S.A./N.V. (the "Subordinated Creditor"), EMPIRE RESOURCES, INC., a Delaware corporation (the "Company"); and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as agent for the Secured Parties as that term is defined in the Empire Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

To induce said Banks to enter into the Empire Credit Agreement referred to below and to extend credit from time to time to and for the benefit of the Company and its Subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined), and the Liens (as so defined) of the Subordinated Creditor on the Collateral (as so defined) to the Liens of the Agent on the Collateral, all in the manner and to the extent hereinafter provided.  Accordingly, the parties hereto agree as follows:

SECTION 1

DEFINITIONS.

1.01           As used herein the following terms shall have the following respective meanings:

"Bank" shall mean a "Bank" under the Empire Credit Agreement.

"Collateral" shall have the meaning given to that term in the Security Agreement.

"Empire Credit Agreement" shall mean the Credit Agreement, dated as of April 28, 2011, among the Company, the Banks referred to therein and the Agent, as the same may be modified and supplemented and in effect from time to time.

"Empire Guarantee" shall mean a Guarantee by the Company of the obligations of Imbali under the Imbali Credit Agreement.

"Imbali" shall mean Imbali Metals Bvba, a Belgian corporation.

"Imbali Credit Agreement" shall mean each agreement or instrument evidencing or governing any indebtedness of Imbali to the Subordinated Creditor.

"Insolvency Proceeding" shall mean any proceeding against the Company under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect.

"Lien" shall mean any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option or trust having the practical effect of any of the foregoing.

"Permitted Refinancing" shall mean any extension, renewal, refunding or refinancing, or any restructuring, or any other modification (collectively, a "Refinancing"), of any Senior Debt at any time outstanding under the Empire Credit Agreement or of any Refinancing.

1

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Reorganization Debt Securities" shall mean debt securities of the Company as reorganized or readjusted or debt securities of the Company or any other company, trust or organization provided for by a plan of reorganization or readjustment that are subordinated, to at least the same extent as the Subordinated Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment.

"Security Agreement" shall mean the Security Agreement referred to in the Empire Credit Agreement.

"Senior Debt" shall mean, collectively, the following indebtedness and obligations of the Company:

(a)           all indebtedness and other obligations of the Company under the Empire Credit Agreement and the other Senior Debt Documents, including all interest, expenses, indemnities, penalties, fees and other amounts payable from time to time under or in connection with the Empire Credit Agreement,

(b)           all obligations of the Company to any of the Banks (or any affiliate of any Bank) under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices,

(c)           all other obligations of the Company (whether arising in respect of extensions of credit or otherwise) to any Bank or any affiliate of any Bank, other than the following:

(i)           Subordinated Debt;

(ii)           indebtedness of the Company secured by mortgages on real property;

(iii)           Capital Lease Obligations (as defined in the Empire Credit Agreement); and

(iv)           all purchase money indebtedness with original stated tenor in excess of one year, and

(d)           any Permitted Refinancing.

The term "Senior Debt" shall include any interest accruing after the date of any filing by the Company of any petition in, or other commencement of, any Insolvency Proceeding, whether or not such interest is allowable as a claim in any such proceeding.  Without limiting the generality of the foregoing, the term "Senior Debt" shall include all obligations under the Empire Credit Agreement to pay fees, in respect of indemnification and to reimburse the Agent and the Banks for expenses.

"Senior Debt Documents" means the Empire Credit Agreement and the other Basic Documents referred to in the Empire Credit Agreement.

2

"Subordinated Debt" shall mean all obligations of the Company under the Empire Guarantee in respect of (i) the principal of, and interest and premium (if any) on, the loans made under the Imbali Credit Agreement, and (ii) any other amounts owing under the Subordinated Debt Documents, including any amounts owing in respect of a breach of the representations, warranties or covenants thereunder by the Company, but shall exclude obligations of Imbali Metals Bvba in respect thereof.

"Subordinated Debt Documents" shall mean the Imbali Credit Agreement and each other agreement or instrument entered into in connection therewith.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 2

SUBORDINATION.

2.01           Subordination of Subordinated Debt.  The Company, for itself and its successors and assigns, covenants and agrees, and the Subordinated Creditor, for itself and its successors and assigns, likewise covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

2.02           Payment of Proceeds Upon Dissolution.  In the event of any of the following (a "Dissolution Event"):  (a) any Insolvency Proceeding, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving an Insolvency Proceeding, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

(1)           the Banks shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Subordinated Creditor shall be entitled to receive any payment on account of principal of or interest or premium (if any) on, the Subordinated Debt;

(2)           any payment or distribution of assets of the Company (other than assets of Imbali) of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subordinated Creditor would be entitled in respect of the Subordinated Debt but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any indebtedness subordinated to the Subordinated Debt (other than Reorganization Debt Securities), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent (and the Subordinated Creditor hereby authorizes each such payor to pay over to the Agent, upon demand by the Agent, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Debt, and without further notice to or consent of the Subordinated Creditor), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both (and in furtherance of the foregoing and of the following clause (3), but not by way of limitation thereof, in the event the Company is subject to any Insolvency Proceeding, with the result that the Company is excused from the obligation to pay all or part of the interest otherwise payable in respect of the Senior Debt during the period subsequent to the commencement of such Insolvency Proceeding, the Subordinated Creditor agrees that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or distributions in respect of the Subordinated Debt);

3

(3)           in the event that, notwithstanding the foregoing provisions of this Section 2.02, the Subordinated Creditor shall have received, before all Senior Debt is paid in full in cash, any such payment or distribution of assets of the Company (other than the assets of Imbali) of any kind or character, whether in cash, property or securities in respect of the Subordinated Debt (other than Reorganization Debt Securities), including any such payment or distribution arising out of the exercise by the Subordinated Creditor of a right of set-off or counterclaim and any such payment or distribution in respect of the Subordinated Debt received by reason of any indebtedness subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall not be commingled with other funds of the Subordinated Creditor and shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent, in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both; and

(4)           the Subordinated Creditor hereby irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other actions, all in the name of the Subordinated Creditor, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement, but the Agent has no obligation to do so.  The Subordinated Creditor hereby (A) agrees to file appropriate proofs of claim in respect of the Subordinated Debt; and (B) agrees to execute and deliver to the Agent or its representatives on demand such powers of attorney, proofs of claim and other instruments as may be requested by the Agent or its representatives in order to enable the Agent to (x) enforce any and all claims upon or with respect to the Subordinated Debt; and (y) collect and receive all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt.

2.03           Actions When Senior Debt Outstanding.

(a)           Actions Prohibited.  No payment on account of the principal of, or interest or premium (if any) on, the Subordinated Debt or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by the Company at any time prior to the payment in full in cash of the Senior Debt.

(b)           Payments Over.  In the event that, notwithstanding the foregoing provisions of this Section, the Subordinated Creditor shall have received any payment prohibited by the foregoing provisions of this Section, then, and in any such event, such payment shall not be commingled with other funds of the Subordinated Creditor and shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent, in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both.

(c)           Payments by Imbali.  Nothing in this Agreement shall limit or restrict the rights or obligations of Imbali Metals Bvba to make payments under the Imbali Credit Agreement.

4

2.04           Subordination of Liens.

(a)           Priority of Liens.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Debt granted on the Collateral or of any Liens securing the Senior Debt granted on the Collateral and notwithstanding any provision of the UCC or any applicable law or the Subordinated Debt Documents or any other circumstance whatsoever, the Subordinated Creditor hereby agrees that:  (a) any Lien on the Collateral securing any Senior Debt now or hereafter held by or on behalf of the Agent, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and before any Lien on the Collateral securing any of the Subordinated Debt; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Subordinated Creditor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Debt.  All Liens on the Collateral securing any Senior Debt shall be and remain senior in all respects and before all Liens on the Collateral securing any Subordinated Debt for all purposes, whether or not such Liens securing any Senior Debt are subordinated to any Lien securing any other obligation of the Company.

(b)           Contesting Claims and Liens.  The Subordinated Creditor and the Agent, for itself and on behalf of each Bank, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Dissolution Event), the validity or enforceability of any Senior Debt or any Subordinated Debt, respectively, or the priority, validity or enforceability of a Lien held by or on behalf of any of the Agent in the Collateral or by or on behalf of any of the Subordinated Creditor in the Collateral, respectively.

2.05           Subrogation.  Subject to the payment in full in cash of all Senior Debt and the termination of all obligations (if any) of the Agent or any Bank to extend credit to the Company pursuant to the Senior Debt Documents, the Subordinated Creditor shall be subrogated to the rights of the Banks to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash.  For purposes of such subrogation, no payments or distributions to the Banks of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2, to the Banks by the Subordinated Creditor, shall, as between the Company, its creditors other than the Banks, and the Subordinated Creditor, be deemed to be a payment or distribution by the Company to or on account of the Subordinated Debt.

2.06           No Waiver of Subordination Provisions.  No right of the Agent or any Bank to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by the Agent or any Bank (except to the extent required herein), or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Agent or any Bank may have or be otherwise charged with.

2.07           Enforcement.

(a)           So long as any Senior Debt shall be outstanding or any Bank has any obligation to extend credit to the Company under the Empire Credit Agreement:

(i)            the Subordinated Creditor shall not, except as expressly otherwise provided in this Agreement, (A) ask, demand, sue for, take or receive, or retain, from the Company by setoff or in any other manner, payment or prepayment of all or any part of the Subordinated Debt; (B) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; (C) forgive, cancel or discharge, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Debt; (D) subordinate all or any part of the Subordinated Debt to any indebtedness other than the Senior Debt; (E) subordinate all or any part of the Liens securing all or any part of the Subordinated Debt to the Liens securing any indebtedness other than the Senior Debt; (F) ask, demand or receive any security (other than the Collateral) for the Subordinated Debt; (G) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Subordinated Creditor is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); (H) amend any agreement or instrument governing the Empire Guaranty or any collateral security therefor; (I) declare the Subordinated Debt due and payable by reason of any default or for any other reason; (J) contest, protest or object to any foreclosure proceeding or action brought by the Agent or any other exercise by the Agent of any rights and remedies relating to the Collateral or otherwise; (K) commence, or participate with others in commencing, any Insolvency Proceeding with respect to the Company; or (L) object to the forbearance by the Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

5

(ii)            the Company shall not, except as expressly otherwise provided in this Agreement, (A) make any payment or prepayment of all or any part of the Subordinated Debt; (B) accept any forgiveness, cancellation of or discharge of, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Debt; (C) grant any security (other than the Collateral) for the Subordinated Debt; (D) amend any agreement or instrument governing the Empire Guaranty or any collateral security therefor; or (E) take any other action in contravention of this Agreement; and

(iii)            the Agent shall, except as otherwise expressly provided herein, have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Subordinated Creditor.

(b)           The Subordinated Creditor agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Senior Debt shall have been paid in cash in full.  Without limiting the generality of the foregoing, unless and until the Senior Debt shall have been paid in cash in full the sole right of the Subordinated Creditor with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Subordinated Debt Documents for the period and to the extent granted therein and after the payment in full of the Senior Debt, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Subordinated Debt Documents.

(c)           The Subordinated Creditor (i) agrees that it will not take any action that would hinder any exercise of remedies under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it may have as a junior lien creditor (other than the right to receive the proceeds of such sale, lease, exchange, transfer or other disposition after the payment in full in cash of the Senior Debt) or otherwise to object to the manner in which the Agent seeks to enforce or collect the Senior Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Agent is adverse to the interest of the Subordinated Creditor.

(d)           The Subordinated Creditor hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents shall be deemed to restrict in any way the rights and remedies of the Agent with respect to the Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)           The Subordinated Creditor agrees that any Lien that it has on any inventory held by Imbali Metals Bvba on consignment for the Company is subordinated to the Lien on such inventory securing the Senior Debt as provided in this Agreement.

6

2.08           Plan of Reorganization.  The Agent and the Banks, on the one hand, and the Subordinated Creditor, on the other hand, shall be entitled to vote as separate classes with respect to any plan of reorganization in connection with any Insolvency Proceeding; provided that the Subordinated Creditor agrees that it will not take any action or vote in any way which supports any plan of reorganization that is inconsistent with the terms of this Agreement.

2.09           Subordinated Debt Remedies.  Notwithstanding the foregoing, the Subordinated Creditor may:

(a)           file a proof of claim with respect to the Subordinated Debt if an Insolvency Proceeding has been commenced by or against the Company;

(b)           take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Debt, or the rights of the Agent or the holders of the Senior Debt to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(c)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowances of the claims of the Subordinated Creditor, including any claims secured by Collateral, if any, in each case in accordance with the terms of this Agreement;

(d)           file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Company in connection with any Insolvency Proceeding, but only if such pleading, objection, motion or agreement is not inconsistent with the terms of this Agreement; and

(e)           vote on any plan of reorganization, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Debt and Collateral.

2.10           Adequate Protection.  If, in any Insolvency Proceeding, the holders of the Senior Debt (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of cash collateral, then the Subordinated Creditor may seek or request adequate protection in the form of a Lien on such additional Collateral (and may not in any other circumstance seek or request adequate protection in the form of a Lien), which Lien will be subordinated to the Liens securing the Senior Debt and such cash collateral use on the same basis as the other Liens securing the Subordinated Debt are so subordinated to the Senior Debt under this Agreement.

SECTION 3

REPRESENTATIONS AND WARRANTIES.

The Subordinated Creditor represents and warrants to the Banks and the Agent that:

3.01           Corporate Existence.  The Subordinated Creditor is a bank duly organized and validly existing under the laws of the Kingdom of Belgium.

7

3.02           No Breach.  None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organization documents of the Subordinated Creditor, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subordinated Creditor is a party or by which the Subordinated Creditor is bound or to which the Subordinated Creditor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subordinated Creditor pursuant to the terms of any such agreement or instrument.

3.03           Action; Execution and Delivery.  The Subordinated Creditor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subordinated Creditor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Subordinated Creditor and constitutes the legal, valid and binding obligation of the Subordinated Creditor, enforceable in accordance with its terms.  The Subordinated Creditor has, independently and without reliance on the Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

3.04           Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Subordinated Creditor of this Agreement or for the validity or enforceability hereof.

3.05           Collateral.  Other than Collateral, no Liens exist to secure any of the Subordinated Debt.

3.06           Note.  The Subordinated Creditor has delivered to the Agent a true, correct and complete copy of the Subordinated Debt Documents (including all amendments and supplements thereto) as in effect on the date hereof.  The Empire Guarantee bears a legend that it is subject to this Agreement.

SECTION 4

AGREEMENTS.

The Company and the Subordinated Creditor hereby agree that, until the payment of the Subordinated Debt in cash in full and the termination of all obligations (if any) of the Banks to extend credit to the Company under the Credit Agreements:

4.01           Legend.  The Empire Guarantee, including any replacement thereof or substitution therefor, shall bear a legend that it is subject to this Agreement.

4.02           Actions by Agent and Banks.  The Agent and the Banks may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor, (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt or the security therefor, or otherwise amend in any manner any Senior Debt Document; (b) exercise or refrain from exercising any rights against the Company and others; (c) apply any sums by whomsoever paid or however realized to the Senior Debt; (d) sell, exchange, release, surrender, realize upon or otherwise deal in any manner and in any order any property whatsoever and by whomsoever at any time subject to a Lien to secure the Senior Debt; (e) release any Person liable in any manner for the payment or collection of any part of the Senior Debt, and (f) sell or compromise all or any part of the Senior Debt, and subordinate the payment of any part of the Senior Debt to the payment of any other indebtedness (including any other part of the Senior Debt).  No invalidity, irregularity or unenforceability of all or any part of the Senior Debt or any Lien securing the Senior Debt shall affect, impair or be a defense to this Agreement.

8

4.03           Collateral.  No Lien (other than on the Collateral) will arise or will be taken in the future to secure any Subordinated Debt.

4.04           Recovery of Funds.  If at any time all or any part of any payment previously applied by the Agent or the Banks to the Senior Debt must be returned by the Agent or any Bank, or recovered from the Agent or any Bank, for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, the Company agrees to indemnify the Agent and each Bank against, and to same and hold each of them harmless from any required return by it, or recovery from it, of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

4.05           Further Assurances.  Each of the Company and the Subordinated Creditor agrees that it will, and its expense and at any time and from time to time, promptly execute, acknowledge and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby.

4.06           Expenses.  The Company agrees upon demand to pay to the Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Agent or any Bank may incur in connection with (a) the administration of this Agreement; (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (c) the failure by the Subordinated Creditor or the Company to perform or observe any of the provisions of this Agreement.

SECTION 5

MISCELLANEOUS.

5.01           No Waiver.  No failure on the part of the Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02           Governing Law.  this Agreement will be deemed to be a contract made under and governed by the internal laws of the state of New York (including for such purpose sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

5.03           Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its (or his or her, as the case may be) name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

5.04           Waivers, Etc.  The terms of this Agreement may be waived, altered or amended (as to the Subordinated Creditor) only by an instrument in writing duly executed by the Subordinated Creditor and (as to the Agent and the Banks) by the Agent.  Any such amendment or waiver shall be binding upon the Agent and each Bank (and each other holder of Senior Debt) and the Subordinated Creditor.

9

5.05           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinated Creditor, the Agent and each Bank.

5.06           Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.07           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.08           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the day and year first above written.

SUBORDINATED CREDITOR ING BELGIUM S.A./N.V.

By:
Name:
Title:

By:
Name:
Title:

COMPANY EMPIRE RESOURCES, INC.

By:
Sandra R. Kahn, Vice President

10

AGENT COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent

By:
Kimberly Oates, Executive Director

By:
Brett D. Delfino, Executive Director

11

EXHIBIT I
TO
EMPIRE RESOURCES INC.
CREDIT AGREEMENT

Borrowing Request

Borrowing Request

Coöperatieve Centrale
Raiffeisen-Boerenleenbank B.A.
"Rabobank Nederland",
New York Branch, as agent

c/o Rabo Support Service, Inc.
10 Exchange Place, 16th Floor
Jersey City, NJ  07302-3913
Phone No.:              201.499.5436
Fax No.:                   914.304.9327
Attention:               Sui Price

With a copy to:

Rabobank Nederland
245 Park Avenue
New York, NY  10167
Phone No.               (212) 916-7933
Fax No.
Attention:               Kimberly Oates

and each Bank

Ladies and Gentlemen:

The undersigned is an authorized officer of Empire Resources, Inc. (the "Company") and is authorized to make and deliver this Borrowing Request pursuant to that certain Credit Agreement (as amended, the "Agreement") dated as of April 28, 2011 among Company, the banks named therein and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Agent").  All terms defined in the Credit Agreement shall have the same meaning herein.  In accordance with the Credit Agreement, the Company hereby (check which ever is applicable):

___           1.           Requests that the Banks make an advance under the Revolving Loan Commitments which shall be a Base Rate Loans in the amount of $ _________ on __________.

___           2.           Requests that the Banks make an advance on __________under the Revolving Loan Commitments as Eurodollar Loans with the amount of each Eurodollar Loans and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

1

___         3.           Requests that the Banks make an advance on __________under the Revolving Loan Commitments as Money Market Loans with the amount of each Money Market Loan and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ days
2.	_____ days
3.	_____ days
4.	_____ days

___         4.           Requests that the Swing Line Bank make an advance under the Swing Line Commitment in the amount of $__________ on __________.

5.           Requests that _________ issue a Letter of Credit in the form attached hereto as Exhibit A with an original face amount of $__________ on __________.

6.           Requests that the Acceptance Bank create an acceptance in the amount of $__________ on __________ and on the terms described on Exhibit B hereto (Exhibit B to set forth the tenor, type and CIF value of the goods, date of shipment of goods, city and country of origin and city and state of destination).

In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent and the Banks that the following statements are true and correct:

(i)           The representations and warranties contained in Section 7 of the Credit Agreement and in each of the other Basic Documents are true and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date except for any representation or warranty limited by its terms to a specific date.

(ii)           No Default exists or would result from the extension of credit requested hereunder.

(iii)           After giving effect to the credit extended pursuant to this request, the aggregate amount of Credit Exposure does not exceed the lesser of the Borrowing Base (plus if applicable, with respect to any commercial Letter of Credit requested hereby to be issued to secure the purchase price of Inventory, 80% the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued) or the Revolving Loans Commitments;

2

Obligations	Totals
a. Current Revolving Loans	$
b. Requested Revolving Loans	$
c. Total Revolving Loans	$
d. Current Swing Line Loans	$
e. Requested Swing Line Loans	$
f. Total Swing Line Loans	$
g. Current Letter of Credit Liabilities	$
h .Requested Letter of Credit Liabilities	$
i. Total Letter of Credit Liabilities	$
j. Current Acceptance Liabilities	$
k. Requested Acceptance Liabilities	$
l. Total Acceptance Liabilities	$
m. Total Current Obligations (Sum of Lines a., d., g. and j.)	$
n. Total Requested Obligations (Sum of Lines b., e,. h and k)	$
o. Total Obligations After Request (Sum of Lines c., f., i. and l)	$
p. Aggregate Borrowing Base (from most recent Borrowing Base Report)	$
q.         Plus with respect to any commercial Letter of Credit requested hereby to be issued to secure the purchase price of Inventory, 80% the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued
$
r. Total Aggregate Availability (sum of p plus q).
s. Availability after request (sum of r minus 0)

All information supplied hereon is true, correct, and complete as of the date hereof.

Company: EMPIRE RESOURCES, INC.

By:
Name:
Title:

Dated as of:  _______________
(insert proposed date of the
requested extension of credit)

3

EXHIBIT J
TO
EMPIRE RESOURCES INC.
CREDIT AGREEMENT

Notice of Prepayment, Continuation or Conversion

Notice of Prepayment, Continuation or Conversion

Coöperatieve Centrale
Raiffeisen-Boerenleenbank B.A.
"Rabobank Nederland",
New York Branch, as agent

c/o Rabo Support Service, Inc.
10 Exchange Place, 16th Floor
Jersey City, NJ  07302-3913
Phone No.:              201.499.5436
Fax No.:                   914.304.9327
Attention:               Sui Price

With a copy to:

Rabobank Nederland
245 Park Avenue
New York, NY  10167
Phone No.               (212) 916-7933
Fax No.
Attention:               Kimberly Oates

and each Bank

Ladies and Gentlemen:

The undersigned is an authorized officer of Empire Resources, Inc. (the "Company") and is authorized to make and deliver this notice pursuant to that certain Credit Agreement (as amended, the "Agreement") dated as of April 28, 2011 among Company, the banks named therein and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Agent").  All terms defined in the Credit Agreement shall have the same meaning herein.

____           The Company hereby gives Agent notice of prepayment of a Loan. Details of this prepayment are set forth on Schedule 1 hereto.

____           The Company hereby gives Agent notice of the continuation of a Eurodollar Loan.  Details of this Continuation are set forth on Schedule 2 hereto.

____           The Company hereby gives Agent notice of the continuation of a Money Market Loan.  Details of this Continuation are set forth on Schedule 2 hereto.

____           The Company hereby gives Agent notice of the conversion of a Loan from one Type to another Type.  Details of this Conversion are set forth on Schedule 3 hereto.

In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent and the Banks that the following statements are true and correct:

1

(a)           The representations and warranties contained in Section 7 of the Credit Agreement and in each of the other Basic Documents are true and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b)           No Default exists or would result from the request made hereunder.

Company: EMPIRE RESOURCES INC.

By:
Name:
Title:

Dated as of:  _________________

2

SCHEDULE 1

NOTICE OF PREPAYMENT

1.	The date of prepayment is ______________ __, 20__.3

2.	The aggregate amount of the prepayment is $_____________.

3.	The prepayment should be applied as follows:

___Revolving Loan in the amount of $___________ (minimum amount of $1,000,000 and $250,000 increments for all Eurodollar Loans; minimum of $250,000 or multiples of $50,000 in excess thereof in the case of Base Rate Loans and $1,250,000 or multiples of $50,000 in excess there of in the case of Money Market Loans)

___Swing line Loan in the amount of $___________ (minimum amount of $500,000 and $25,000 increments)

3 Notice by 12:00 noon on the Business Day of the proposed prepayment is required for prepayments of Base Rate Loans, Swing Line Loans and Money Market Loans. Three Business Days notice is required for prepayments of Eurodollar Loans.

SCHEDULE 2

NOTICE OF CONTINUATION

1.	The Continuation Date is ______ __, 20__.4

2.	The aggregate amount of the Eurodollar Loans to be continued is $__________.

3.	The Eurodollar Loans to be continued should be continued as a Eurodollar Loans in the amounts and with the Interest Period specified below:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

4.	The aggregate amount of the Money Market Loans to be continued is $__________.

3.	The Money Market Account to be continued should be continued as a Money Market Loan in the amounts and with the Interest Period specified below:

Amount	Interest Period	Maturity Date
1.	_____ days
2.	_____ days
3.	_____ days
4.	_____ days

4 Notice by 1:00 P.M. on the Business Day of the proposed continuation is required for Base Rate Accounts and three Business Days notice is required for a continuation of a Libor Account.

SCHEDULE 3

NOTICE OF CONVERSION

1.	The Conversion Date is ______ __, 20__.5

2.	The aggregate amount of the Loans to be converted is $__________.

3.	The Account to be converted is currently a:

____	[Base Rate Loan] [Eurodollar Loan] [Money Market Loan] and should be converted into:

___	Base Rate Loans in the amount of $ _________;

___	Eurodollar Loans with the amount of each Eurodollar Loan and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

___	Money Market Loans with the amount of each Money Market Loan and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ days
2.	_____ days
3.	_____ days
4.	_____ days

5 A Conversion can only occur on the last day of the Interest Period applicable to a Eurodollar Loan or a Money Market Loan. Notice by 12:00 noon on the Business Day of the proposed conversion is required for Base Rate Loans or Money Market Loans and three Business Days notice is required for a conversion into a Eurodollar Loans.

EXHIBIT K
TO
EMPIRE RESOURCES INC.
CREDIT AGREEMENT

Subordination Terms

Pre-approved terms of the unsecured and un-guaranteed Subordinated Debt:

1.           Maturity Date.  Maturity date of the Subordinated Debt must be at least six months after the Revolving Credit Commitment Termination Date.

2.           Principal Payments.  No payment of principal on the Subordinated Debt will be permitted until all the Loan Obligations have been paid in full and all Commitments terminated.

3.           Interest Payments.  Payments of interest on the Subordinated Debt will be permitted subject to the subordination provisions described below.  Interest payment will be due under the Subordinated Debt quarterly or semi-annually, but in any event, not more frequently than at least 30 days after each Quarterly Date.

4.           Covenants.  The covenants governing the Subordinated Debt will be less restrictive than the covenants governing the Loan Obligations, will permit the Agent to obtain Liens on the assets of the Obligors and their Subsidiaries without the consent or approval of the holders of the Subordinated Debt and will not place any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distribution; (b) subject to subordination provisions, pay any Indebtedness owed to the Company or any Subsidiary; (c) make loans or advances to the Company or any Subsidiary; or (d) transfer any of its property or assets to Company or any Subsidiary.

5.           Event of Default.  The Subordinated Debt cannot be cross defaulted to the Basic Documents, but it can contain a cross-acceleration.  The events of default will not be more onerous or restrictive than the Events of Default.

6.           Subordination Provisions.

(a)           Senior Debt.  For purposes of the subordination provisions, the senior debt will be defined to include all Obligations (including any post petition interest, fees and expenses whether or not allowed under applicable insolvency laws).

(b)           Payments on Subordinated Debt.  No payments may be made on the Subordinated Debt prior to the payment in full in cash of the senior debt; except that prior to the occurrence of a payment default on the senior debt or the occurrence of an insolvency event or prior to subordinated creditor's receipt of a notice from Agent that a covenant default has occurred under the senior debt, cash payments in respect of interest which accrues on the Subordinated Debt may be made.

(c)           Senior Debt Payment Defaults and Insolvency Events.  When a payment default on the senior debt or an insolvency event has occurred, no payments may be made on the Subordinated Debt until the senior debt is paid in full in cash or such payment default is cured or waived.

1

(d)           Senior Debt Covenant Default.  When the subordinated creditor has received a notice that a senior debt covenant default has occurred, no payments may be made or accepted on the Subordinated Debt unless or until: (i) the senior covenant default has been cured or waived, (ii) the senior debt shall have been paid in full in cash, or (iii) 180 days shall have elapsed from the date the default notice shall have been given and no payment default nor any insolvency event exists.

(e)           Limitation on Sub Debt Actions.  The subordinated creditor will not commence or join in any enforcement actions against the Company or any property of the Company to recover all or any part of the Subordinated Debt unless the following conditions are satisfied: (i) the Agent shall have commenced enforcement actions against the Company or its property; and (ii) the subordinated creditor shall have provided the Agent 30 days prior notice; provided that the subordinated creditor shall not be prohibited as a result of the forgoing provisions from filing proofs of debt or claim in bankruptcy proceedings initiated by others.

(f)           Subordination of Liens.  The Subordinated Debt shall not be secured.  However, to the extent that the subordinated creditor obtains any liens or other interest in any assets of the Company, such liens or other interests shall be subject and subordinate to the Liens and interest of the Agent and the Banks in such assets.

(g)           Senior Creditor Rights.  The Agent will have the power to file proofs of claim with respect to the Subordinated Debt and vote any such claim if the subordinated creditor fails to do so prior to the applicable bar date.

(h)           Subordinated Debt Limitations.  The subordinated creditor shall be permitted to change the terms of the Subordinated Debt without the consent of the Agent and the Banks provided that the subordinated creditor will be prohibited from: (i) increasing the interest rate on the Subordinated Debt; (ii) amending the dates that principal or interest is due if the effect of the amendment is to accelerate the due dates; and (iii) changing or adding covenants or events of default that are more onerous and restrictive than those in the Basic Documents or imposing redemption, prepayment or similar provisions.

2

SCHEDULE A
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Commitments

Banks	Commitment	Revolving Loan Commitment Percentage
Rabobank	$45,000,000.00	22.5000%
JPMorgan	$40,000,000.00	20.0000%
BNP Paribas	$25,000,000.00	12.5000%
ABN AMRO Capital LLC	$25,000,000.00	12.5000%
RBS Citizens, National Association	$25,000,000.00	12.5000%
Société Générale	$25,000,000.00	12.5000%
Brown Brothers Harriman & Co.	$15,000,000.00	7.5000%
Total	$200,000,000.00	100.0000%

SCHEDULE I
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Indebtedness

1.           The Imbali Facility and the Imbali Guaranty.

2.           The Quad Avenue Loan Agreement and any Guarantee by the Company of the Indebtedness outstanding thereunder.  The principal amount outstanding thereunder does not exceed $2,000,000.

SCHEDULE II
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Investments

1.           Imbali Guaranty.

2.           The Company's Guarantee of the Quad Avenue Loan Agreement.

SCHEDULE III
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Persons Holding Equity Interest	Authorized Equity Interest	Outstanding Equity Interest	Percentage of Ownership	Dormant Subsidiary?
Empire Resources Pacific, Ltd.	Delaware	Empire Resources, Inc.	1,000 shares of common stock	100 shares of common stock	100%	No
Imbali Metals Bvba	Belgium	Empire Resources, Inc.	1,000 shares	1,000 shares	100%	No
6900 Quad Avenue, LLC	Delaware	Empire Resources, Inc.	n/a	n/a	100%	No

SCHEDULE IV
TO
EMPIRE RESOURCES, INC.
CREDIT AGREEMENT

Existing Letters of Credit

JP Morgan Ref	Empire Ref	Beneficiary Name	Open Date	Expiry Date	Ship Date		Outstanding	USD Equivalent

IRII-476320	476320		03/09/11	04/30/11	04/15/11	USD	300,150.00	300,150.00
IRII-476901	476901		04/14/11	06/14/11	05/31/11	USD	5,750,000.00	5,750,000.00
							USD Total:	6,050,150.00

EMPIRE RESOURCES INC.
IRII-476160	476160	ZHENGZHOU MINGTAI INDUSTRY CO., LTD	02/09/11	04/14/11	03/31/11	USD	356,749.25	356,749.25
IRII-476162	476162	HENAN FOUNDER BEYOND INDUSTRYCO,LTD	02/15/11	05/31/11	05/15/11	USD	9,830,030.10	9,830,030.10
IRII-476163	476163	PT.ALUMINDO LIGHT METAL	02/18/11	04/19/11	04/05/11	USD	439,063.59	439,063.59
IRII-476164	476164	EVER LASTING STAINLESS STEEL	03/01/11	05/14/11	04/30/11	USD	192,350.07	192,350.07
IRII-476215	476215	PT.ALUMINDO LIGHT METAL	03/01/11	05/14/11	04/30/11	USD	96,566.25	96,566.25
IRII-476216	476216	POSCO VST CO., LTD	03/03/11	04/14/11	03/31/11	USD	589,875.00	589,875.00
IRII-476217	476217	THE ALUMINIUM CO. OF EGYPT	03/03/11	03/10/11	02/28/11	USD	1,862,038.47	1,862,038.47
IRII-476218	476218	THE ALUMINIUM CO. OF EGYPT	03/11/11	04/14/11	03/31/11	USD	71,555.00	71,555.00
IRII-476219	476219	ZENITH BIRLA (INDIA) LIMITED	03/01/11	06/30/11	06/15/11	USD	82,709.94	82,709.94
IRII-476321	476321	HUAXI ALUMINIUM CO., LTD	03/03/11	04/14/11	03/31/11	USD	37,477.25	37,477.25
IRII-476322	476322	LU QIN (HONG KONG) COMPANY LIMITED	03/10/11	06/09/11	05/15/11	USD	5,126,489.09	5,126,489.09
IRII-476323	476323	CHALCO HENAN ALUMINIUM FABRICATION	03/15/11	06/20/11	05/30/11	USD	5,894,513.86	5,894,513.86
IRII-476420	476420	HENAN FOUNDER BEYOND INDUSTRYCO,LTD	03/28/11	05/14/11	04/30/11	USD	181,125.00	181,125.00
IRII-476423	476423	LU QIN (HONG KONG) COMPANY LIMITED	03/10/11	06/09/11	05/15/11	USD	873,912.60	873,912.60
IRII-476424	476424	ZHENGZHOU MINGTAI INDUSTRY CO., LTD	03/14/11	05/31/11	05/20/11	USD	378,703.05	378,703.05
IRII-476500	476500	POSCO VST CO., LTD	03/22/11	05/14/11	04/30/11	USD	182,600.00	182,600.00
IRII-476501	476501	HUAXI ALUMINIUM CO., LTD	03/21/11	05/14/11	04/30/11	USD	349,891.87	349,891.87
IRII-476502	476502	NOVELIS KOREA LIMITED ULSAN PLANT	03/23/11	04/30/11	04/15/11	USD	55,924.27	55,924.27
IRII-476503	476503	HENAN FOUNDER BEYOND INDUSTRYCO,LTD	04/26/11	05/30/11	05/10/11	USD	6,285,278.67	6,285,278.67
IRII-476504	476504	PT.ALUMINDO LIGHT METAL	03/18/11	05/14/11	04/30/11	USD	2,071,354.57	2,071,354.57

1

JP Morgan Ref	Empire Ref	Beneficiary Name	Open Date	Expiry Date	Ship Date		Outstanding	USD Equivalent
IRII-476575	476575	PT.ALUMINDO LIGHT METAL	03/28/11	05/14/11	04/30/11	USD	60,700.20	60,700.20
IRII-476576	476576	FENG HSIN IRON AND STEEL CO., LTD	03/24/11	06/14/11	05/31/11	USD	102,487.00	102,487.00
IRII-476578	476578	HENAN FOUNDER BEYOND INDUSTRYCO,LTD	04/07/11	06/14/11	05/31/11	USD	73,920.00	73,920.00
IRII-476579	476579	LU QIN (HONG KONG) COMPANY LIMITED	04/07/11	06/25/11	05/31/11	USD	1,077,639.70	1,077,639.70
IRII-476827	476827	YIEH CORPORATION LIMITED	04/12/11	06/14/11	05/31/11	USD	163,020.00	163,020.00
IRII-476828	476828	EVER LASTING STAINLESS STEEL	04/13/11	07/14/11	06/30/11	USD	97,038.30	97,038.30
IRII-477085	477085	PT.ALUMINDO LIGHT METAL	04/22/11	05/20/11	05/06/11	USD	4,600,000.00	4,600,000.00
IRII-516236	516236	PT.ALUMINDO LIGHT METAL	11/15/10	04/14/11	03/31/11	USD	45,317.83	45,317.83
IRII-520995	520995	ZENITH BIRLA (INDIA) LIMITED	12/09/10	05/14/11	04/23/11	USD	143,653.98	143,653.98
IRII-521131	521131	PT.ALUMINDO LIGHT METAL	12/17/10	05/14/11	04/30/11	USD	56,505.82	56,505.82
IRII-521265	521265	PROSPERITY TIEH ENTERPRISE CO., LTD	01/04/11	04/14/11	03/31/11	USD	4,597.30	4,597.30
IRII-521266	521266	DK CORPORATION	01/10/11	04/30/11	04/21/11	USD	419,127.91	419,127.91
IRII-521268	521268	TIANJIN FUREN STEEL TUBE CO., LTD.	01/04/11	04/14/11	03/31/11	USD	86,576.50	86,576.50
IRII-521313	521313	ZENITH BIRLA (INDIA) LIMITED	01/04/11	05/02/11	04/18/11	USD	89,270.34	89,270.34
IRII-521314	521314	DK CORPORATION	01/14/11	04/30/11	04/21/11	USD	450,620.72	450,620.72
IRII-521370	521370	PT.ALUMINDO LIGHT METAL	01/11/11	04/14/11	03/31/11	USD	94,108.23	94,108.23
IRII-521518	521518	PT.ALUMINDO LIGHT METAL	01/24/11	04/14/11	03/31/11	USD	20,942.27	20,942.27
IRII-521519	521519	PT.ALUMINDO LIGHT METAL	02/25/11	04/20/11	04/06/11	USD	7,394.97	7,394.97
IRII-521525	521525	PT.ALUMINDO LIGHT METAL	03/24/11	05/14/11	05/03/11	USD	1,946,531.40	1,946,531.40
IRII-521526	521526	PT.ALUMINDO LIGHT METAL	03/28/11	05/14/11	05/03/11	USD	678,573.82	678,573.82
IRII-521527	521527	PT.ALUMINDO LIGHT METAL	04/18/11	05/20/11	05/05/11	USD	3,162,500.00	3,162,500.00
IRII-521528	521528	PT.ALUMINDO LIGHT METAL	02/02/11	05/14/11	04/30/11	USD	61,299.92	61,299.92
IRII-521539	521539	HUAXI ALUMINIUM CO., LTD	03/01/11	04/14/11	03/31/11	USD	119,730.76	119,730.76
IRII-521600	521600	NIPPON STEEL TRADING CO., LTD.	01/31/11	05/14/11	04/30/11	USD	1,000,983.12	1,000,983.12
IRII-521601	521601	YIEH CORPORATION LIMITED	01/28/11	04/28/11	04/14/11	USD	5,323.69	5,323.69
IRII-521603	521603	THAINOX STAINLESS PUBLIC CO. LTD	02/03/11	04/21/11	03/31/11	USD	7,506.62	7,506.62
IRII-521604	521604	LU QIN (HONG KONG) COMPANY LIMITED	02/17/11	04/25/11	03/31/11	USD	496,996.50	496,996.50
RRRI-520465	520465	PT.ALUMINDO LIGHT METAL	10/22/10	04/14/11	03/31/11	USD	33,726.17	33,726.17
							USD Total :	50,064,300.97

							USD Grand Total:	56,114,450.97

2